As filed with the Securities and Exchange Commission on April 1, 2011
Registration Number 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CRYOPORT, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	3086	88-0313393
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)
20382 Barents Sea Circle
Lake Forest, California 92630
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Principal Executive Offices)
Larry G. Stambaugh
Chief Executive Officer
20382 Barents Sea Circle
Lake Forest, California 92630
(949) 470-2300
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service
Copies to:
Mark R. Ziebell, Esq.
Anthony Ippolito, Esq.
Snell & Wilmer L.L.P.
600 Anton Boulevard., Suite 1400
Costa Mesa, California 92626
Tel: (714) 427-7000
Fax: (714) 427-7799
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
     Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement will be used as a combined prospectus in connection with this Registration Statement, the Registration Statement on Form S-1 (File No. 333-162350), which was initial filed on October 6, 2009 and became effective on February 25, 2010 (the “First Prior Registration Statement”), and Registration Statement on Form S-1 (File No. 333-170027), which was initially filed on October 19, 2010 and became effective on December 29, 2010 (the “Second Prior Registration Statement”). This Registration Statement is a new registration statement and also constitutes Post-Effective Amendment No. 1 to the First Prior Registration Statement and Post-Effective Amendment No. 1 to the Second Prior Registration Statement. Such post-effective amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.
CALCULATION OF REGISTRATION FEE

		Proposed
	Amount to be	Maximum	Proposed Maximum
	Registered	Offering Price per	Aggregate Offering	Amount of
Title of Each Class of Securities to be Registered	(1)(10)	Share	Price	Registration Fee
Common Stock, $0.001 par value per share	(2)	See note (2)	See note (2)	See note (4)
Common Stock, $0.001 par value per share	(3)	See note (3)	See note (3)	See note (5)
Common Stock, $0.001 par value per share	13,362,089 (6)	$1.41 (8)	$18,840,545	$2,187
Common Stock, $0.001 par value per share	15,755,915 (7)	$1.41 (9)	$22,215,840	$2,580
Total securities registered for resale by selling security holders	29,118,004	$41,056,385		$4,767

(1)	Pursuant to Rule 429 under the Securities Act of 1933, as amended, and as further described herein, shares of common stock previously registered on the registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 6, 2009 (File No. 333-162350) (the “First Prior Registration Statement”) and the registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 19, 2010 (File No. 333-170027) (the “Second Prior Registration Statement”) are being included in this registration statement.

(2)	Consists of 1,666,667 shares of commons stock issuable upon the exercise of certain warrants to purchase common stock. These shares of common stock were previously registered on the First Prior Registration Statement.

(3)	Consists of 3,664,642 issued and outstanding shares of common stock and 6,493,865 shares of common stock issuable upon the exercise of certain warrants to purchase common stock offered by certain selling security holders. The shares of common stock were previously registered on the Second Prior Registration Statement.

(4)	The registration fee was previously paid in connection with the filing of the First Prior Registration Statement on October 6, 2009.

(5)	The registration fee was previously paid in connection with the filing of the Second Prior Registration Statement on October 19, 2010.

(6)	Represents outstanding shares of common stock offered by certain of the selling security holders.

(7)	Represents shares of common stock, issuable upon exercise of outstanding warrants, offered by certain of the selling security holders.

(8)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average high and low prices of the common stock of the registrant as reported on the OTC Bulletin Board on March 30, 2011.

(9)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(g) of the Securities Act. Represents the higher of (a) the exercise price of the warrants and (b) the offering price of the securities of the same class as the common stock underlying the warrants calculated in accordance with Rule 457(c).

(10)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional shares of common stock as may hereafter be issued with respect to the shares being registered hereby as a result of stock splits, stock dividends, recapitalizations or similar adjustments.
The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS, DATED APRIL 1, 2011
CRYOPORT, INC.
40,943,178 shares of Common Stock

This prospectus relates to the offering by the existing holders of our common stock named in this prospectus of 39,276,511 shares of our common stock, par value $0.001 per share, including 22,249,780 shares of our common stock issuable upon exercise of the warrants held by the selling security holders. These existing holders of our common stock are referred to as selling security holders throughout this prospectus.
This prospectus also relates to the issuance of 1,666,667 shares of common stock upon exercise of certain publicly traded warrants (the “Traded Warrants”), that were issued as part of a public offering of units (each unit consisting of one share of common stock and one warrant to purchase on share of common stock at an exercise price of $3.30 per share) and the resale of such shares of common stock.
It is anticipated that the selling security holders will sell these shares of common stock from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or at prices otherwise negotiated. We will not receive any proceeds from the sales of shares of common stock by the selling security holders. We have agreed to pay all fees and expenses incurred by us incident to the registration of our common stock, including SEC filing fees. Each selling security holder will be responsible for all costs and expenses in connection with the sale of their shares of common stock, including brokerage commissions or dealer discounts.
Our common stock and Traded Warrants are currently traded on the Over-The-Counter Bulletin Board, commonly known as the OTC Bulletin Board (“OTCBB”), under the symbols “CYRX” and “CYRXW.” As of March 30, 2011, the closing sale price of our common stock and Traded Warrants were $1.46 per share and $0.20 per Traded Warrant, respectively.
     Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page 5.
     Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is [             ], 2011.

     You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock and warrants offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock or warrants in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information incorporated by reference to this prospectus is correct as of any time after its date.

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PROSPECTUS SUMMARY
     This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our common stock and warrants. You should read this entire prospectus carefully, especially the risks of investing in our common stock and warrants discussed under “Risk Factors” beginning on page 5, and the consolidated financial statements and notes to those consolidated financial statements, before making an investment decision. CryoPort, Inc. is referred to throughout this prospectus as “CryoPort,” “we” or “us.”
Overview
     We are a provider of an innovative cold chain frozen shipping system dedicated to providing superior, affordable cryogenic shipping solutions that ensure the safety, status and temperature, of high value, temperature sensitive materials. We have developed cost effective reusable cryogenic transport containers (referred to as “shippers”) capable of transporting biological, environmental and other temperature sensitive materials at temperatures below minus 150° Celsius. These dry vapor shippers and shipping system are one of the first significant alternatives to dry ice shipping and achieve 10-plus day holding times compared to one to two day holding times with dry ice.
     Our value proposition comes from both providing safe transportation with an environmentally friendly, long lasting shipper, and through our value added services that offer a simple hassle-free solution for our customers. These value-added services include an internet-based web portal that enables the customer to initiate scheduling, shipping and tracking of the progress and status of a shipment, and provides in-transit temperature and custody transfer monitoring services of the shipper. The CryoPort service also provides a fully ready charged shipper containing all freight bills, customs documents and regulatory paperwork for the entire journey of the shipper to our customers at their pickup and delivery locations.
     Our principal focus has been the further development and commercial launch of CryoPort Express® Portal, an innovative IT solution for shipping and tracking high-value specimens through overnight shipping companies, and our CryoPort Express® Shipper, a dry vapor cryogenic shipper for the transport of biological and pharmaceutical materials. A dry vapor cryogenic shipper is a container that uses liquid nitrogen in dry vapor form, which is suspended inside a vacuum insulated bottle as a refrigerant, to provide storage temperatures below minus 150° Celsius. The dry vapor shipper is designed using innovative, proprietary, and patented technology which prevents spillage of liquid nitrogen and pressure build up as the liquid nitrogen evaporates. A proprietary foam retention system is employed to ensure that liquid nitrogen stays inside the vacuum container, even when placed upside-down or on its side, as is often the case when in the custody of a shipping company. Biological specimens are stored in a specimen chamber, referred to as a “well,” inside the container and refrigeration is provided by harmless cold nitrogen gas evolving from the liquid nitrogen entrapped within the foam retention system surrounding the well. Biological specimens transported using our cryogenic shipper can include clinical samples, diagnostics, live cell pharmaceutical products (such as cancer vaccines, semen and embryos, infectious substances) and other items that require and/or are protected through continuous exposure to frozen or cryogenic temperatures.
     During our early years, our limited revenue was derived from the sale of our reusable product line. Our current business plan focuses on per-use leasing of the shipping container and added-value services that will be used by us to provide an end-to-end and cost-optimized shipping solution to life science companies moving pharmaceutical and biological samples in clinical trials and pharmaceutical distribution.
     On January 13, 2010 we signed an agreement with Federal Express Corporation (“FedEx”) pursuant to which we will lease to FedEx such number of our cryogenic shippers that FedEx shall, from time to time, order for its customers. Under this agreement, FedEx has the right to and shall, on a non-exclusive basis, promote, market and sell transportation of our shippers and our related value-added goods and services, such as our data logger, web portal and planned CryoPort Express® Smart Pak System. On September 2, 2010 we entered into an agreement with DHL Express (USA), Inc. (“DHL”) that will give DHL life science customers direct access to our web-based order entry and tracking portal to order our CryoPort Express® Shipper and receive preferred DHL shipping rates. The agreement covers CryoPort shipping discounts that may be used to support our customers using the CryoPort Express® shipping solution. In connection with the agreement, we will integrate our proprietary web portal to DHL’s tracking and billing systems. Once this integration is completed, DHL life science customers will have a seamless way of shipping their critical biological material worldwide. The IT integration with DHL was completed during the Company’s fourth quarter of fiscal year 2011. During our third quarter we commenced joint calls with FedEx healthcare representatives to potential customers in key U.S. life science communities to both train FedEx representatives on the CryoPort Express® features and to initiate customer orders under the FedEx agreement. On January 24, 2011, we announced that FedEx had launched its FedEx Deep Frozen Shipping Solution using our CryoPort Express® Dry Shipper.

Corporate History and Structure
     We are a Nevada corporation originally incorporated under the name G.T.5-Limited (“GT5”) on May 25, 1990. In connection with a Share Exchange Agreement, on March 15, 2005 we changed our name to CryoPort, Inc. and acquired all of the issued and outstanding shares of common stock of CryoPort Systems, Inc., a California corporation, in exchange for 2,410,811 shares of our common stock (which represented approximately 81% of the total issued and outstanding shares of common stock following the close of the transaction). CryoPort Systems, Inc., which was originally formed in 1999 as a California limited liability company, and subsequently reorganized into a California corporation on December 11, 2000, remains the operating company under CryoPort, Inc.
Our Corporate Information
     Our principal executive offices are located at 20382 Barents Sea Circle, Lake Forest, California 92630. The telephone number of our principal executive offices is (949) 470-2300, and our main corporate website is www.cryoport.com. The information on, or that can be accessed through, our website is not part of this prospectus.
     We own, have rights to, or have applied for the service marks and trade names that we use in conjunction with our business, including CryoPort (both alone and with a design logo) and CryoPort Express® (both alone and with a design logo). All other trademarks and trade names appearing in this prospectus are the property of their respective holders.
THE OFFERING

Common stock being offered by the selling security holders	Up to 39,276,511 shares of our common stock, including 22,249,780 shares of our common stock issuable upon exercise of the warrants held by the selling security holders (1).

Common stock issuable upon exercise of the Traded Warrants	1,666,667 shares of common stock

Common stock outstanding prior to the offering	27,195,928 shares of common stock(2)

Common stock to be outstanding after the offering	51,112,375 shares of common stock(3)

Use of proceeds	We will not receive any proceeds from the sales of shares of common stock by the selling security holders. However, we will receive up to $22,632,332 in the aggregate from the cash exercise of the Traded Warrants and from the selling security holders if they exercise in full, on a cash basis, all of their unexercised warrants to purchase 22,249,780 shares of common stock issued to the selling security holders in connection with the February 2011 and August to October 2010 private placements. We will use such proceeds from the warrant exercises for working capital and other corporate purposes.

OTCBB symbol	Our common stock is currently traded on the OTCBB under the symbol “CYRX.”

Risk factors	Investing in our securities involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 5 of this prospectus and all other information in this prospectus before investing in our securities.

(1)	In connection with the our private placement in February 2011 and our private placement conducted from August 2010 to October 2010, we agreed to file a registration statement with the Securities and Exchange Commission no later than 90 and 60 days, respectively, after closing of such private placements and use our best efforts to cause them to become effective and remain effective until all securities covered by the registration statement either have been sold, under the registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

(2)	Based upon the total number of issued and outstanding shares as of March 15, 2011.

(3)	Based upon the total number of issued and outstanding shares as of March 15, 2011, including shares of our common stock issuable upon exercise of the warrants held by the selling security holders but excluding:
•	1,117,635 shares issuable upon the exercise of stock options outstanding at a weighted average exercise price of $1.18 as of March 15, 2011;

•	4,270,793 shares issuable upon exercise of outstanding warrants to purchase common stock (excluding the warrants held by the selling security holders and the Traded Warrants) at a weighted average exercise price of $3.59 as of March 15, 2011; and

•	1,010,189 shares issuable upon conversion of convertible debentures at a conversion price of $3.00 as of March 15, 2011.

SUMMARY FINANCIAL INFORMATION
     In the table below we provide you with historical consolidated financial data for the nine month periods ending December 31, 2010 and 2009 and the fiscal years ended March 31, 2010 and 2009, derived from our audited and unaudited consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical selected financial data, it is important that you read along with it the appropriate historical consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	For the		For the
	Nine Months Ended		Years Ended
	December 31,		March 31,
	2010	2009	2010	2009
	(‘000)	(‘000)	(‘000)	(‘000)
	(Unaudited)
Revenues	$375	$43	$118	$35
Cost of revenues	1,029	459	718	546

Gross loss	(654)	(416)	(600)	(511)
Costs and expenses:
Selling, general and administrative	3,138	2,198	3,312	2,387
Research and development	342	270	285	297

Total costs and expenses	3,480	2,468	3,597	2,684

Loss from operations	(4,134)	(2,884)	(4,197)	(3,195)
Other income (expense):
Interest income	11	7	8	32
Interest expense	(448)	(5,313)	(7,029)	(2,693)
Loss on sale of property and equipment	—	(1)	(9)	—
Change in fair value of derivative liabilities	277	3,107	5,577	—
Loss on extinguishment of debt	—	—	—	(10,847)

Total other (expense) income, net	(160)	(2,200)	(1,453)	(13,508)

Loss before income taxes	(4,294)	(5,084)	(5,650)	(16,703)
Income taxes	2	2	2	2

Net loss	$(4,296)	$(5,086)	$(5,652)	$(16,705)

Loss per common share, basic and diluted	$(0.40)	$(1.10)	$(1.13)	$(4.05)

	As of		As of
	December 31,		March 31,
	2010	2009	2010	2009
	(‘000)	(‘000)	(‘000)	(‘000)
	(Unaudited)
Assets	$4,137	$1,964	$4,777	$1,573

Liabilities	5,279	21,585	5,691	6,349

Total Stockholders’ Deficit	(1,142)	(19,621)	(914)	(4,776)

Liabilities and Stockholders’ Deficit	$4,137	$1,964	$4,777	$1,573

RISK FACTORS
     An investment in our shares of common stock involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the price of our shares of common stock and warrants could decline significantly and you may lose all or a part of your investment. Our forward-looking statements in this prospectus are subject to the following risks and uncertainties. Our actual results could differ materially from those anticipated by our forward-looking statements as a result of the risk factors below. See “Forward-Looking Statements.”
Risks Related to Our Business
We have incurred significant losses to date and may continue to incur losses.
     We have incurred net losses in each fiscal year since we commenced operations. The following table represents net losses incurred for the nine months ended December 31, 2010 and for each of our last two fiscal years:

Net Loss
Nine months ended December 31, 2010 (unaudited)	$4,295,261
Fiscal Year Ended March 31, 2010	$5,651,561
Fiscal Year Ended March 31, 2009	$16,705,151
     As of December 31, 2010, we had an accumulated deficit of $50,239,070. While we expect to continue to derive revenues from our current products and services, in order to achieve and sustain profitable operations, we must successfully commercialize and launch our CryoPort Express® System, significantly expand our market presence and increase revenues. We may continue to incur losses in the future and may never generate revenues sufficient to become profitable or to sustain profitability. Continuing losses may impair our ability to raise the additional capital required to continue and expand our operations.
Our auditors have expressed doubt about our ability to continue as a going concern.
     The Report of Independent Registered Public Accounting Firm to our March 31, 2010 consolidated financial statements includes an explanatory paragraph stating that the recurring losses and negative cash flows from operations since inception and our limited working capital and cash and cash equivalent balance at March 31, 2010 raise substantial doubt about our ability to continue as a going concern, though the going concern qualification was removed from our quarterly financial report on Form 10-Q for the period ending December 31, 2010 as a result of receiving $9,353,462 in gross proceeds from our most recent financing transactions in February 2011. The March 31, 2010 consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
If we are unable to obtain additional funding, we may have to reduce or discontinue our business operations.
     As of March 15, 2011, we had cash and cash equivalents of $9,670,989. We have expended substantial funds on the research and development of our products and IT systems. As a result, we have historically experienced negative cash flows from operations and we expect to continue to experience negative cash flows from operations in the future. Therefore, our ability to continue and expand our operations is highly dependent on the amount of cash and cash equivalents on hand combined with our ability to raise additional capital to fund our future operations.
     We anticipate, based on currently proposed plans and assumptions relating to our ability to market and sell our products (but not including any additional strategic relationships with global couriers), that our cash on hand, together with projected cash flows, will satisfy our operational and capital requirements at least through the fourth quarter of our fiscal year 2012. There are a number of uncertainties associated with our financial projections that could reduce or delay our future projected revenues and cash-inflows, including, but not limited to, our ability to complete the commercialization and launch of our CryoPort Express® System, launch our relationship with FedEx, increase our customer base and revenues and enter into strategic relationships with additional global couriers. If our projected revenues and cash-inflows are reduced or delayed, we may not have sufficient capital to operate through the fourth quarter of our fiscal year 2012 unless we raise more capital. Additionally, if we are unable to realize satisfactory revenue in the near future, we will be required to seek additional financing to continue our operations beyond that period. We will also require additional financing to expand into other markets and further develop and market our products. We have no current arrangements with respect to any additional financing. Consequently, there can be no assurance that any additional financing on commercially reasonable terms, or at all, will be available when needed. The inability to obtain additional capital may reduce our ability to continue to conduct business operations. Any additional equity financing may involve substantial dilution to our then existing stockholders. In addition, raising additional funding may be complicated by certain provisions in the securities purchase agreements and related transaction documents, as amended, entered into in connection with our prior convertible debenture financings.
If we are not successful in establishing strategic relationships with global couriers, we may not be able to successfully increase revenues and cashflow which could adversely affect our operations.
     We believe that our near term success is best achieved by establishing strategic relationships with global couriers, such as our recent agreements with FedEx and DHL. Such relationships will enable us to provide a seamless, end-to-end shipping solution to customers and allow us to leverage the couriers’ established express, ground and freight infrastructures and penetrate new markets with minimal investment. Further, we expect that the global couriers will utilize their sales forces to promote and sell our frozen shipping services. If we are not successful in launching our relationship with FedEx or DHL or establishing additional relationships with global couriers, our sales and marketing efforts will be significantly impacted and anticipated revenue growth will be substantially delayed which could have an adverse affect on our operations.
Our agreements with FedEx and DHL may not result in a significant increase in our revenues or cashflow.
     On January 13, 2010, we entered into an agreement with FedEx pursuant to which we will lease to FedEx such number of our cryogenic shippers that FedEx shall, from time to time, order for its customers. FedEx has the right to and shall, on a non-exclusive basis, promote, market and sell transportation of our shippers and our related value-added goods and services, such as our data logger, web portal and planned CryoPort Express® Smart Pak System. Because our agreement with FedEx does not contain any requirement that FedEx lease a minimum number of shippers from us during the term of the agreement, we may not experience a significant increase in our revenues or cashflows as a result of this agreement. Further, while we are working with FedEx to implement and launch our relationship, we may experience delays in such implementation which could adversely affect our revenues. On September 2, 2010, we entered into an agreement with DHL that will give DHL life sciences customers direct access to our web-based order entry and tracking portal to order our CryoPort Express® Shipper and preferred DHL shipping rates. Although the agreement provides shipping discounts that may be used to support our customers using our CryoPort Express® shipping solution, DHL will not be promoting, marketing or selling transportation of our shippers or services, which may not lead to any increase in our revenues.
Current economic conditions and capital markets are in a period of disruption and instability which could adversely affect our ability to access the capital markets, and thus adversely affect our business and liquidity.
     The current economic conditions and financial crisis have had, and will continue to have, a negative impact on our ability to access the capital markets, and thus have a negative impact on our business and liquidity. The shortage of liquidity and credit combined with substantial losses in worldwide equity markets could lead to an extended worldwide recession. We may face significant challenges if conditions in the capital markets do not improve and we do not achieve positive cash flow from operations. Our ability to access the capital markets may be severely restricted at a time when we need to access such markets, which could have a negative impact on our business plans, including the commercialization and launch of our CryoPort Express® System and other research and development activities. Even if we are able to raise capital, it may not be at a price or on terms that are favorable to us. We cannot predict the occurrence of future financial disruptions or how long the current market conditions may continue.

The sale of substantial shares of our common stock may depress our stock price.
     As of March 15, 2011, there were 27,195,928 shares of our common stock outstanding (including 17,026,731 shares being offered by the selling security holders). Substantially all of these shares of common stock are eligible for trading in the public market. The market price of our common stock may decline if our stockholders sell a large number of shares of our common stock in the public market, or the market perceives that such sales may occur.
     We could also issue up to 30,842,924 additional shares of our common stock including shares to be issued upon conversion of the outstanding balance of our convertible debentures and upon the exercise of outstanding warrants and options or reserved for future issuance under our stock incentive plans, as further described in the following table:

Number of Shares of
Common Stock
Issuable or Reserved
for Issuance
Common stock issuable upon conversion of the outstanding balance of our convertible debentures	1,010,189
Common stock issuable upon exercise of outstanding warrants, including the warrants held by selling security holders and the Traded Warrants	28,187,240
Common stock issuable upon exercise of outstanding options or reserved for future incentive awards under our stock incentive plans	1,645,495

Total	30,842,924

     Of the total options and warrants outstanding as of March 15, 2011, options and warrants exercisable for an aggregate of 23,194,535 shares of common stock would be considered dilutive to the value of our stockholders’ interest in CryoPort because we would receive upon exercise of such options and warrants an amount per share that is less than the market price of our common stock on March 15, 2011.
We will have difficulty increasing our revenues if we experience delays, difficulties or unanticipated costs in establishing the sales, distribution and marketing capabilities necessary to successfully commercialize our products.
     We are continuing to develop sales, distribution and marketing capabilities in the Americas, Europe and Asia. It will be expensive and time-consuming for us to develop a global marketing and sales network. Moreover, we may choose, or find it necessary, to enter into additional strategic collaborations to sell, market and distribute our products. We may not be able to provide adequate incentive to our sales force or to establish and maintain favorable distribution and marketing collaborations with other companies to promote our products. In addition, any third party with whom we have established a marketing and distribution relationship may not devote sufficient time to the marketing and sales of our products thereby exposing us to potential expenses in exiting such distribution agreements. We, and any of our third party collaborators, must also market our products in compliance with federal, state, local and international laws relating to the provision of incentives and inducements. Violation of these laws can result in substantial penalties. Therefore, if we are unable to successfully motivate and expand our marketing and sales force and further develop our sales and marketing capabilities, or if our distributors fail to promote our products, we will have difficulty increasing our revenues.
Our ability to grow and compete in our industry will be hampered if we are unable to retain the continued service of our key professionals or to identify, hire and retain additional qualified professionals.
     A critical factor to our business is our ability to attract and retain qualified professionals including key employees and consultants. We are continually at risk of losing current professionals or being unable to hire additional professionals as needed. If we are unable to attract new qualified employees, our ability to grow will be adversely affected. If we are unable to retain current employees or strategic consultants, our financial condition and ability to maintain operations may be adversely affected.

We are dependent on new products and services, the lack of which would harm our competitive position.
     Our future revenue stream depends to a large degree on our ability to bring new products and services to market on a timely basis. We must continue to make significant investments in research and development in order to continue to develop new products and services, enhance existing products and services, and achieve market acceptance of such products and services. We may incur problems in the future in innovating and introducing new products and services. Our development stage products and services may not be successfully completed or, if developed, may not achieve significant customer acceptance. If we are unable to successfully define, develop and introduce new, competitive products and services and enhance existing products and services, our future results of operations would be adversely affected. Development and manufacturing schedules for technology products and services are difficult to predict, and we might not achieve timely initial customer shipments of new products or launch of services. The timely availability of these products and services and their acceptance by customers are important to our future success. A delay in new or enhanced product or service introductions could have a significant impact on our results of operations.
     Because of these risks, our research and development efforts may not result in any commercially viable products or services. If significant portions of these development efforts are not successfully completed, or any new or enhanced products or services are not commercially successful, our business, financial condition and results of operations may be materially harmed.
If we successfully develop products and/or services, but those products and/or services do not achieve and maintain market acceptance, our business will not be profitable.
     The degree of acceptance of our CryoPort Express® Shipper and/or CryoPort Express® System, or any future product or services, by our current target markets, and any other markets to which we attempt to sell our products and services, and our profitability and growth will depend on a number of factors including, among others:
•	our shippers’ ability to perform and preserve the integrity of the materials shipped;

•	relative convenience and ease of use of our shipper and/or web portal;

•	availability of alternative products;

•	pricing and cost effectiveness; and

•	effectiveness of our or our collaborators’ sales and marketing strategy.
     If any products or services we may develop do not achieve market acceptance, then we may not generate sufficient revenue to achieve or maintain profitability.
     In addition, even if our products and services achieve market acceptance, we may not be able to maintain that market acceptance over time if new products or services are introduced that are more favorably received than our products and services, are more cost effective, or render our products obsolete.
We are dependent on an outside party for the continued development of our CryoPort Express® Portal
     Our proprietary CryoPort Express® Portal is a software system used by our customers and business partners to automate the entry of orders, prepare customs documentation and facilitate status and location monitoring of shipped orders while in transit. The continued development of this system is contracted with an outside software development company. If this developer becomes unable or unwilling to continue work on scheduled projects, and an alternative developer cannot be secured, we may not be able to implement needed enhancements to the system. Furthermore, if we terminate our agreement with this developer and cannot reach an agreement or fail to fulfill an agreement for the termination, we could lose our license to use this software. Failure to proceed with enhancements or the loss of our license for the system would adversely affect our ability to generate new business and serve existing customers, resulting in a reduction in revenue.
Our success depends, in part, on our ability to obtain patent protection for our products and business model, preserve our trade secrets, and operate without infringing the proprietary rights of others.
     Our policy is to seek to protect our proprietary position by, among other methods, filing United States patent applications related to our technology, inventions and improvements that are important to the development of our business. We have three issued U.S. patents and one recently filed provisional patent application, all relating to various aspects of our products and services. Our patents or provisional patent application may be challenged, invalidated or circumvented in the future or the rights granted may not provide a competitive advantage. We intend to vigorously protect and defend our intellectual property. Costly and time-consuming litigation brought by us may be necessary to enforce our patents and to protect our trade secrets and know-how, or to determine the enforceability, scope and validity of the proprietary rights of others.
     We also rely upon trade secrets, technical know-how and continuing technological innovation to develop and maintain our competitive position. In the past our employees, consultants, advisors and suppliers have not always executed confidentiality agreements and invention assignment and work for hire agreements in connection with their employment, consulting, or advisory relationships. Consequently, we may not have adequate remedies available to us to protect our intellectual property should one of these parties attempt to use our trade secrets or refuse to assign any rights he or she may have in any intellectual property he or she developed for us. Additionally, our competitors may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our proprietary technology, or we may not be able to meaningfully protect our rights in unpatented proprietary technology.
     We cannot assure you that our current and potential competitors and other third parties have not filed (or in the future will not file) patent applications for (or have not received or in the future will not receive) patents or obtain additional proprietary rights that will prevent, limit or interfere with our ability to make, use or sell our products either in the United States or internationally. In the event we are required to license patents issued to third parties, such licenses may not be available or, if available, may not be available on terms acceptable to us. In addition, we cannot assure you that we would be successful in any attempt to redesign our products or processes to avoid infringement or that any such redesign could be accomplished in a cost-effective manner. Accordingly, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing and selling our products or offering our services, which would harm our business.
     We are not aware of any third party that is infringing any of our patents or trademarks nor do we believe that we are infringing on the patents or trademarks of any other person or organization.
Our products may contain errors or defects, which could result in damage to our reputation, lost revenues, diverted development resources and increased service costs and litigation.
     Our products must meet stringent requirements and we must develop our products quickly to keep pace with the rapidly changing market. Products and services as sophisticated as ours could contain undetected errors or defects, especially when first introduced or when new models or versions are released. In general, our products may not be free from errors or defects after commercial shipments have begun, which could result in damage to our reputation, lost revenues, diverted development resources, increased customer service and support costs, and litigation. The costs incurred in correcting any product errors or defects may be substantial and could adversely affect our business, results of operations and financial condition.
If we experience manufacturing delays or interruptions in production, then we may experience customer dissatisfaction and our reputation could suffer.
     If we fail to produce enough shippers at our own manufacturing facility or at a third party manufacturing facility, or if we fail to complete our shipper recycling processes as planned, we may be unable to deliver shippers to our customers on a timely basis, which could lead to customer dissatisfaction and could harm our reputation and ability to compete. We currently acquire various component parts for our shippers from various independent manufacturers in the United States. We would likely experience significant delays or cessation in producing our shippers if a labor strike, natural disaster or other supply disruption were to occur at any of our main suppliers. If we are unable to procure a component from one of our manufacturers, we may be required to enter into arrangements with one or more alternative manufacturing companies which may cause delays in producing our shippers. In addition, because we depend on third party manufacturers, our profit margins may be lower, which will make it more difficult for us to achieve profitability. To date, we have not experienced any material delay that has adversely impacted our operations. As our business develops and the quantity of production increases, it becomes more likely that such problems could arise.
Because we rely on a limited number of suppliers, we may experience difficulty in meeting our customers’ demands for our products in a timely manner or within budget.
     We currently purchase key components of our products from a variety of outside sources. Some of these components may only be available to us through a few sources, however, management has identified alternative materials and suppliers should the need arise. We generally do not have long-term agreements with any of our suppliers. Consequently, in the event that our suppliers delay or interrupt the supply of components for any reason, we could potentially experience higher product costs and longer lead times in order fulfillment.
Our CryoPort Express® Portal may be subject to intentional disruption that could adversely impact our reputation and future revenues.
     We have implemented our CryoPort Express® Portal which is used by our customers and business partners to automate the entry of orders, prepare customs documentation and facilitate status and location monitoring of shipped orders while in transit. Although we believe we have sufficient controls in place to prevent intentional disruptions, we could be a target of attacks specifically designed to impede the performance of the CryoPort Express® Portal. Similarly, experienced computer programmers may attempt to penetrate our CryoPort Express® Portal in an effort to search for and misappropriate proprietary or confidential information or cause interruptions of our services. Because the techniques used by such computer programmers to access or sabotage networks change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques. Our activities could be adversely affected and our reputation, brand and future sales harmed if these intentionally disruptive efforts are successful.
Our products and services may expose us to liability in excess of our current insurance coverage.
     Our products and services involve significant risks of liability, which may substantially exceed the revenues we derive from them. We cannot predict the magnitude of these potential liabilities.
     We currently maintain general liability insurance, with coverage in the amount of $1 million per occurrence, subject to a $2 million annual limitation, and product liability insurance with a $1 million annual coverage limitation. Claims may be made against us that exceed these limits.
     Our liability policy is an “occurrence” based policy. Thus, our policy is complete when we purchased it and following cancellation of the policy it continues to provide coverage for future claims based on conduct that took place during the policy term. However, our insurance may not protect us against liability because our policies typically have various exceptions to the claims covered and also require us to assume some costs of the claim even though a portion of the claim may be covered. In addition, if we expand into new markets, we may not be aware of the need for, or be able to obtain insurance coverage for such activities or, if insurance is obtained, the dollar amount of any liabilities incurred could exceed our insurance coverage. A partially or completely uninsured claim, if successful and of significant magnitude, could have a material adverse effect on our business, financial condition and results of operations.

Complying with certain regulations that apply to shipments using our products can limit our activities and increase our cost of operations.
     Shipments using our products and services are subject to various regulations in the countries in which we operate. For example, shipments using our products may be required to comply with the shipping requirements promulgated by the Centers for Disease Control (“CDC”), the Occupational Safety and Health Organization (“OSHA”), the Department of Transportation (“DOT”) as well as rules established by the International Air Transportation Association (“IATA”) and the International Civil Aviation Organization (“ICAO”). Additionally, our data logger may be subject to regulation and certification by the Food and Drug Administration (“FDA”), Federal Communications Commission (“FCC”), and Federal Aviation Administration (“FAA”). We will need to ensure that our products and services comply with relevant rules and regulations to make our products and services marketable, and in some cases compliance is difficult to determine. Significant changes in such regulations could require costly changes to our products and services or prevent use of our shippers for an extended period of time while we seek to comply with changed regulations. If we are unable to comply with any of these rule or regulations or fail to obtain any required approvals, our ability to market our products and services may be adversely affected. In addition, even if we are able to comply with these rules and regulations, compliance can result in increased costs. In either event, our financial results and condition may be adversely affected. We depend on our business partners and unrelated and frequently unknown third party agents in foreign countries to act on our behalf to complete the importation process and to make delivery of our shippers to the final user. The failure of these third parties to perform their duties could result in damage to the contents of the shipper resulting in customer dissatisfaction or liability to us, even if we are not at fault.
If we cannot compete effectively, we will lose business.
     Our products, services and solutions are positioned to be competitive in the cold-chain shipping market. While there are technological and marketing barriers to entry, we cannot guarantee that the barriers we are capable of producing will be sufficient to defend the market share we wish to gain against current and future competitors. The principal competitive factors in this market include:
•	acceptance of our business model and a per use consolidated fee structure;

•	ongoing development of enhanced technical features and benefits;

•	reductions in the manufacturing cost of competitors’ products;

•	the ability to maintain and expand distribution channels;

•	brand name;

•	the ability to deliver our products to our customers when requested;

•	the timing of introductions of new products and services; and

•	financial resources.
     Current and prospective competitors have substantially greater resources, more customers, longer operating histories, greater name recognition and more established relationships in the industry. As a result, these competitors may be able to develop and expand their networks and product offerings more quickly, devote greater resources to the marketing and sale of their products and adopt more aggressive pricing policies. In addition, these competitors have entered and will likely continue to enter into business relationships to provide additional products competitive to those we provide or plan to provide.
We may not be able to compete with our competitors in the industry because many of them have greater resources than we do.
     We expect to continue to experience significant and increasing levels of competition in the future. In addition, there may be other companies which are currently developing competitive products and services or which may in the future develop technologies and products that are comparable, superior or less costly than our own. For example, some cryogenic equipment manufacturers with greater resources currently have solutions for storing and transporting cryogenic liquid and gasses and may develop storage solutions that compete with our products. Additionally, some specialty couriers with greater resources currently provide dry ice transportation and may develop other products in the future, both of which compete with our products. A competitor that has greater resources than us may be able to bring its product to market faster than we can and offer its product at a lower price than us to establish market share. We may not be able to successfully compete with a competitor that has greater resources and such competition may adversely affect our business.
Risks Relating to Our Current Financing Arrangements
Our outstanding convertible debentures impose certain restrictions on how we conduct our business. In addition, all of our assets, including our intellectual property, are pledged to secure this indebtedness. If we fail to meet our obligations to the debenture holders, our payment obligations may be accelerated and the collateral securing the indebtedness may be sold to satisfy these obligations.
     We issued convertible debentures in October 2007 (the “October 2007 Debentures”) and in May 2008 (the “May 2008 Debentures,” and together with the October 2007 Debentures, the “Debentures”). The Debentures were issued to four institutional investors and have an outstanding principal balance of $3,030,568 as of March 15, 2011. In addition, in October 2007 and May 2008, we issued to these institutional investors warrants to purchase, as of March 15, 2011, an aggregate of 3,055,097 shares of our common stock (without regard to beneficial ownership limitations contained in the transaction documents and certain anti-dilution provisions). As collateral to secure our repayment obligations to the holders of the Debentures we have granted such holders a first priority security interest in generally all of our assets, including our intellectual property.
     The Debentures, warrant agreements and related transactional documents (including subsequent amendments) contain various covenants that presently restrict our operating flexibility. Pursuant to the foregoing documents, we may not, among other things:
•	other than the reverse stock split we effected on February 5, 2010, which the holder of our Debentures consented to, effect future reverse stock splits of our outstanding common stock;

•	incur additional indebtedness, except for certain permitted indebtedness. Permitted indebtedness is defined to include lease obligations and purchase money indebtedness of up to an aggregate of $200,000 and indebtedness that is expressly subordinated to the Debentures and matures following the maturity date of the Debentures;

•	incur additional liens on any of our assets except for certain permitted liens including but not limited liens for taxes, assessments and government charges not yet due and liens incurred in connection with permitted indebtedness;

•	pay cash dividends;

•	redeem any outstanding shares of our common stock or any outstanding options or warrants to purchase shares of our common stock except in connection with the repurchase of stock from former directors and officers provided such repurchases do not exceed $100,000 during the term of the Debentures;

•	enter into transactions with affiliates other than on arms-length terms; and

•	make any revisions to the terms of existing contractual agreements for the Related Party Notes Payable and the Line of Credit (as each is referred to in our Form 10-Q for the period ended June 30, 2009).
     These provisions could have important consequences for us, including, but not limited to, (i) making it more difficult for us to obtain additional debt financing, or obtain new debt financing on terms favorable to us, because a new lender will have to be willing to be subordinate to the Debenture holders, (ii) causing us to use a portion of our available cash for debt repayment and service rather than other perceived needs, and/or (iii) impacting our ability to take advantage of significant, perceived business opportunities. Our failure to timely repay our obligations under the

Debentures, which require monthly principal payments of $200,000 and quarterly interest payments that commenced March 1, 2011 and which mature on August 1, 2012, or meet the covenants set forth in the Debentures and related transaction documents could give rise to a default under the Debentures or such transaction documents. In the event of an uncured default, all amounts owed to the holders may be declared immediately due and payable and the Debenture holders will have the right to enforce their security interest in the assets securing the Debentures. In such event, the Debenture holders could take possession of any or all of our assets in which they hold a security interest, and dispose of those assets to the extent necessary to pay off our debts, which would materially harm our business.
Certain of our existing stockholders own and have the right to acquire a substantial number of shares of common stock.
     As of March 15, 2011, our directors, executive officers and Debenture holders beneficially owned 4,817,724 shares (without regard to beneficial ownership limitations contained in certain warrants) of common stock assuming their exercise of all outstanding warrants, options and conversion of all convertible debt; or approximately 15.1% of our outstanding common stock. Of these shares of common stock, 2,059,680, or approximately 7.0% of our outstanding common stock, will be beneficially owned by Enable Growth Partners LP (and affiliated funds), and 2,005,606 shares, or approximately 6.9% of our outstanding common stock, will be owned by BridgePointe Master Fund, Ltd. (each calculated without regard to the shares of common stock that may be acquired by the other upon the exercise of its warrants and conversion of debt); provided, however, there are provisions in their warrant agreements that prohibit exercise of warrants to the extent that their respective beneficial ownership would exceed 4.99% as a result of such conversion or exercise (which limitation may be waived and increased to 9.99% upon not less than 61 days prior notice). As such, the concentration of beneficial ownership of our common stock may have the effect of delaying or preventing a change in control of CryoPort and may adversely affect the voting or other rights of other holders of our common stock.
Our stock and warrant price is and will continue to be volatile.
     The market price of our common stock has been and, along with the warrants is likely to be, highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including, but not limited to:
•	technological innovations or new products and services by us or our competitors;

•	additions or departures of key personnel;

•	sales of our common stock;

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	loss of any strategic relationship;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.
     You may consider any one of these factors to be material. The price of our common stock and warrants may fluctuate widely as a result of any of the above listed factors. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock and warrants.
If equity research analysts do not publish research or reports about our business or if they issue unfavorable commentary or downgrade our common stock and warrants, the price of our common stock and warrants could decline.
     The trading market for our common stock and warrants relies in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts. The price of our common stock and warrants could decline if one or more equity analyst downgrades our stock or if analysts issue other unfavorable commentary or cease publishing reports about us or our business.
We have not paid dividends on our common stock in the past and do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.
     We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the Board of Directors may consider the payment of any such dividends. In addition, we may not pay any dividends without obtaining the prior consent of the holders of our Debentures. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if the price of our common stock appreciates.
As a result of our recent 10-to-1 reverse stock split, the liquidity of our common stock and market capitalization could be adversely affected.
     On February 5, 2010, we effected a 10-to-1 reverse stock split. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. In addition, because the reverse split will significantly reduce the number of shares of our common stock that are outstanding, the liquidity of our common stock could be adversely affected and you may find it more difficult to purchase or sell shares of our common stock.
We may need additional capital, and the sale of additional shares of common stock or other equity securities could result in additional dilution to our stockholders.
     We believe that our current cash and cash equivalents and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs for a period of at least 12 months. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities, or debt securities convertible into equity securities, could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations.
Provisions in our bylaws and Nevada law might discourage, delay or prevent a change of control of our company or changes in our management and, as a result, may depress the trading price of our common stock.
     Provisions of our bylaws and Nevada law may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares of our common stock. The relevant bylaw provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions include advance notice requirements for stockholder proposals and nominations, and the ability of our Board of Directors to make, alter or repeal our bylaws.
     Absent approval of our Board of Directors, our bylaws may only be amended or repealed by the affirmative vote of the holders of at least a majority of our outstanding shares of capital stock entitled to vote.

     In addition, Section 78.438 of the Nevada Revised Statutes prohibits a publicly-held Nevada corporation from engaging in a business combination with an interested stockholder (generally defined as a person which together with its affiliates owns, or within the last three years has owned, 10% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder) unless the business combination is approved in a prescribed manner.
     The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.
Even though we are not incorporated in California, we may become subject to a number of provisions of the California General Corporation Law.
     Section 2115(b) of the California Corporations Code imposes certain requirements of California corporate law on corporations organized outside California that, in general, are doing more than 50% of their business in California and have more than 50% of their outstanding voting securities held of record by persons residing in California. While we are not currently subject to Section 2115(b), we may become subject to it in the future.
     The following summarizes some of the principal differences which would apply if we become subject to Section 2115(b).
     Under both Nevada and California law, cumulative voting for the election of directors is permitted. However, under Nevada law cumulative voting must be expressly authorized in the Articles of Incorporation and our Amended and Restated Articles of Incorporation do not authorize cumulative voting. If we become subject to Section 2115(b), we may be required to permit cumulative voting if any stockholder properly requests to cumulate his or her votes.
     Under Nevada law, directors may be removed by the stockholders only by the vote of two-thirds of the voting power of the issued and outstanding stock entitled to vote. However, California law permits the removal of directors by the vote of only a majority of the outstanding shares entitled to vote. If we become subject to Section 2115(b), the removal of a director may be accomplished by a majority vote, rather than a vote of two-thirds, of the stockholders entitled to vote.
     Under California law, the corporation must take certain steps to be allowed to provide for greater indemnification of its officers and directors than is provided in the California Corporation Code. If we become subject to Section 2115(b), our ability to indemnify our officers and directors may be limited by California law.
     Nevada law permits distributions to stockholders as long as, after the distribution, (i) the corporation would be able to pay its debts as they become due and (ii) the corporation’s total assets are at least equal to its liabilities and preferential dissolution obligations. Under California law, distributions may be made to stockholders as long as the corporation would be able to pay its debts as they mature and either (i) the corporation’s retained earnings equals or exceeds the amount of the proposed distributions, or (ii) after the distributions, the corporation’s tangible assets are at least 125% of its liabilities and the corporation’s current assets are at least equal to its current liabilities (or, 125% of its current liabilities if the corporation’s average operating income for the two most recently completed fiscal years was less than the average of the interest expense of the corporation for those fiscal years). If we become subject to Section 2115(b), we will have to satisfy more stringent financial requirements to be able to pay dividends to our stockholders. Additionally, stockholders may be liable to the corporation if we pay dividends in violation of California law.
     California law permits a corporation to provide “supermajority vote” provisions in its Articles of Incorporation, which would require specific actions to obtain greater than a majority of the votes, but not more than 66⅔ percent. Nevada law does not permit supermajority vote provisions. If we become subject to Section 2115(b), it is possible that our stockholders would vote to amend our Articles of Incorporation and require a supermajority vote for us to take specific actions.

     Under California law, in a disposition of substantially of all the corporation’s assets, if the acquiring party is in control of or under common control with the disposing corporation, the principal terms of the sale must be approved by 90 percent of the stockholders. Although Nevada law does contain certain rules governing interested stockholder business combinations, it does not require similar stockholder approval. If we become subject to Section 2115(b), we may have to obtain the vote of a greater percentage of the stockholders to approve a sale of our assets to a party that is in control of, or under common control with, us.
     California law places certain additional approval rights in connection with a merger if all of the shares of each class or series of a corporation are not treated equally or if the surviving or parent party to a merger represents more than 50 percent of the voting power of the other corporation prior to the merger. Nevada law does not require such approval. If we become subject to Section 2115(b), we may have to obtain a the vote of a greater percentage of the stockholders to approve a merger that treats shares of a class or series differently or where a surviving or parent party to the merger represents more than 50% of the voting power of the other corporation prior to the merger.
     California law requires the vote of each class to approve a reorganization or a conversion of a corporation into another entity. Nevada law does not require a separate vote for each class. If we become subject to Section 2115(b), we may have to obtain the approval of each class if we desire to reorganize or convert into another type of entity.
     California law provides greater dissenters’ rights to stockholders than Nevada law. If we become subject to Section 2115(b), more stockholders may be entitled to dissenters’ rights, which may limit our ability to merge with another entity or reorganize.
Our stock is deemed to be penny stock.
     Our stock is currently traded on the OTC Bulletin Board and is subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The penny stock rules apply to companies not listed on a national exchange whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Penny stocks sold in violation of the applicable rules may entitle the buyer of the stock to rescind the sale and receive a full refund from the broker.
     Many brokers have decided not to trade “penny stock” because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules,” investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.
If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.
     Our internal controls over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls (or any failure of those controls once established) could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting and disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.
     Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of our internal controls over financial reporting. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to continue to incur significant expenses and to devote resources to continued Section 404 compliance during the remainder of fiscal 2011 and on an ongoing basis. It is difficult for us to predict how long it will take or how costly it will be to complete the assessment of the effectiveness of our internal controls over financial reporting and to remediate any deficiencies in our internal controls. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In the event that our Chief Executive Officer or Chief Financial Officer determine that our internal controls over financial reporting are not effective as defined under Section 404, we cannot predict how regulators will react or how the market price of our common stock will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively impacted.
If we fail to remain current in our reporting requirements, our securities could be removed from the OTC Bulletin Board, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.
     Companies trading on the OTC Bulletin Board must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

FORWARD-LOOKING STATEMENTS
     This prospectus contains forward-looking statements. All statements other than statements of historical fact contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
     In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading “Risk Factors.” Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Forward-looking statements in this prospectus include, but are not necessarily limited to, those relating to:
•	our intention to introduce new products or services,

•	our expectations about the markets for our products or services,

•	our expectations about securing strategic relationships with global couriers or large clinical research organization,

•	our future capital needs,

•	results of our research and development efforts, and

•	success of our patent applications.
     Forward-looking statements are subject to risks and uncertainties, certain of which are beyond our control. Actual results could differ materially from those anticipated as a result of the factors described in “Risk Factors” in this prospectus and detailed in our other SEC filings, including among others:
•	the effect of regulation by United States and foreign governmental agencies,

•	research and development efforts, including delays in developing, or the failure to develop, our products,

•	the development of competing or more effective products by other parties,

•	uncertainty of market acceptance of our products,

•	errors in business planning attributable to insufficient market size or segmentation data,

•	problems that we may face in manufacturing, marketing, and distributing our products,

•	problems that we may encounter in further development of CryoPort Express® Portal or its ability to scale to meet customer demand and needs,

•	problems relating to the development of wireless sensor monitoring devices, or regulatory approval relating to their use,

•	our inability to raise additional capital when needed,

•	delays in the issuance of, or the failure to obtain, patents for certain of our products and technologies,

•	problems with important suppliers and strategic business partners, and

•	difficulties or delays in establishing marketing relationships with international couriers.
     Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect our actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all of such factors or to assess the effect of each factor on our business.
     This prospectus also contains estimates and other industry and statistical data developed by independent parties and by us relating to market size, growth and segmentation of markets. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified these estimates generated by independent parties and contained in this prospectus and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS
     Each of the selling security holders will receive all of the net proceeds from the sale of shares by that holder. We will not receive any of the net proceeds from the sale of the shares. The selling security holders will pay any underwriting discounts and commissions and expenses incurred by the selling security holders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling security holders in offering or selling their shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, blue sky registration and filing fees, and fees and expenses of our counsel and accountants.
     A portion of the shares covered by this prospectus are, prior to their sale under this prospectus, issuable upon exercise of warrants. If all of the warrants are exercised for cash at an exercise price of either $3.30 or $0.77 per share, we will receive a total of $22,632,332 from such exercise. We will use such proceeds from the warrant exercises for working capital and other corporate purposes.
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Market Information
     Presently, our common stock is traded through the OTC Bulletin Board under the symbol CYRX. The following table shows the high and low sales price of our common stock for the three fiscal quarters ended December 31, 2010 and each quarter in the fiscal years ended March 31, 2010 and 2009.

	Common Stock
	Sales Price
	High	Low
Fiscal Year 2011
Quarter Ended December 31, 2010	$0.95	$0.43
Quarter Ended September 30, 2010	$1.50	$0.66
Quarter Ended June 30, 2010	$2.20	$1.31
Fiscal Year 2010
Quarter Ended March 31, 2010	$10.50	$1.65
Quarter Ended December 31, 2009	$5.40	$3.80
Quarter Ended September 30, 2009	$7.00	$3.70
Quarter Ended June 30, 2009	$9.00	$4.10
Fiscal Year 2009
Quarter Ended March 31, 2009	$6.50	$3.00
Quarter Ended December 31, 2008	$7.90	$4.20
Quarter Ended September 30, 2008	$10.10	$5.00
Quarter Ended June 30, 2008	$12.00	$6.10
Number of Stockholders
     As of March 15, 2011, there were 273 record holders of our common stock.
Dividend Policy
     Historically, we have not paid any dividends to the holders of our common stock and we do not expect to pay any such dividends in the foreseeable future as we expect to retain our future earnings for use in the operation and expansion of our business.
Securities Authorized For Issuance Under Equity Compensation Plans
     We currently maintain two equity compensation plans, referred to as the 2002 Stock Incentive Plan (the “2002 Plan”) and the 2009 Stock Incentive Plan (the “2009 Plan”). Our Compensation Committee is responsible for making, reviewing and recommending grants of options and other awards under these plans which are approved by the Board.
     The 2002 Plan, which was approved by our stockholders in October 2002, allows for the grant of options to purchase up to 500,000 shares of the Company’s common stock. The 2002 Plan provides for the granting of options to purchase shares of our common stock at prices not less than the fair market value of the stock at the date of grant and generally expire 10 years after the date of grant. The stock options are subject to vesting requirements, generally three or four years. The 2002 Plan also provides for the granting of restricted shares of common stock subject to vesting requirements. As of March 15, 2011, a total of 318,136 shares of our common stock remained available for future grants under the 2002 Plan.
     At our 2009 Annual Meeting of Stockholders held on October 9, 2009, our stockholders approved the 2009 Plan, which provides for the grant of stock-based incentives. The 2009 Plan allows for the grant of up to 1,200,000 shares of our common stock for awards to our officers, directors, employees and consultants. The 2009 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, stock appreciation rights, and stock grant awards. The 2009 Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the $1,000,000 limitation on the deduction of compensation imposed by Section 162(m) of the Code. As of March 15, 2011, a total of 209,724 shares of our common stock remained available for future grants under the 2009 Plan.
     In addition to the stock options issued pursuant to the Company’s two stock option plans, the Company has granted warrants to employees, officers, non-employee directors and consultants. The warrants are generally not subject to vesting requirements and have ten-year terms. During fiscal 2010, the Company issued 4,718 shares of common stock from the cashless exercises of warrants to purchase a total of 11,640 shares of common stock.

     The following table sets forth certain information as of March 15, 2011 concerning the Company’s common stock that may be issued upon the exercise of options or warrants or pursuant to purchases of stock under the 2002 Plan, the 2009 Plan, and other stock based compensation:

	(a)	(b)	(c)
	Number of Securities	Weighted-Average	Available for Future
	to be Issued Upon the	Exercise Price of	Issuance Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding Options	Options and	(Excluding Securities
Plan Category	and Warrants	Warrants	Reflected in Column (a))
Equity compensation plans approved by stockholders	1,117,635	$1.18	527,860
Equity compensation plans not approved by stockholders(1)	312,855	$8.31	N/A

	1,430,490	$2.74	527,860

(1)	In the past the Company has issued warrants to purchase 327,415 shares of common stock in exchange for services provided to the Company, of which warrants to purchase 312,855 shares of common stock are outstanding. The exercise prices ranged from $2.80 to $10.80 and generally vested upon issuance. Other than the officers and directors described below, six consultants received warrants to purchase 85,234 shares of common stock in this manner. The following current and former officers and directors also received warrants to purchase the following number of shares of common stock:

Larry Stambaugh, President, Chief Executive Officer and Chairman	50,000
Bret Bollinger, Vice President of Operations	21,220
Dee Kelly, Former Chief Financial Officer	33,150
Kenneth Carlson, Former Vice President of Sales and Marketing	28,700	(6,500 exercised)
Adam Michelin, Director	25,755
Thomas Fischer, Former Director	26,710
Carlton Johnson, Director	778
Gary Cannon, Former Director and Former Legal Counsel	34,253	(5,140 exercised)
Peter Berry, Former Director	5,240
Stephen Scott, Former Director	16,375	(2,920 exercised)
Reverse Stock Split
     On February 5, 1010, we effected a 10-for-1 reverse stock split of all of our issued and outstanding shares of common stock (the “Reverse Stock Split”) by filing a Certificate of Amendment to Amended and Restated Articles of Incorporation with the Secretary of State of Nevada. The par value and number of authorized shares of our common stock remained unchanged. The number of shares and per share amounts included in the included consolidated financial statements and the accompanying notes have been adjusted to reflect the Reverse Stock Split retroactively. Unless otherwise indicated, all references to number of shares, per share amounts and earnings per share information contained in this prospectus give effect to the Reverse Stock Split.
DETERMINATION OF OFFERING PRICE
     The securities may be sold in one or more transactions at prevailing market prices at the time of the sale on the over-the counter bulletin board or at privately negotiated prices determined at the time of sale.
DILUTION
     We are not selling any of the shares of common stock in this offering. All of the shares sold in this offering will be held by the Selling Security Holders at the time of the sale, so that no dilution will result from the sale of the shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS
Forward-Looking Statements
     The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear elsewhere in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”
General Overview
     We are a provider of an innovative cold chain frozen shipping system dedicated to providing superior, affordable cryogenic shipping solutions that ensure the safety, status and temperature, of high value, temperature sensitive materials. We have developed cost effective reusable cryogenic transport containers (referred to as “shippers”) capable of transporting biological, environmental and other temperature sensitive materials at temperatures below minus 150° Celsius. These dry vapor shippers are one of the first significant alternatives to dry ice shipping and achieve 10-plus day holding times compared to one to two day holding times with dry ice.
     Our value proposition comes from providing both safe transportation and an environmentally friendly, long lasting shipper, and through our value added services that offer a simple, hassle-free solution for our customers. These value-added services include an internet-based web portal that enables the customer to initiate scheduling, shipping and tracking of the progress and status of a shipment, and provides in-transit temperature and custody transfer monitoring services of the shipper. The CryoPort service also provides a fully ready charged shipper containing all freight bills, customs documents and regulatory paperwork for the entire journey of the shipper to our customers at their pick up location.
     Our principal focus has been the further development and commercial launch of CryoPort Express® Portal, an innovative IT solution for shipping and tracking high-value specimens through overnight shipping companies, and our CryoPort Express® Shipper, a dry vapor cryogenic shipper for the transport of biological and pharmaceutical materials. A dry vapor cryogenic shipper is a container that uses liquid nitrogen in dry vapor form, which is suspended inside a vacuum insulated bottle as a refrigerant, to provide storage temperatures below minus 150° Celsius. The dry vapor shipper is designed using innovative, proprietary, and patented technology which prevents spillage of liquid nitrogen and pressure build up as the liquid nitrogen evaporates. A proprietary foam retention system is employed to ensure that liquid nitrogen stays inside the vacuum container, even when placed upside-down or on its side, as is often the case when in the custody of a shipping company. Biological specimens are stored in a specimen chamber, referred to as a “well,” inside the container and refrigeration is provided by harmless cold nitrogen gas evolving from the liquid nitrogen entrapped within the foam retention system surrounding the well. Biological specimens transported using our cryogenic shipper can include clinical samples, diagnostics, live cell pharmaceutical products (such as cancer vaccines, semen and embryos, infectious substances) and other items that require and/or are protected through continuous exposure to frozen or cryogenic temperatures (below minus 150° Celsius).
     During our early years, our limited revenue was derived from the sale of our reusable product line. Our current business plan focuses on per-use leasing of the shipping container and added-value services that will be used by us to provide an end-to-end and cost-optimized shipping solution to life science companies moving pharmaceutical and biological samples in clinical trials and pharmaceutical distribution.
     We have incurred losses since inception and had an accumulated deficit of $50,239,070 through December 31, 2010.

     There are significant uncertainties which may negatively affect our operations. These are principally related to (i) the expected ramp up of revenues of the new CryoPort Express® System, (ii) the absence of any commitment or firm orders from key customers in our target markets, (iii) the success in bringing additional products currently under development to market with our key customers, and (iv) risks associated with scaling company operations to meet demand. Moreover, there is no assurance as to when, if ever, we will be able to conduct our operations on a profitable basis. Our limited historical revenues for our reusable product, limited introductory revenues to date of the CryoPort Express® System and the lack of any purchase requirements in our existing distribution agreements, make it impossible to identify any trends in our business prospects.
     We have not generated significant revenues from operations and have no assurance of any future revenues. We generated revenues from operations of $117,956, incurred a net loss of $5,651,561 and used cash of $2,853,359 in our operating activities during the year ended March 31, 2010. We generated revenues from operations of $375,438, had a net loss of $4,295,261 and used cash of $3,639,206 in our operating activities during the nine months ended December 31, 2010. We had working capital of $458,619, and had cash and cash equivalents of $2,710,976 at December 31, 2010.
Results of Operations
     The following table sets forth, for the periods indicated, certain information derived from our consolidated statements of operations.

				Nine Months
	Years Ended March 31,			Ended December 31,
	2010	2009	2008	2010	2009
	(‘000)	(‘000)	(‘000)	(‘000)	(‘000)
				(Unaudited)
Revenues	$118	$35	$84	$375	$43
Cost of revenues	718	546	386	1,029	459

Gross loss	(600)	(511)	(302)	(654)	(416)
Cost and expenses:
Selling, general and administrative	3,312	2,387	2,551	3,138	2,198
Research and development	285	297	166	342	270

Total cost and expenses	3,597	2,684	2,717	3,480	2,468

Loss from operations	(4,197)	(3,195)	(3,019)	(4,134)	(2,884)
Other income (expense):
Interest income	8	32	50	11	7
Interest expense	(7,029)	(2,693)	(1,593)	(448)	(5,313)
Loss on sale of property and equipment	(9)	—	—	—	(1)
Change in fair value of derivative liabilities	5,577	—	—	277	3,107
Loss on extinguishment of debt	—	(10,847)	—	—	—

Total other expense, net	(1,453)	(13,508)	(1,543)	(160)	(2,200)

Loss before income taxes	(5,650)	(16,703)	(4,562)	(4,294)	(5,084)
Income taxes	2	2	2	2	2

Net loss	$(5,652)	$(16,705)	$(4,564)	$(4,296)	$(5,086)

Net loss available to common stockholders per common share:
Basic and diluted loss per common share	$(1.13)	$(4.05)	$(1.16)	$(0.40)	$(1.10)

Weighted average common shares outstanding:
Basic and diluted (after giving effect to the anticipated 10-to-1 reverse stock split)	5,011,057	4,123,819	3,942,512	10,669,173	4,608,211

Nine months ended December 31, 2010 compared to nine months ended December 31, 2009:
     Revenues. Revenues were $375,438 for the nine months ended December 31, 2010, as compared to $42,888 for the nine months ended December 31, 2009. The increase of $332,550 or 775% was the result of our current business plan focusing on per-use leasing of the shipping container and added-value services that will be used by us to provide an end-to-end and cost-optimized shipping solution to life science companies moving pharmaceutical and biological samples in clinical trials and pharmaceutical distribution.
     Gross loss and cost of revenues. Gross loss for the nine months ended December 31, 2010 was 174% of revenues, or $653,837 as compared to 970% of revenues, or $415,974, for the nine months ended December 31, 2009. The increase in gross loss in absolute dollars and the decrease in gross loss as a percentage of revenues for the nine months ended December 31, 2010, as compared to the nine months ended December 31, 2009, was primarily the result of the increase in revenues from the per-use leasing of the shipping containers. The increase in cost of revenues from $458,862 for the nine month period ended December 31, 2009 to $1,029,275 for the nine month period ended December 31, 2010, was primarily the result of increased revenues. The cost of revenues exceeded revenues due to fixed manufacturing costs and plant underutilization.
     Selling, general and administrative expenses. Selling, general and administrative expenses were $3,138,337 for the nine months ended December 31, 2010, as compared to $2,197,545 for the nine months ended December 31, 2009. The $940,792 increase in expenses over prior year was due to a $398,489 or 21% increase in general and administrative expenses from $1,910,158 for the nine month period ended December 31, 2009, to $2,308,647 for the nine month period ended December 31, 2010, and by a $542,303 or 189% increase in sales and marketing expenses from $287,387 for the nine month period ended December 31, 2009, to $829,690 for the nine month period ended December 31, 2010. The increase in general and administrative expenses was due to increased salaries expense from the addition of four employees and estimated bonus accrual for fiscal year 2011, legal and travel expense associated with our strategic partnering activities, accounting and investor relations expense, director fees and San Diego facility rent. These increases were partially offset by decreases in consulting fees (partially related to the increase in salaries expense), audit and SEC fees. The increase in sales and marketing expenses reflected our focus on market development and sales ramp up of the CryoPort Express® System.
     Research and development expenses. Research and development expenses were $341,655 for the nine months ended December 31, 2010, as compared to $270,217 for the nine months ended December 31, 2009. The increase in research and development expenses of $71,438 was due primarily to the costs associated with the continued development of the internet-based web portal that enables the customer to initiate and monitor the progress of a shipment.
     Interest expense. Interest expense was $447,588 for the nine months ended December 31, 2010, as compared to $5,312,593 for the nine months ended December 31, 2009. The decrease in interest expense compared to the prior year period was primarily due to the conversion of our convertible notes payable of $1,381,500 and a portion of our convertible debentures of $2,714,430 into common stock in February 2010, and the corresponding reduction in debt discount amortization and interest expense. Interest expense for the nine months ended December 31, 2010 included accrued interest on our related party notes payable $43,712 and amortization of the debt discount $385,752. Interest expense for the nine months ended December 31, 2009 included $4,806,547 of amortized debt discount, $78,173 of amortized financing fees, $48,923 of related party note payable accrued interest, and $268,254 of accrued interest related to the convertible debentures issued in October 2007, May 2008 and the private placement debentures that were issued during the nine month period ended December 31, 2009.
     Interest income. Interest income was $10,896 for the nine month period ended December 31, 2010 as compared to $6,548 for the nine month period ended December 31, 2009. Current year interest income included the impact of increased cash balances related to the funds received in connection with the Company’s August 2010 and October 2010 financings and the February 25, 2010 public offering. Prior year interest income included the impact of increased cash balances related to the funds received in connection with the convertible notes payable issued in March through September 2009.
     Change in fair value of derivative liabilities. The gain on the change in fair value of derivative liabilities was $276,860 for the nine months ended December 31, 2010, compared to the gain of $3,106,802 for the nine months ended December 31, 2009. The gain of $276,860 for the nine months ended December 31, 2010 was the result of a decrease in the fair value of our warrant derivatives, due primarily to a decrease in our stock price. The prior year gain of $3,106,802 for the nine months ended December 31, 2009, which was the result of a decrease in the value of our warrant derivatives and the embedded conversion feature derivatives related to our debt, was due primarily to a decrease in our stock price.

     Net loss. As a result of the factors described above, net loss for the nine months ended December 31, 2010 decreased by $790,115 to $4,295,261 or ($0.40) per share compared to a net loss of $5,085,376 or ($1.10) per share for the nine months ended December 31, 2009.
Years Ended March 31, 2010 and 2009
     Revenues. Revenues were $117,956 in fiscal 2010, as compared to $35,124 in fiscal 2009. The low revenues in these years were primarily due to the Company’s shift initiated in mid-2006 in its sales and marketing focus from the reusable shipper product line. The Company discontinued sales of the reusable shippers to allow resources to focus on further development and launch of the CryoPort Express® System and its introduction into the biopharmaceutical industry sector during fiscal 2009, which resulted in the increase in revenues period over period. The slow increase in shipper revenues during the two fiscal years was also the result of delays in the Company securing adequate funding for the manufacturing and full commercialization of the CryoPort Express® System.
     Gross loss and cost of revenues. Gross loss for 2010 was 508%, or $599,754 as compared to 1,455%, or $511,028, for fiscal 2009. The decrease in gross loss in fiscal 2010 as compared to fiscal 2009 was primarily the result of the increase in revenues from per-use leasing of the shipping containers. During both periods, cost of sales exceeded sales due to fixed manufacturing costs and plant underutilization.
     Cost of revenues was $717,710 in fiscal 2010, as compared to $546,152 in fiscal 2009. The increase in costs of revenues sold during each of the two years is primarily the result of the write off due to the discontinuation of the reusable shippers and increased focus on the CryoPort Express® System. During both periods, cost of sales exceeded revenues due to fixed manufacturing costs and plant underutilization.
     Research and development expenses. Research and development expenses were $284,847 in fiscal 2010, $297,378 in fiscal 2009. and Current period expenses included consulting costs associated with software development for the web based system to be used with the CryoPort Express® Shipper, and other research and development activity related to the CryoPort Express® System, as the Company strove to develop improvements in both the manufacturing processes and product materials for the purpose of achieving additional product cost efficiencies.
     Selling, general and administrative expenses. Selling, general and administrative expenses were $3,312,635 in fiscal 2010, $2,387,287 in fiscal 2009. The $925,348 increase in fiscal 2010 as compared to fiscal 2009 was primarily attributable to higher general and administrative expenses associated with an increase in salaries and wages of $485,000 and consulting fees of $435,000 associated with the Company’s strategic partnering activities and debt restructuring.
     Stock-based compensation costs. Total stock-based compensation costs for the years ended March 31, 2010 and 2009 were $559,561 and $289,497, respectively. During the year ended March 31, 2010, we granted options to employees and directors to purchase 190,553 shares of common stock and warrants to purchase 21,000 shares of common stock at a weighted average exercise price of $3.53 per share. The exercise prices of options and warrants were equal to the fair market value of our common stock at the time of grant.
     Interest income. Interest income was $8,164 in fiscal 2010 and $32,098 in fiscal 2009. The decrease in interest income in fiscal 2010 was primarily attributable to the overall reduction in interest rates and lower cash balances.
     Interest expense. Interest expense was $7,028,684 in fiscal 2010, $2,693,383 in fiscal 2009. Interest expense in fiscal 2010 included amortization of debt discount of $6,417,346 and amortized financing fees of $159,516, primarily due to the convertible debentures issued in October 2007, May 2008 and the Private Placement Debentures.
     Loss on extinguishment of debt. The loss on extinguishment of debt of $10,846,573 in fiscal 2009 is due to the resulting change in valuation of the debt and related warrants associated with amendments to the October 2007

Debentures entered into in April 2008, August 2008 and January 2009 and the change in valuation of the debt and related warrants associated with the January 2009 amendment to the May 2008 Debentures. The loss consists of a combined total loss on extinguishment of debt on the October 2007 Debentures of $9,449,498 and $1,397,075 on the May 2008 Debenture. There was no loss on extinguishment of debt during the year ended March 31, 2010.
     Change in fair value of derivative liabilities. The gain on the change in fair value of derivative liabilities was $5,576,979 in fiscal 2010. In fiscal 2010, the gain was due to an adoption of a new accounting principle, which resulted in a reclassification of the fair value of warrants and embedded conversion features from equity to derivative liabilities that are marked to fair value at each reporting period. The impact of the change in accounting principle and change in market value of the derivative liabilities during the current period resulted in the recognition of a gain.
     Income taxes. We incurred net operating losses for the years ended March 31, 2010 and 2009 and consequently did not pay any federal, state or foreign income taxes. At March 31, 2010, we had federal and state net operating loss carryforwards of approximately $27,463,000 and $27,621,000, respectively, which we have fully reserved due to the uncertainty of realization. Our federal tax loss carryforwards will begin to expire in fiscal 2019, unless utilized. Our California tax loss carryforwards will begin to expire in fiscal 2013, unless utilized. We also have federal and California research tax credit carryforwards of approximately $14,000 and $13,000, respectively. Our federal research tax credits will begin to expire in fiscal 2026, unless utilized. Our California research tax credit carryforwards do not expire and will carryforward indefinitely until utilized.
Liquidity and Capital Resources
     As of December 31, 2010, we had cash and cash equivalents of $2,710,976 and working capital of $458,619. Our working capital at December 31, 2010 included $57,503 of derivative liabilities, the balance of which represented the fair value of warrants issued to consultants and convertible note holders which were reclassified from equity during our fiscal year 2010. As of March 31, 2010, we had cash and cash equivalents of $3,629,886 and working capital of $1,994,934. Historically, we have financed our operations primarily through sales of our debt and equity securities. Since March 2005 through June 2010, we have received net proceeds of approximately $15.7 million from sales of our common stock and the issuance of promissory notes, warrants and debt. From August 2010 to October 2010, we conducted a private placement financing to institutional and accredited investors resulting in the issuance of units consisting of 5,532,418 shares of common stock and warrants to purchase 5,532,418 shares of common stock at an exercise price of $0.77, for gross cash proceeds of $3,872,702 and net cash proceeds of $3,407,679. Each unit consisting of one share, together with one warrant to purchase one share, was priced at $0.70. Certain investors that had invested in our public offering that was completed on February 25, 2010 were issued additional warrants with the same terms to purchase 448,333 shares of common stock in connection with this private placement. We paid a 7% fee to the placement agents in the aggregate amount of $271,089 and issued warrants to purchase an aggregate of 774,542 shares of our common stock, at an exercise price of $0.77, which are immediately exercisable and have a term of five years. We incurred additional agent, legal and accounting fees of $193,934 in connection with the private placement financing. See Note 8 in the unaudited condensed consolidated financial statements.
     On February 4, 2011, the Company consummated the first close of a private placement to accredited investors resulting in the issuance of units consisting of 6,335,318 shares of common stock and warrants to purchase 6,335,318 shares of common stock at an exercise price of $0.77, for gross cash proceeds of $4,434,722 and net cash proceeds of $3,851,811. On February 17, 2011 the Company completed the second closing of this same private placement resulting in the issuance of units consisting of 7,026,771 shares of common stock and warrants to purchase 7,026,771 shares of common stock at an exercise price of $0.77, for gross cash proceeds of $4,918,740, and net cash proceeds of $4,344,308.
     For the nine months ended December 31, 2010, we used $3,639,206 of cash for operations primarily as a result of the net loss of $4,295,261 which included a non-cash gain of $276,860 due to the change in valuation of our derivative liabilities and non-cash expenses of $385,752 and $391,315 due to discount amortization related to our convertible debt instruments and the fair value of stock options and warrants, respectively. Offsetting the cash impact of our net operating loss (excluding non-cash items), was an increase in accrued compensation of $157,015 related to our staff increases and estimated bonuses for fiscal year 2011. This item was offset primarily due to a decrease in accounts payable and accrued expenses of $160,252 and an increase in other current assets of $109,289.
     Net cash used in investing activities totaled $394,546 during the nine months ended December 31, 2010, and was attributable to the purchase of property and equipment of $299,067 and the purchase of intangible assets of $95,479.
     Net cash provided by financing activities totaled $3,114,842 during the nine months ended December 31, 2010, which resulted from the $3,480,541 net proceeds received from our private placement financing which closed in August 2010 and October 2010 and was partially offset by payments of deferred financing fees of $275,699 incurred in connection with our February 2010 public offering. The Company incurred additional legal and accounting fees of $72,862 in connection with the private placement financing.

     On October 19, 2010, we secured a one-year renewal of our line of credit for the amount of $90,000 which is secured by a $90,000 certificate of deposit with Bank of the West. All borrowings under our revolving line of credit bear variable interest based on either the prime rate plus 1.5% per annum (totaling 4.75% as of December 31, 2010) or 5.0%, whichever is higher.
     As a result of the private placement, we had aggregate cash and cash equivalents of $2,710,976 as of December 31, 2010. Management has estimated that cash on hand as of December 31, 2010, together with the net proceeds received from the private placement closings subsequent to period end, are sufficient to sustain operations for at least the next 12 months. Our management recognizes that we must obtain additional capital for the achievement of sustained profitable operations. Management’s plans include obtaining additional capital through equity and debt funding sources; however, no assurance can be given that additional capital, when needed, will be available when required or upon terms acceptable to us.
Contractual Obligations and Commitments
     The following summarizes our contractual obligations at February 28, 2011, and the effects such obligations are expected to have on liquidity and cash flow in future periods (in thousands):

	Payments Due by Period
		Less Than	1-3	3-5	More Than
	Total	1 Year	Years	Years	5 Years
Operating lease obligations	$469	$133	$196	$140	$—
Convertible debentures	3,031	2,400	631	—	—
Related party notes payable	1,571	136	192	1,243	—

Total:	$5,071	$2,669	$1,019	$1,383	$—

     Impact of Inflation. From time to time, CryoPort experiences price increases from third party manufacturers and these increases cannot always be passed on to CryoPort’s customers. While these price increases have not had a material impact on CryoPort’s historical operations or profitability in the past, they could affect revenues in the future.
Critical Accounting Policies and Estimates
     Management’s discussion and analysis of financial condition and results of operations, as well as disclosures included elsewhere in this prospectus, are based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. Our significant accounting policies are described in the notes to the audited consolidated financial statements contained elsewhere in this prospectus. Included within these policies are our “critical accounting policies.” Critical accounting policies are those policies that are most important to the preparation of our consolidated financial statements and require management’s most subjective and complex judgment due to the need to make estimates about matters that are inherently uncertain. Although we believe that our estimates and assumptions are reasonable, actual results may differ significantly from these estimates. Changes in estimates and assumptions based upon actual results may have a material impact on our results of operations and/or financial condition.
     We believe that the critical accounting policies that most impact the consolidated financial statements are as described below.
Revenue Recognition
     The Company provides shipping containers to their customers and charges a fee in exchange for the use of the shipper. The Company’s arrangements are similar to the accounting standard for leases since they convey the right to use the shippers over a period of time. The Company retains title to the shippers and provides its customers the use of the shipper for a specified shipping cycle. At the culmination of the customer’s shipping cycle, the shipper is returned to the Company.
     The Company recognizes revenue for the use of the shipper at the time of the delivery of the shipper to the end user of the enclosed materials and at the time that collectability is reasonably certain.
Inventory
     The Company’s inventory consists of accessories that are sold and shipped to customers along with pay-per-use containers and are not returned to the Company along with the containers at the culmination of the customer’s shipping cycle. Inventories are stated at the lower of standard cost or current estimated market value. Cost is determined using the standard cost method which approximates the first-in, first-to-expire method.
     In fiscal year 2010, the Company changed its business plan and now provides shipping containers to its customers and charges a fee in exchange for the use of the container. The Company’s arrangements are similar to the accounting standard for leases since they convey the right to use the containers over a period of time. The Company retains title to the containers and provides its customers the use of the container for a specified shipping cycle. At the culmination of the customer’s shipping cycle, the container is returned to the Company. As a result, during the quarter ended September 30, 2009, the Company reclassified the containers from inventory to fixed assets upon commencement of the per-use container program.
Property and Equipment
     Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization of fixed assets are provided using the straight-line method over the following useful lives:

Cryogenic Shippers	3 years
Furniture and fixtures	7 years
Machinery and equipment	5-7 years
Leasehold improvements	Lesser of lease term or estimated useful life
     Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.
Intangible Assets
     Intangible assets comprise patents and trademarks and software development costs. The Company capitalizes costs of obtaining patents and trademarks which are amortized, using the straight-line method over their estimated useful life of five years. The Company capitalizes certain costs related to software developed for internal use. Software development costs incurred during the preliminary or maintenance project stages are expensed as incurred, while costs incurred during the application development stage are capitalized and amortized using the straight-line method over the estimated useful life of the software, which is five years. Capitalized costs include purchased materials and costs of services including the valuation of warrants issued to consultants.
Impairment of Long-Lived Assets
     The Company assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of long-lived asset impairment is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. Manufacturing fixed assets are subject to obsolescence potential as result of changes in customer demands, manufacturing process changes and changes in materials used. The Company is not currently aware of any such changes that would cause impairment to the value of its manufacturing fixed assets.

Stock-based Compensation
     We recognize compensation costs for all stock-based awards made to employees and directors. The fair value of stock-based awards is estimated at grant date using an option pricing model and the portion that is ultimately expected to vest is recognized as compensation cost over the requisite service period.
     We use the Black-Scholes option-pricing model to estimate the fair value of stock-based awards. The determination of fair value using the Black-Scholes option-pricing model is affected by our stock price as well as assumptions regarding a number of complex and subjective variables, including expected stock price volatility, risk-free interest rate, expected dividends and projected employee stock option exercise behaviors. We estimate the expected term based on the contractual term of the awards and employees’ exercise and expected post-vesting termination behavior.
     All transactions in which goods or services are the consideration received by non-employees for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.
Derivative Liabilities
     Effective April 1, 2009, certain of the Company’s issued and outstanding common stock purchase warrants and embedded conversion features previously treated as equity pursuant to the derivative treatment exemption were no longer afforded equity treatment, and the fair value of these common stock purchase warrants and embedded conversion features, some of which have exercise price reset features and some that were issued with convertible debt, was reclassified from equity to liability status as if treated as derivative liabilities since their dates of issue. The common stock purchase warrants were not issued with the intent of effectively hedging any future cash flow, fair value of any asset, liability or any net investment in a foreign operation. The warrants do not qualify for hedge accounting, and as such, all future changes in the fair value of these warrants are recognized currently in earnings until such time as the warrants are exercised, expire or the related rights have been waived. These common stock purchase warrants do not trade in an active securities market, and as such, the Company estimates the fair value of these warrants using the Black-Scholes option pricing model.
Convertible Debentures
     If a conversion feature of conventional convertible debt is not accounted for as a derivative instrument and provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount. In those circumstances, the convertible debt will be recorded net of the discount related to the BCF. The Company amortizes the discount to interest expense over the life of the debt using the effective interest method.
Deferred Financing Costs
     Deferred financing costs represent costs incurred in connection with the issuance of the convertible notes payable and private equity financing. Deferred financing costs are being amortized over the term of the financing instrument on a straight-line basis, which approximates the effective interest method or netted against the gross proceeds received from equity financing.
Income Taxes
     Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. The Company is a subchapter “C” corporation and files a federal income tax return. The Company files separate state income tax returns for California and Nevada. It is not anticipated that there will be a significant change in the unrecognized tax benefits over the next 12 months.
Adoption of New Accounting Principle
     In June 2008, the EITF issued guidance to address concerns regarding the meaning of “indexed to an entity’s own stock” as outlined in the accounting guidance for derivative instruments and hedging activities. Equity-linked instruments (or embedded features) that otherwise meet the definition of a derivative are not accounted for as derivatives if certain criteria are met, one of which is that the instrument (or embedded feature) must be indexed to the entity’s own stock. Guidance is provided on how to determine if equity linked instruments (or embedded features) such as warrants to purchase our stock and convertible notes are considered indexed to our stock. Our warrant and convertible-debt agreements contained adjustment (or ratchet) provisions in the agreements, and accordingly, we determined that these instruments were not indexed to our common stock. As a result, we were required to account for these instruments as derivatives or liabilities. We adopted the guidance beginning April 1, 2009, and applied the provisions to outstanding instruments as of that date. The cumulative effect at April 1, 2009 to record, at fair value, a liability for the warrants and embedded conversion feature, including the effects on the discounts on the convertible notes of $2,595,095, resulted in an aggregate reduction to equity of $13,875,623, consisting of a reduction to additional paid-in capital of $4,217,730 and an increase in the accumulated deficit of $9,657,893 to reflect the change in the accounting. Under the new guidance our warrants and embedded conversion features will be carried at fair value and adjusted quarterly through earnings.
Recent Accounting Pronouncements
     In August 2010, the FASB issued amended guidance on measuring liabilities at fair value, and provided clarification of a circumstance in which a quoted price in an active market for an identical liability is not available. A reporting entity is required to measure fair value using one or more of the following methods: 1) a valuation technique that uses a) the quoted price of the identical liability when traded as an asset or b) quoted prices for similar liabilities (or similar liabilities when traded as assets) and/or 2) a valuation technique that is consistent with the principles under current guidance for fair value measurement. The amended guidance also clarifies that when estimating the fair value of a liability, a reporting entity is not required to adjust to include inputs relating to the existence of transfer restrictions on that liability. The adoption did not have a material impact on our consolidated financial statements.

BUSINESS
Overview
     We are a provider of an innovative cold chain frozen shipping system dedicated to providing superior, affordable cryogenic shipping solutions that ensure the safety, status and temperature, of high value, temperature sensitive materials. We have developed cost effective reusable cryogenic transport containers (referred to as “shippers”) capable of transporting biological, environmental and other temperature sensitive materials at temperatures below minus 150° Celsius. These dry vapor shippers and shipping system are one of the first significant alternatives to dry ice shipping and achieve 10-plus day holding times compared to one to two day holding times with dry ice.
     Our value proposition comes from both providing safe transportation with an environmentally friendly, long lasting shipper, and through our value added services that offer a simple hassle-free solution for our customers. These value-added services include an internet-based web portal that enables the customer to initiate scheduling, shipping and tracking of the progress and status of a shipment, and provides in-transit temperature and custody transfer monitoring services of the shipper. The CryoPort service also provides a fully ready charged shipper containing all freight bills, customs documents and regulatory paperwork for the entire journey of the shipper to our customers at their pickup and delivery locations.
     Our principal focus has been the further development and commercial launch of CryoPort Express® Portal, an innovative IT solution for shipping and tracking high-value specimens through overnight shipping companies, and our CryoPort Express® Shipper, a dry vapor cryogenic shipper for the transport of biological and pharmaceutical materials. A dry vapor cryogenic shipper is a container that uses liquid nitrogen in dry vapor form, which is suspended inside a vacuum insulated bottle as a refrigerant, to provide storage temperatures below minus 150° Celsius. The dry vapor shipper is designed using innovative, proprietary, and patented technology which prevents spillage of liquid nitrogen and pressure build up as the liquid nitrogen evaporates. A proprietary foam retention system is employed to ensure that liquid nitrogen stays inside the vacuum container, even when placed upside-down or on its side, as is often the case when in the custody of a shipping company. Biological specimens are stored in a specimen chamber, referred to as a “well,” inside the container and refrigeration is provided by harmless cold nitrogen gas evolving from the liquid nitrogen entrapped within the foam retention system surrounding the well. Biological specimens transported using our cryogenic shipper can include clinical samples, diagnostics, live cell pharmaceutical products (such as cancer vaccines, semen and embryos, infectious substances) and other items that require and/or are protected through continuous exposure to frozen or cryogenic temperatures.
     During our early years, our limited revenue was derived from the sale of our reusable product line. Our current business plan focuses on per-use leasing of the shipping container and added-value services that will be used by us to provide an end-to-end and cost-optimized shipping solution to life science companies moving pharmaceutical and biological samples in clinical trials and pharmaceutical distribution.
     The Company entered into its first strategic relationship with a global courier on January 13, 2010 when it signed an agreement with Federal Express Corporation (“FedEx”) pursuant to which the Company will lease to FedEx such number of its cryogenic shippers that FedEx will, from time to time, order for FedEx’s customers. Under this agreement, FedEx has the right to and shall, on a non-exclusive basis, promote market and sell transportation of the Company’s shippers and its related value-added goods and services, such as its data logger, web portal and planned CryoPort Express® Smart Pak System. On January 24, 2011 we announced that FedEx had launched its deep frozen shipping solution using our CryoPort Express® Dry Shipper. On September 2, 2010, the Company entered into an agreement with DHL Express (USA), Inc. (“DHL”) that will give DHL life science customers direct access to the Company’s web-based order entry and tracking portal to order the CryoPort Express® Shipper and receive preferred DHL shipping rates. The agreement covers DHL shipping discounts that may be used to support the Company’s customers using the CryoPort Express® shipping solution. In connection with the agreement, the Company has integrated its proprietary web portal to DHL’s tracking and billing systems. DHL life science customers will now have a seamless way of shipping their critical biological material worldwide. The IT integration with DHL was completed during the Company’s fourth quarter of fiscal year 2011.

Corporate History and Structure
     We are a Nevada corporation originally incorporated under the name G.T.5-Limited (“GT5”) on May 25, 1990. In connection with a Share Exchange Agreement, on March 15, 2005 we changed our name to CryoPort, Inc. and acquired all of the issued and outstanding shares of common stock of CryoPort Systems, Inc., a California corporation, in exchange for 2,410,811 shares of our common stock (which represented approximately 81% of the total issued and outstanding shares of common stock following the close of the transaction). CryoPort Systems, Inc., which was originally formed in 1999 as a California limited liability company, and subsequently reorganized into a California corporation on December 11, 2000, remains the operating company under CryoPort, Inc. Our principal executive offices are located at 20382 Barents Sea Circle, Lake Forest, California 92630. The telephone number of our principal executive offices is (949) 470-2300, and our main corporate website is www.cryoport.com. The information on, or that can be accessed through, our website is not part of this prospectus.
Our Products and Pipeline
     Our product offering and service offering consists of our CryoPort Express® Shippers, reusable dry vapor shippers, the web portal allowing ease of entry and our Smart Pak data logger, a temperature monitoring system (which, together with our CryoPort Express® Shippers, comprise our new business model referred to as the CryoPort Express® System) and a containment bag which is used in connection with the shipment of infectious or dangerous goods using the CryoPort Express® Shipper.
The CryoPort Express® Shippers
     Our CryoPort Express® Shippers are cryogenic dry vapor shippers capable of maintaining cryogenic temperatures of minus 150° Celsius or below for a period of 10 or more days. A dry cryogenic shipper is a device that uses liquid nitrogen contained inside a vacuum insulated bottle which serves as a refrigerant to provide storage temperatures below minus 150° Celsius. Our CryoPort Express® shipper is designed to ensure that there is no pressure build up as the liquid nitrogen evaporates or spillage of liquid nitrogen. We have developed a proprietary foam retention system to ensure that liquid nitrogen stays inside the vacuum container, which allows the shipper to be designated as a dry shipper meeting International Air Transport Association (“IATA”) requirements. Biological or pharmaceutical specimens are stored in a specimen chamber, referred to as a “well”, inside the container and refrigeration is provided by cold nitrogen gas evolving from the liquid nitrogen entrapped within the foam retention system. Specimens that may be transported using our cryogenic shipper include live cell pharmaceutical products such as cancer vaccines, diagnostic materials, semen and embryos, infectious substances and other items that require continuous exposure to frozen or cryogenic temperatures (e.g., temperatures below minus 150° Celsius).
     The technology underlying the CryoPort Express® Shipper was developed by modifying and advancing technology from our first generation of reusable cryogenic dry shippers. While our CryoPort Express® Shippers share many of the characteristics and basic design details of our earlier shippers, we are manufacturing our CryoPort Express® Shippers from alternative, lower cost and lower weight materials, which will reduce overall operating costs. We maintain ongoing development efforts related to our shippers which are principally focused on material properties, particularly those properties related to the low temperature requirement, the vacuum retention characteristics, such as the permeability of the materials, and lower cost and lower weight materials in an effort to meet the market needs for achieving a lower cost frozen and cryogenic shipping solution. Other advances additional to the development work on the cryogenic container include both an improved liquid nitrogen retention system and a secondary protective, spill proof packaging system. This secondary system, outer packaging has a low cost that lends itself to disposability, and it is made of recyclable materials. Further, it adds an additional liquid nitrogen retention capability to further assure compliance with IATA and ICAO regulations that prohibit egress of liquid nitrogen from the shipping package. IACO stands for the International Civil Aviation Organization, which is a United Nations organization that develops regulations for the safe transport of dangerous goods by air.
     Our CryoPort Express® Shippers are lightweight, low-cost, re-usable dry vapor liquid nitrogen storage containers that we believe combine the best features of packaging, cryogenics and high vacuum technology. A CryoPort Express® Shipper is composed of an aluminum metallic dewar flask, with a well for holding the biological material in the inner chamber. The dewar flask, or “thermos bottle,” is an example of a practical device in which the conduction, convection and radiation of heat are reduced as much as possible. The inner chamber of the shipper is surrounded by a high surface, low-density open cell plastic foam material which retains the liquid nitrogen in-situ by absorption, adsorption and surface tension. Absorption is defined as the taking up of matter in bulk by other matter, as in the dissolving of a gas by a liquid, whereas adsorption is the surface retention of solid, liquid or gas molecules, atoms or ions by a solid or liquid. This material absorbs liquid nitrogen several times faster than currently used materials, while providing the shipper with a hold time and capacity to transport biological materials safely and conveniently. The annular space between the inner and outer dewar chambers is evacuated to a very high vacuum (10-6 Torr). The specimen-holding chamber has a primary cap to enclose the specimens, and a removable and replaceable secondary cap to further enclose the specimen-holding container and to contain the liquid nitrogen. The entire dewar vessel is then wrapped in a plurality of insulating and cushioning materials and placed in a disposable outer packaging made of recyclable material.
     We believe the CryoPort solution is the best and most cost effective solution available in the market that satisfies customer needs and regulatory requirements relating to the shipment of temperature-critical, frozen and refrigerated transport of biological materials, such as the pharmaceutical clinical trials, gene biotechnology, infectious materials handling, and animal and human reproduction markets. Due to our proprietary technology and innovative design, our shippers are less prone to losing functional hold time when not kept in an upright position than the competing products because such proprietary technology and innovative design prevent the spilling or leakage of the liquid nitrogen when the container is tipped or on its side which would adversely affect the functional hold time of the container.
     An important feature of the CryoPort Express® Shippers is their compliance with the stringent packaging requirements of IATA Packing Instructions 602 and 650, respectively. These instructions include the internal pressure (hydraulic) and drop performance requirements.
The CryoPort Express® System
     The CryoPort Express® System comprises the CryoPort Express® Shipper, the CryoPort Express® Smart Pak data logger, CryoPort Express® Portal, which programmatically manages order entry and all aspects of shipping operations, and CryoPort Express® Analytics, which monitors shipment performance metrics and evaluates temperature-monitoring data collected by the data logger during shipment. The CryoPort Express® System is focused on improving the reliability of frozen shipping while reducing the customers’ overall operating costs. This is accomplished by providing a complete end-to-end solution for the transport and monitoring of frozen or cryogenically preserved biological or pharmaceutical materials shipped though overnight shipping companies. Certain of the intellectual property underlying the CryoPort Express® System (other than that related to the CryoPort Express® Shipper, has been, and continues to be, developed under a contract with an outside software development company, with the underlying technology licensed to us for exclusive use in our field of use.
CryoPort Express® Portal
     The CryoPort Express® Portal is used by CryoPort, our customers and our business partners to automate the entry of orders, prepare customs documentation and to facilitate status and location monitoring of shipped orders while in transit It is used by CryoPort to manage shipping operations and to reduce administrative costs typically provisioned through manual labor relating to order-entry, order processing, preparation of shipping documents and back-office accounting. It is also used to support the high level of customer service expected by the industry. Certain features of the CryoPort Express® Portal reduce operating costs and facilitate the scaling of CryoPort’s business, but more importantly they offer significant value to the customer in terms of cost avoidance and risk mitigation. Examples of these features include automation of order entry, development of Key Performance Indicators (“KPI”) to support our efforts for continuous process improvements in our business, and programmatic exception monitoring to detect and sometimes anticipate delays in the shipping process, often before the customer or the shipping company becomes aware of them. In the future we will add rate and mode optimization and in-transit monitoring of temperature, location and state of health (discussed below), via wireless communications.
     The CryoPort Express® Portal also serves as the communications nerve center for the management, collection and analysis of Smart Pak data harvested from Smart Pak data loggers in the field. Data is converted into pre-designed reports containing valuable and often actionable information that becomes the quality control standard or

“pedigree” of the shipment. This information can be utilized by CryoPort to provide valuable feedback to the customer relating to cryogenic shipping.
The CryoPort Express® Smart Pak
     Temperature monitoring is a high value feature from our customers’ perspective as it is an effective and reliable method to determine that the shipment materials were not damaged or degraded during shipment due to temperature fluctuations. Phase II of our Smart Pak System which is a self-contained automated data logger capable of recording the internal and external temperatures of samples shipped in our CryoPort Express® Shipper was launched in fiscal year 2010.
     Phase III of our Smart Pak System is anticipated to launch in fiscal year 2012, and consists of adding a smart chip to each shipper with wireless connectivity to enable our customers to monitor a shipper’s location, specimen temperature and overall state of health via our web portal. A key feature of the Phase III product is automatic downloading of data which requires no customer intervention.
CryoPort Express® Analytics
     Our continued development of the CryoPort Express® Portal is a strategic element of our business strategy and the CryoPort Express® Portal system has been designed to support planned future features with this thought in mind. Analytics is a term used by IT professionals to refer to performance benchmarks or Key Performance Indicators (KPI’s) that management utilizes to measure performance against desired standards. Examples include time-based metrics for order processing time and on-time deliveries by our shipping partners, as well as profiling shipping lanes to determine average transit times and predicting an exception if a shipment is taking longer than it should based on historical metrics. The analytical results will be utilized by CryoPort to render consultative customer services.
Biological Material Holders
     We have also developed a patented containment bag which is used in connection with the shipment of infectious or dangerous goods using the CryoPort Express® Shipper. Up to five vials, watertight primary receptacles, are placed onto aluminum holders and up to fifteen holders (75 vials) are placed into an absorbent pouch which is designed to absorb the entire contents of all the vials in the event of leakage. This pouch containing up to 75 vials is then placed in a watertight secondary packaging Tyvek bag capable of withstanding cryogenic temperatures, and then sealed. This bag is then placed into the well of the cryogenic shipper.
Other Product Candidates and Development Activities
     We are continuing our research and development efforts which are expected to lead to the introduction of additional dry vapor shippers, including larger and smaller size units constructed of lower cost materials and utilizing high volume manufacturing methods. We are also exploring the use of alternative phase change materials in place of liquid nitrogen in order to seek entry into the ambient temperature and chilled (2° to 8° Celsius) shipping markets.
Government Regulation
     The shipping of diagnostic specimens, infectious substances and dangerous goods, whether via air or ground, falls under the jurisdiction of many states, federal and international agencies. The quality of the containers, packaging materials and insulation that protect a specimen determine whether or not it will arrive in a usable condition. Many of the regulations for transporting dangerous goods in the United States are determined by international rules formulated under the auspices of the United Nations. For example, the ICAO is the United Nations organization that develops regulations (Technical Instructions) for the safe transport of dangerous goods by air. If shipment is by air, compliance with the rules established by IATA is required. IATA is a trade association made up of airlines and air cargo couriers that publishes annual editions of the IATA Dangerous Goods Regulations. These regulations interpret and add to the ICAO Technical Instructions to reflect industry practices. Additionally, the CDC has regulations (published in the Code of Federal Regulations) for interstate shipping of specimens, and OSHA also addresses the safe handling of Class 6.2 Substances. Our CryoPort Express® Shipper meets Packing

Instructions 602 and 650 and is certified for the shipment of Class 6.2 Dangerous Goods per the requirements of the ICAO Technical Instructions for the Safe Transport of Dangerous Goods by Air and IATA. Our present and planned future versions of the CryoPort Smart Pak data logger will likely be subject to regulation by FAA, FCC, FDA, IATA and possibly other agencies which may be difficult to determine on a global basis.
     We are also subject to numerous other federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control, and disposal of hazardous or potentially hazardous substances. We may incur significant costs to comply with such laws and regulations now or in the future.
Manufacturing and Raw Materials
     Manufacturing. The component parts for our products are primarily manufactured at third party manufacturing facilities. We also have a warehouse at our corporate offices in Lake Forest, California, where we are capable of manufacturing certain parts and fully assemble our products. Most of the components that we use in the manufacture of our products are available from more than one qualified supplier. For some components, however, there are relatively few alternate sources of supply and the establishment of additional or replacement suppliers may not be accomplished immediately, however, we have identified alternate qualified suppliers which we believe could replace existing suppliers. Should this occur, we believe that with our current level of dewars and production rate we have enough to cover a four to six week gap in maximum disruption of production. There are no specific agreements with any manufacturer nor are there any long term commitments to any manufacturer. We believe that most of the manufactures currently used by us could be replaced within a short period of time as none have a proprietary component or a substantial capital investment specific to our products.
     Our production and manufacturing process incorporates innovative technologies developed for aerospace and other industries which are cost effective, easier to use and more functional than the traditional dry ice devices and other methods currently used for the shipment of temperature-sensitive materials. Our manufacturing process uses non-hazardous cleaning solutions which are provided and disposed of by a supplier approved by the Environmental Protection Agency (the “EPA”). EPA compliance costs for us are therefore negligible.
     Raw Materials. Various common raw materials are used in the manufacture of our products and in the development of our technologies. These raw materials are generally available from several alternate distributors and manufactures. We have not experienced any significant difficulty in obtaining these raw materials and we do not consider raw material availability to be a significant factor in our business.
Patents and Proprietary Rights
     In order to remain competitive, we must develop and maintain protection on the proprietary aspects of our technologies. We rely on a combination of patents, copyrights, trademarks, trade secret laws and confidentiality agreements to protect our intellectual property rights. We currently own four registered United States trademarks and three issued United States patents primarily covering various aspects of our products. In addition, we have filed a patent application for various aspects of our shipper and web-portal, which includes, in part, various aspects of our business model referred to as the CryoPort Express® System, and we intend to file additional patent applications to strengthen our intellectual property rights. The technology covered by the above indicated issued patents relates to matters specific to the use of liquid nitrogen dewars in connection with the shipment of biological materials. The concepts include those of disposability, package configuration details, liquid nitrogen retention systems, systems related to thermal performance, systems related to packaging integrity, and matters generally relevant to the containment of liquid nitrogen. Similarly, the trademarks mentioned relate to the cryogenic temperature shipping activity. Issued patents and trademarks currently owned by us include:

Type:	No.	Issued	Expiration
Patent	6,467,642	Oct. 22, 2002	Oct. 21, 2022
Patent	6,119,465	Sep. 19, 2000	Sep. 18, 2020
Patent	6,539,726	Apr. 1, 2003	Mar 31, 2023
Trademark	7,583,478,7	Oct. 9, 2002	N/A
Trademark	7,586,797,8	Apr. 16, 2002	N/A
Trademark	7,748,667,3	Feb. 3, 2009	N/A
Trademark	7,737,451,1	Mar. 17, 2009	N/A

     Our success depends to a significant degree upon our ability to develop proprietary products and technologies and to obtain patent coverage for these products and technologies. We intend to file trademark and patent applications covering any newly developed products, methods and technologies. However, there can be no guarantee that any of our pending or future filed applications will be issued as patents. There can be no guarantee that the U.S. Patent and Trademark Office or some third party will not initiate an interference proceeding involving any of our pending applications or issued patents. Finally, there can be no guarantee that our issued patents or future issued patents, if any, will provide adequate protection from competition.
     Patents provide some degree of protection for our proprietary technology. However, the pursuit and assertion of patent rights involve complex legal and factual determinations and, therefore, are characterized by significant uncertainty. In addition, the laws governing patent issuance and the scope of patent coverage continue to evolve. Moreover, the patent rights we possess or are pursuing generally cover our technologies to varying degrees. As a result, we cannot ensure that patents will issue from any of our patent applications, or that any of its issued patents will offer meaningful protection. In addition, our issued patents may be successfully challenged, invalidated, circumvented or rendered unenforceable so that our patent rights may not create an effective barrier to competition. Moreover, the laws of some foreign countries may not protect our proprietary rights to the same extent, as do the laws of the United States. There can be no assurance that any patents issued to us will provide a legal basis for establishing an exclusive market for our products or provide us with any competitive advantages, or that patents of others will not have an adverse effect on our ability to do business or to continue to use our technologies freely.
     We may be subject to third parties filing claims that our technologies or products infringe on their intellectual property. We cannot predict whether third parties will assert such claims against us or whether those claims will hurt our business. If we are forced to defend against such claims, regardless of their merit, we may face costly litigation and diversion of management’s attention and resources. As a result of any such disputes, we may have to develop, at a substantial cost, non-infringing technology or enter into licensing agreements. These agreements may be unavailable on terms acceptable to it, or at all, which could seriously harm our business or financial condition.
     We also rely on trade secret protection of our intellectual property. We attempt to protect trade secrets by entering into confidentiality agreements with third parties, employees and consultants, although, in the past, we have not always obtained such agreements. It is possible that these agreements may be breached, invalidated or rendered unenforceable, and if so, our trade secrets could be disclosed to our competitors. Despite the measures we have taken to protect our intellectual property, parties to such agreements may breach confidentiality provisions in our contracts or infringe or misappropriate our patents, copyrights, trademarks, trade secrets and other proprietary rights. In addition, third parties may independently discover or invent competitive technologies, or reverse engineer our trade secrets or other technology. Therefore, the measures we are taking to protect our proprietary technology may not be adequate.
Customers and Distribution
     As a result of growing globalization, including with respect to such areas as life science clinical trials and distribution of pharmaceutical products, the requirement for effective solutions for keeping certain clinical samples and pharmaceutical products at frozen temperatures takes on added significance due to extended shipping times, custom delays and logistics challenges. Today, such goods are traditionally shipped in styrofoam cardboard insulated containers packed with dry ice, gel/freezer packs or a combination thereof. The current dry ice solutions have limitations that severely limit their effective and efficient use for both short and long-distances (e.g., international). Conventional dry ice shipments often require labor intensive “re-icing” operations resulting in higher labor and shipping costs.
     We believe our patented cryogenic shippers make us well positioned to take advantage of the growing demand for effective and efficient international transport of temperature sensitive materials resulting from continued globalization. Of particular significance is the trend within the pharmaceutical and biotechnology industries toward globalization. We believe this presents a new and unique opportunity for pharmaceutical companies, particularly early or developmental stage companies, to conduct some of their clinical trials in foreign countries where the cost may be cheaper and/or because the foreign countries significantly larger population provides a larger pool of potential patients suffering from the indication that the drug candidate is being designed to treat. We also plan to provide domestic shipping solutions in situations and regions where there is a high priority placed on maintaining the integrity of materials shipped at cryogenic temperatures and where we can be cost effective.
     To date, most of our customers have been in the pharmaceutical or medical industries. As we initially focus our efforts to increase revenues, we believe that the primary target customers for our CryoPort Express® System are concentrated in the following markets, for the following reasons:
•	Pharmaceutical clinical trials / contract research organizations;

•	Gene biotechnology;

•	Transport of infectious materials and dangerous goods;

•	Pharmaceutical distribution; and

•	Fertility clinics/artificial insemination.
     Pharmaceutical Clinical Trials. Every pharmaceutical company developing a new drug must be approved by the FDA who conducts clinical trials to, among other things, test the safety and efficacy of the potential new drug. Presently, a significant amount of clinical trial activity is managed by a number of large Clinical Research Organizations (“CROs”). Due to the growing downsizing trend in the pharmaceutical industry, CROs are going to obtain an increasing share of the clinical trial market.
     In connection with the clinical trials, due to globalization the companies may enroll patients from all over the world who regularly submit a blood or other specimen at the local hospital, doctor’s office or laboratory. These samples are then sent to specified testing laboratories, which may be local or in another country. The testing laboratories will typically set the requirements for the storage and shipment of blood specimens. In addition, several of the drugs used by the patients require frozen shipping to the sites of the clinical trials. While both domestic and international shipping of these specimens is accomplished using dry ice today, international shipments especially present several problems, as dry ice, under the best of circumstances, can only provide freezing for one to two days, in the absence of re-icing (which is quite costly). Because shipments of packages internationally can take longer than one to two days or be delayed due to flight cancellations, incorrect destinations, labor problems, ground logistics, customs delays and safety reasons, dry ice is not always a reliable and cost effective option. Clinical trial specimens are often irreplaceable because each one represents clinical data at a prescribed point in time, in a series of specimens on a given patient, who may be participating in a trial for years. Sample integrity during the shipping process is vital to retaining the maximum number of patients in each trial. Our shippers are ideally suited for this market, as our longer hold time ensures that specimens can be sent over long distances with minimal concern that they will arrive in a condition that will cause their exclusion from the trial. There are also many instances in domestic shipments where the CryoPort Express® Shipper will provide higher reliability and be cost effective.
     Furthermore, the IATA requires that all airborne shipments of laboratory specimens be transmitted in either IATA Instruction 650 or 602 certified packaging. We have developed and obtained IATA certification of the CryoPort Express® System, which is ideally suited for this market, in particular due to the elimination of the cost to return the reusable shipper.
     Gene Biotechnology. The gene biotechnology market includes basic and applied research and development in diverse areas such as stem cells, cloning, gene therapy, DNA tumor vaccines, tissue engineering, genomics, and blood products. Companies participating in the foregoing fields rely on the frozen transport of specimens in connection with their research and development efforts, for which our CryoPort Express® Shippers are ideally suited.
     Transport of Infectious Materials and Dangerous Goods. The transport of infectious materials must be classified as such and must maintain strict adherence to regulations that protect public safety while maintaining the viability of the material being shipped. Some blood products are considered infective and must be treated as such. Pharmaceutical companies, private research laboratories and hospitals ship tissue cultures and microbiology specimens, which are also potentially infectious materials, between a variety of entities, including private and public health reference laboratories. Almost all specimens in this infectious materials category require either a refrigerated or a frozen environment. We believe our CryoPort Express® Shipper is ideally suited to meet the shipping requirements of this market.
     Partly in response to the attack on the World Trade Center and the anthrax scare, government officials and health care professionals are focusing renewed attention on the possibility of attacks involving biological and chemical weapons such as anthrax, smallpox and sarin gas. Efforts expended on research and development to counteract biowarfare agents requires the frozen transport of these agents to and from facilities conducting the research and development. Vaccine research, including methods of vaccine delivery, also requires frozen transport. We believe our CryoPort Express® Shipper is ideally suited to this type of research and development.
     Pharmaceutical Distribution. The current focus for the CryoPort Express® System also includes the area of pharmaceutical distribution. There are a significant number of therapeutic drugs and vaccines currently or soon to be, undergoing clinical trials. After the FDA approves them for commercial marketing, it will be necessary for the manufacturers to have a reliable and economical method of distribution to the physician who will administer the product to the patient. Although there are not now a large number of drugs requiring cryogenic transport, there are a number in the development pipeline. It is likely that the most efficient and reliable method of distribution will be to ship a single dosage to the administering physician. These drugs are typically identified to individual patients and therefore will require a complete tracking history from the manufacturer to the patient. The most reliable method of doing this is to ship a unit dosage specifically for each patient. Because the drugs require maintenance at frozen or cryogenic temperatures, each such shipment will require a frozen or cryogenic shipping package. CryoPort anticipates being in a position to service that need.
     Fertility Clinics. We estimate that artificial insemination procedures in the United States account for at least 50,000 doses of semen annually. Since relatively few sperm banks provide donor semen, frozen shipping is almost always involved. As with animal semen, human semen must be stored and shipped at cryogenic temperatures to retain viability, stabilize the cells, and ensure reproducible results. This can only be accomplished with the use of liquid nitrogen or LN2 dry vapor shippers. CryoPort anticipates that this market will continue to increase as this practice gains acceptance in new areas of the world.
     In addition to the above markets, our longer-term plans include expanding into new markets including, the diagnostics, food, environmental, semiconductor and petroleum industries.
Sales and Marketing
     We currently have one internal sales person who manages our direct sales. Our current distribution channels cover the Americas, Europe and Asia. During the fiscal year ended March 31, 2010, annual net revenues from BD Biosciences and CDx Holdings, Inc. accounted for 32.1% and 18.7%, respectively, of our revenues.
     Our geographical revenues for the year ended March 31, 2010 were as follows:

USA	43.6%
Europe	52.3%
Canada	4.1%
     We recently entered into an agreement with FedEx and we plan to further expand our revenues and marketing efforts through the establishment of additional strategic relationships with global couriers and, subject to available financial resources, the hiring of additional sales and marketing personnel.
Industry and Competition
     Our products and services are sold into a rapidly growing niche of the packaging industry focused on the temperature sensitive packaging and shipping of biological materials. Expenditures for “value added” packaging for frozen transport have been increasing for the past several years and, due in part to continued globalization, are expected to continue to increase even more in the future as more domestic and international biotechnology firms introduce pharmaceutical products that require continuous refrigeration at cryogenic temperatures. We believe this will require a greater dependence on passively controlled temperature transport systems (i.e., systems having no external power source).
     We believe that growth in the following markets has resulted in the need for increased efficiencies and greater flexibility in the temperature sensitive packaging market:
•	Pharmaceutical clinical trials, including transport of tissue culture samples;

•	Pharmaceutical commercial product distribution;

•	Transportation of diagnostic specimens;

•	Transportation of infectious materials;

•	Intra laboratory diagnostic testing;

•	Transport of temperature-sensitive specimens by courier;

•	Analysis of biological samples;

•	Environmental sampling;

•	Gene and stem cell biotechnology and vaccine production; and

•	Food engineering.
     Many of the biological products in these above markets require transport in a frozen state as well as the need for shipping containers which have the ability to maintain a frozen, cryogenic environment (e.g., minus 150° Celsius) for a period ranging from two to ten days (depending on the distance and mode of shipment). These products include semen, embryo, tissue, tissue cultures, cultures of viruses and bacteria, enzymes, DNA materials, vaccines and certain pharmaceutical products. In some instances, transport of these products requires temperatures at, or approaching, minus 196° Celsius.
     One problem faced by many companies operating in these specialized markets is the limited number of cryogenic shipping systems serving their needs, particularly in the areas of pharmaceutical companies conducting clinical trials. The currently adopted protocol and the most common method for packaging frozen transport in these industries is the use of solid state carbon dioxide (dry ice). Dry ice is used extensively in shipping to maintain a frozen state for a period of one to four days. Dry ice is used in the transport of many biological products, such as pharmaceuticals, laboratory specimens and certain infectious materials that do not require true cryogenic temperatures. The common approach to shipping these items via ground freight is to pack the product in a container, such as an expanded polystyrene (styrofoam) box or a molded polyurethane box, with a variable quantity of dry ice. The box is taped or strapped shut and shipped to its destination with freight charges based on its initial shipping weight.
     With respect to shipments via specialized courier services, there is no standardized method or device currently in use for the purpose of transporting temperature-sensitive frozen biological specimens. One common method for courier transport of biological materials is to place frozen specimens, refrigerated specimens, and ambient specimens into a compartmentalized container, similar in size to a 55 quart Coleman or Igloo cooler. The freezer compartment in the container is loaded with a quantity of dry ice at minus 78° Celsius, while the refrigerated compartment at 8° Celsius utilizes ice substitutes.
     Two manufacturers of the polystyrene and polyurethane containers frequently used in the shipping and courier transport of dry ice frozen specimens are Insulated Shipping Containers, Inc. and Tegrant (formerly SCA Thermosafe). When these containers are used with dry ice, the average sublimation rate (e.g., the rate at which dry ice turns from a solid to a gaseous state) in a container with a 1 1/2 inch wall thickness is slightly less than three pounds per 24 hours. Other existing refrigerant systems employ the use of gel packs and ice substitutes for temperature maintenance. Gels and eutectic solutions (phase changing materials) with a wide range of phasing temperatures have been developed in recent years to meet the needs of products with varying specific temperature control requirements.
     The use of dry ice and ice substitutes, however, regardless of external packaging used, are frequently inadequate because they do not provide low enough storage temperatures and, in the case of dry ice, last for only a few days without re-icing. As a result, companies run the risk of increased costs due to lost specimens and additional shipping charges due to the need to re-ice.
     Some of the other disadvantages to using dry ice for shipping or transporting temperature sensitive products are as follows:
•	Availability of a dry ice source;

•	Handling and storage of the dry ice;

•	Cost of the dry ice;

•	Compliance with local, state and federal regulations relating to the storage and use of dry ice;

•	Weight of containers when packed with dry ice;

•	Securing a shipping container with a high enough R-value (which is a measure of thermal resistance) to hold the dry ice and product for the required time period;

•	Securing a shipping container that meets the requirements of IATA, the DOT, the CDC, and other regulatory agencies; and

•	The emission of green house gases into the environment.
     Due to the limitations of dry ice, shipment of specimens at true cryogenic temperatures can only be accomplished using liquid nitrogen dry vapor shippers, or by shipping over actual liquid nitrogen. While such shippers provide solutions to the issues encountered when shipping with dry ice, they too are experiencing some criticisms by users or potential users. For example, the cost for these products typically can range from $650 to $3,000 per unit, which can substantially limit their use for the transport of many common biologics, particularly with respect to small quantities such as is the case with direct to the physician drug delivery. Because of the initial cost and limited production of these containers, they are designed to be reusable. However, the cost of returning these heavy containers can be significant, particularly in international markets, because most applications require only one-way shipping. We expect to provide a cost effective solution compared to dry ice. We believe we will provide an overall cost savings of 10% to 20% for international and specialty shipments compared to dry ice, while at the same time providing a higher level of support and related services.
     Another problem with these existing systems relates to the hold time of the unit in a normal, upright position versus the hold time when the unit is placed on its side or inverted. If a container is laying on its side or is inverted the liquid nitrogen is prone to leaking out of the container due to a combination of factors, including a shift in the equilibrium height of the liquid nitrogen in the absorbent material and the relocation of the point of gravity, which affects the hold time and compromises the dependability of the dry shipper, particularly when used in circumstances requiring lengthy shipping times. Due to the use of our proprietary technology, our CryoPort Express® Shippers are not prone to leakage when on their side or inverted, thereby protecting the integrity of our shipper’s hold time.
     Within our intended markets for our CryoPort Express® Shippers, there is limited known competition. We intend to become competitive by reason of our improved technology in our products and through the use of our service enabled business model. The CryoPort Express® System provides a simple and cost effective solution for the frozen or cryogenic transport of biological or pharmaceutical materials. This solution uses our innovative dewar and is supported by the CryoPort Express® Portal, our web-based order-entry system, which manages the scheduling and shipping of the CryoPort Express® Shippers. In addition, the traditional dry ice shippers and suppliers, such as

MVE/Chart Industries, Taylor Wharton and Air Liquide, offer various models of dry vapor liquid nitrogen shippers that are not cost efficient for multi-use and multi-shipment purposes due to their significantly greater unit costs and unit weight (which may substantially increase the shipping cost). On the other hand, they are more established and have larger organizations and have greater financial, operational, sales and marketing resources and experience in research and development than we do. Factors that we believe give us a competitive advantage are attributable to our shipping container which allows our shipper to retain liquid nitrogen when placed in non-upright positions, the overall “leak-proofness” of the our package which determines compliance with shipping regulations and the overall weight and volume of the package which determines shipping costs, and our business model represented by the merged integration of our shipper with CryoPort Express® Portal and Smart Pak datalogger into a seamless shipping, tracking and monitoring solution. Other companies that offer potentially competitive products include Industrial Insulation Systems, which offers cryogenic transport units and has partnered with Marathon Products Inc., a manufacturer and global supplier of wireless temperature data collecting devices used for documenting environmentally sensitive products through the cold chain and Kodiak Thermal Technologies, Inc. which offers, among other containers, a repeat use active-cool container that uses free piston stirling cycle technology. While not having their own shipping devices, BioStorage Technologies is potentially a competitive company through their management services offered for cold-chain logistics and long term biomaterial storage. Cryogena offers a single use disposable LN2 shipper with better performance than dry-ice, but it does not perform as well and is not as cost-effective as the CryoPort solution when all costs are considered. In addition, BioMatrica, Inc. is developing and offering technology that stabilizes biological samples and research materials at room temperature. They presently offer these technologies primarily to research and academic institutions, however, their technology may eventually enter the broader cold-chain market.
Research and Development
     Our research and development efforts are focused on continually improving the features of the CryoPort Express® System including the web based customer service portal and the CryoPort Express® Shippers. Further these efforts are expected to lead to the introduction of shippers of varying sizes based on market requirements, constructed of lower cost materials and utilizing high volume manufacturing methods that will make it practical to provide the cryogenic packages offered by the CryoPort Express® System. Other research and development effort has been directed toward improvements to the liquid nitrogen retention system to render it more reliable in the general shipping environment and to the design of the outer packaging. Alternative phase change materials in place of liquid nitrogen may be used to increase the potential markets these shippers can serve such as ambient and 2-8°C markets. Our research and development expenditures for the nine months ended December 31, 2010 and 2009 were $341,655 and $270,217, respectively, and for the fiscal years ended March 31, 2010 and 2009 were $284,847 and $297,378, respectively.
Employees
     As of March 15, 2011, we had nine full-time employees and nine consultants. Four of the consultants work for us on a full-time basis.
Insurance
     We currently maintain general liability insurance, with coverage in the amount of $1 million per occurrence, subject to a $2 million annual limitation. Claims may be made against us that exceed these limits. In fiscal year 2010, we did not experience any claims against our professional liability insurance.
     Our liability policy in an “occurrence” based policy. Thus, our policy is complete when we purchased it and following cancellation of the policy it continues to provide coverage for future claims based on conduct that took place during the policy term. However, our insurance may not protect us against liability because our policies typically have various exceptions to the claims covered and also require us to assume some costs of the claim even though a portion of the claim may be covered. In addition, if we expand into new markets, we may not be aware of the need for, or be able to obtain insurance coverage for such activities or, if insurance is obtained, the dollar amount of any liabilities incurred could exceed our insurance coverage. A partially or completely uninsured claim, if successful and of significant magnitude, could have a material adverse effect on our business, financial condition and results of operations.
     We also maintain product liability insurance with coverage in the amount of $1,000,000 per year.

DESCRIPTION OF PROPERTY
     We do not own real property. We currently lease two facilities, with approximately 12,000 square feet of corporate, research and development, and warehouse facilities, located at 20382 Barents Sea Circle, Lake Forest, CA 92630 and five (5) executive offices located at 402 West Broadway, San Diego, CA 92101. The Company currently makes base lease payments of approximately $10,000 per month, due at the beginning of each month. On August 24, 2009, the Company entered into the second amendment to the lease for its manufacturing and office space. The amendment extended the lease for twelve months from the end of the existing lease term with a right to cancel the lease with a minimum of 120 day written notice at anytime as of November 30, 2009. In June 2010, Company entered into the third amendment to the lease for its manufacturing and office space. The amendment extended the lease for sixty months commencing July 1, 2010 with a right to cancel the lease with a minimum of 120 day written notice at anytime as of December 31, 2012. On April 15, 2010, the Company entered into office service agreements with Regus Management Group, LLC (Lessor) for five (5) executive offices located at 402 West Broadway, San Diego, CA 92101. The office service agreements are for periods ranging from 3 to 7 months ending October 31, 2011, and subject to automatic renewal unless terminated with 90 days prior notice. The office service agreements require base lease payments of approximately $5,100 per month. We believe that these facilities are adequate, suitable and of sufficient capacity to support our immediate needs. Additional space may be required, however, as we expand our research and development, manufacturing and selling and marketing activities.
LEGAL PROCEEDINGS
     In the ordinary course of business, we are at times subject to various legal proceedings and disputes, including product liability claims. We currently are not aware of any such legal proceedings or claim that we believe will have, individually or in the aggregate, a material adverse effect on our business, operating results or cash flows. It is our practice to accrue for open claims based on our historical experience and available insurance coverage.
DIRECTORS AND EXECUTIVE OFFICERS
Directors and Executive Officers
     The following table sets for the name and age of each director and executive officer, the year first elected as a director and/or executive officer and the position(s) held with CryoPort:

Name	Age	Position	Date Elected
Larry G. Stambaugh	64	Chairman of the Board, Chief Executive Officer, President and Director	2008-2009
Bret Bollinger	43	Vice President of Operations	2008
Catherine Doll	50	Chief Financial Officer, Treasurer and Assistant Corporate Secretary	2009
Carlton M. Johnson, Jr.	49	Director and Secretary	2009
Adam M. Michelin	67	Director	2005
Background of Directors and Officers:
     Larry G. Stambaugh, age 64, was elected as the Company’s Chairman of the Board on December 5, 2008 and became President and Chief Executive Officer on February 20, 2009. Mr. Stambaugh is currently a Principal of Apercu Consulting, a firm that he established in 2006. From December 1992 to January 2006, Mr. Stambaugh served as Chairman and Chief Executive Officer of Maxim Pharmaceuticals, a public company developing cancer and infectious disease drugs which he co-founded. From December 2007 to February 2008, Mr. Stambaugh reorganized two biotechnology companies owned by Arrowhead Research Corporation, a public holding company, Calando Pharmaceuticals and Insert Therapeutics and served as Chief Executive Officer of each subsidiary. Mr.

Stambaugh has more than 30 years experience building global businesses and setting strategies and has an extensive background in life sciences and clean tech including relationships with and knowledge of Contract Research Organizations, biotech and pharmaceutical companies. Mr. Stambaugh serves on several boards including EcoDog, Corporate Directors Forum, and BioCom and has been a corporate governance leader for several years, including recognition as “Director of the Year” by the Corporate Directors Forum. Mr. Stambaugh earned his BBA Accounting/Finance from Washburn University in 1969. The Board concluded that Mr. Stambaugh should serve as a director on our Board in light of his perspective and experience he brings as the Company’s current Chief Executive Officer and from his prior experience in the life sciences and clean tech industries and as a corporate governance leader. Mr. Stambaugh has also served as a director on the board of ICOP Digital, Inc. (NASDAQ: ICOP).
     Bret Bollinger, age 43, became Vice President of Operations for the Company in February 2008. Prior to joining the Company, Mr. Bollinger was Director of Operations and Engineering for Triangle Brass Manufacturing from July 2003 to January 2008. Mr. Bollinger served as a Business Process Consultant for Vistant Corporation, a division of Cardinal Health from July of 2001 through July 2003 and as Operations and Order Fulfillment Manager for Ingersoll-Rand’s Safety and Security Sector, Falcon Lock Company from July of 1999 to July of 2001. Mr. Bollinger has an extensive background in manufacturing environments, including experience with opening both manufacturing and assembly plants domestically as well as in Mexico. In addition, he has experience in new product design and implementation. Mr. Bollinger holds a Bachelor of Science in Mechanical Engineering from Sacramento State University.
     Catherine Doll, age 50, became Chief Financial Officer, Treasurer and Assistant Corporate Secretary effective as of August 20, 2009. Ms. Doll is the owner and chief executive officer of The Gilson Group, LLC, which she founded in 2006. The Gilson Group, LLC provides financial and accounting consulting services to public companies, including Sarbanes-Oxley Section 404 compliance, SEC and financial reporting, budgeting and forecasting and finance and accounting systems implementations and conversions. From 1996 to 2006, Ms. Doll was an associate with Resources Global Professionals, where she provided management, financial and accounting services for a variety of clients. Ms. Doll received a B.A. in Economics, with an emphasis in accounting, from the University of California, Santa Barbara, in 1983. She has over 25 years of accounting and financial reporting experience.
     Carlton M. Johnson, Jr., age 49, was elected as a director and Secretary to the Board on May 4, 2009 and serves as Chairman of the Compensation Committee and is a member of the Audit Committee and the Nomination and Governance Committee. Mr. Johnson has been In-House Legal Counsel for Roswell Capital Partners, LLC since 1996. Mr. Johnson has been a member of the Alabama Bar since 1986, the Florida Bar since 1988 and the State Bar of Georgia since 1997. He was a stockholder in the Pensacola, Florida Bar Registered (AV rated) law firm of Smith, Sauer, DeMaria & Johnson from 1988 to 1996. Mr. Johnson holds a degree in History/Political Science from Auburn University and Juris Doctorate from Samford University, Cumberland School of Law. Mr. Johnson also currently serves on the board of Peregrine Pharmaceuticals, Inc. and Patriot Scientific Corporation. Mr. Johnson’s appointment to the Board fulfills an agreement between the Company and BridgePointe Master Fund Ltd. (“BridgePointe”) to have a representative of BridgePointe on the Company’s Board pursuant to the Company’s October 2007 and May 2008 Convertible Debentures, as amended. The Board concluded that Mr. Johnson should serve as a director on our Board in light of the extensive public company finance experience that he has obtained through serving on the boards and audit committees of Peregrine Pharmaceuticals, Inc. and Patriot Scientific Corporation.

     Adam M. Michelin, age 67, became a member of the Company’s Board in June 2005 and serves as the Lead Independent Director, the Chairman of the Audit Committee, and as a member of the Compensation Committee and the Nomination and Governance Committee. Mr. Michelin is currently the President and Chief Executive Officer of Redux Holdings, Inc., a position he has held since January 2006. Mr. Michelin has held several executive leadership positions including, Chief Executive Officer of Enterprise Group from March 2005, Principal of Kibel Green, Inc., a position he held for 11 years prior to joining Enterprise Group, and Partner of KPMG LLP for 10 years. Mr. Michelin also served on the board of Naturade Inc. between August 2006 and June 2008. Mr. Michelin has over 30 years of practice in the areas of executive leadership and operations and is very experienced in evaluating, structuring and implementing solutions for companies in operational and/or financial crisis. Mr. Michelin received his Juris Doctorate from the University of West Los Angeles and his Bachelor of Science from Tri State University. The Board concluded that Mr. Michelin should serve as a director on our Board in light of his strategic and operational experience.
     The officers of CryoPort hold office until their successors are elected and qualified, or until their death, resignation or removal.
     None of the directors or officers listed above has:
•	Had a bankruptcy petition filed by or against any business of which that person was a general partner of executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Had any conviction in a criminal proceeding, or been subject to a pending criminal proceeding;

•	Been subject to any order, judgment, or decree by any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person’s involvement in any type of business, securities or banking activities; and

•	Been found by a court of competent jurisdiction, the Commission, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.
Director Independence
     The Company is quoted on the Over-The-Counter Bulletin Board system, which does not require director independence requirements. However, for purposes of determining director independence, we have applied the definitions set forth in NASDAQ Rule 5605(a)(2) which states, generally, that a director is not considered to be independent if he or she is, or at any time during the past three years was an employee of the Company; or if he or she (or his or her family member) accepted compensation from the Company in excess of $120,000 during any twelve month period within the three years preceding the determination of independence. Our Board has affirmatively determined that Mr. Johnson, and Mr. Michelin are “independent” as such term is defined under NASDAQ Rule 5605(a)(2) and the related rules of the Securities and Exchange Commission (the “SEC”). We intend to maintain at least two independent directors on the Board.
Committees of the Board of Directors
     Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nomination and Governance Committee.

Audit Committee
     The functions of the Audit Committee are to (i) review the qualifications of the independent auditors, our annual and interim financial statements, the independent auditor’s report, significant reporting or operating issues and corporate policies and procedures as they relate to accounting and financial controls; and (ii) to consider and review other matters relating to our financial and accounting affairs. The Company’s Board has a formally established Audit Committee and adopted an Audit Committee charter. The Audit Committee’s charter is available on the Company’s website at www.cryoport.com under the tab “Corporate Governance” which is found under the heading “Company.” Information on the website does not constitute a part of this Proxy Statement.
     The members of the Audit Committee are Adam Michelin, who is the Audit Committee Chairman, and Carlton M. Johnson, Jr. The Company has determined that (i) Adam Michelin qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the SEC rules and is “independent” within the meaning of NASDAQ Rule 5605(a)(2) and the related rules of the SEC, and (ii) Carlton M. Johnson, Jr. meets NASDAQ’s financial literacy and financial sophistication requirements and is “independent” within the meaning of NASDAQ Rule 5605(a)(2) and the related rules of the SEC. During fiscal 2010, the Company’s Audit Committee held four meetings. In addition, the Audit Committee regularly held discussions regarding the consolidated financial statements of the Company during Board meetings.
Compensation Committee.
     The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of the Company’s directors and executive officers, to produce an annual report on executive compensation for inclusion in the Company’s Proxy Statement, as necessary, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs including stock incentive and benefit plans. In May 2010, the Company’s Board adopted a Compensation Committee Charter. Previously, the Committee was known as the “Compensation and Governance Committee.” The Compensation Committee’s charter is available on the Company’s website at www.cryoport.com under the tab “Corporate Governance” which is found under the heading “Company.” Information on the website does not constitute a part of this prospectus.
     The current members of the Compensation Committee are Mr. Adam Michelin and Mr. Carlton M. Johnson, Jr., each of whom is independent under applicable independence requirements. Each of the current members of the Compensation Committee is a “non-employee director” under Section 16 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee met four times during fiscal 2010.
Nomination and Governance Committee
     In May 2010, the Company established the Nomination and Governance Committee. The function of the Nomination and Governance Committee is to (i) make recommendations to the Board regarding the size of the Board, (ii) make recommendations to the Board regarding criteria for the selection of director nominees, (iii) identify and recommend to the Board for selection as director nominees individuals qualified to become members of the Board, (iv) recommend committee assignments to the Board, (v) recommend to the Board corporate governance principles and practices appropriate to the Company, and (vi) lead the Board in an annual review of its performance. The Nomination and Governance Committee’s charter is available on the Company’s website at www.cryoport.com under the tab “Corporate Governance” which is found under the heading “Company.” Information on the website does not constitute a part of this Proxy Statement.
     The current members of the Nomination and Governance Committee are Mr. Carlton M. Johnson, Jr., who is the Chairman of the Nomination and Governance Committee, and Mr. Adam M. Michelin. The Nomination and Governance Committee did not exist during fiscal 2010, so no meetings of this Committee were held in fiscal 2010.

     The following table provides information regarding the compensation earned during fiscal years 2010 and 2009 by our named executive officers:
SUMMARY COMPENSATION TABLE

					Option		All Other		Total
	Fiscal	Salary(1)		Bonus(5)	Awards(6)		Compensation		Compensation
Name and Principal Position	Year	($)		($)	($)		($)		($)
Larry M. Stambaugh	2010	288,000	(2)	341,000	284,094	(7)	9,055	(10)	922,149
President, Chief Executive Officer and Chairman	2009	48,000	(2)		28,695	(7)	—		76,695
Catherine M. Doll	2010	80,000	(3)	—	8,480	(8)	154,650	(11)	243,130
Chief Financial Officer	2009	—			—		—		—
Bret Bollinger,	2010	133,008	(4)	—	34,034	(9)	7,478	(10)	174,520
Vice President of Operations	2009	124,000	(4)		57,398	(9)	6,890	(10)	188,288

(1)	This column represents salary and consulting compensation as reported as of the last payroll period prior to or immediately after March 31 of each fiscal year.

(2)	This amount represents the $48,000 and $12,000 paid to Mr. Larry Stambaugh as compensation for consulting services during fiscal 2010 and 2009, respectively, as well as the $36,000 paid to Mr. Stambaugh as compensation for services as a Director during fiscal 2009. Mr. Stambaugh was elected as Chairman of the Board on December 10, 2008 and subsequently as President and Chief Executive Officer on February 20, 2009. On August 21, 2009, the Compensation Committee approved an employment agreement with Mr. Stambaugh which has an effective commencement date of August 1, 2009, the details of which are described below. $240,000 was paid to Mr. Stambaugh in fiscal 2010 per the terms of the employment agreement.

(3)	This amount represents the $10,000 per month paid to Ms. Doll as a consultant for the Company during fiscal 2010. The Company retained the services of Ms. Doll on July 29, 2009 pursuant to an agreement, the details of which are described below, and she was appointed by the Board of Director to the offices of Chief Financial Officer, Treasurer and Assistant Corporate Secretary effective as of August 20, 2009.

(4)	This amount represents the $130,000 paid to Mr. Bret Bollinger as salary for his services as the Company’s Vice President of Operations. In January 2009, Mr. Bollinger voluntarily took a reduction in his monthly pay from $10,883 to $9,883. The deferred portion was paid to Mr. Bollinger in March 2010.

(5)	This amount represents the annual year-end bonus, based on a percentage of salary, in addition to a one-time incentive payment pursuant to the equity financing.

(6)	This column represents the total grant date fair value of all stock options and warrants granted in fiscal 2010 and the Company’s fiscal year ended March 31, 2009, all in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to the grants made in fiscal 2010 and 2009, refer to Note 1 “Organization and Summary of Significant Accounting Policies — Stock-Based Compensation” in the Company’s Form 10-K for the period ended March 31, 2010, filed with the SEC on June 21, 2010.

(7)	This amount represents the fair value of all options and warrants granted to Mr. Stambaugh as compensation for services as Director during fiscal 2010 and 2009. On December 10, 2008, based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stambaugh was granted a warrant to purchase 50,000 shares of common stock exercisable at $8.40 per share which vests in three equal installments on the date of grant and the first and second anniversary of the date of grant. On October 9, 2009, based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stambaugh was granted an option to purchase 67,000 shares of common stock exercisable at $4.50 per share which vests in three equal installments on the date of grant and the first and second anniversary of the date of grant.

(8)	This amount represents the fair value of all options granted to Ms. Doll as compensation for services during fiscal 2010. Based on the recommendation of the Compensation Committee and approval by the Board, Ms. Doll was granted a nonstatutory option to purchase 2,000 shares of the Company’s common stock at an exercise price of $4.50 per share. The right to exercise the stock option vested as to 33 1/3% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first and second anniversary of the grant date. The exercise price of the option is equal to the fair value of the Company’s stock as of the grant date.

(9)	This amount represents the fair value of all options and warrants granted to Mr. Bollinger as compensation for services during fiscal 2010 and 2009. Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Bollinger was granted incentive awards of a warrant to purchase 15,000 shares of common stock at $10.70 per share on February 28, 2008 which vests at a rate of 5,000 upon date of grant, 5,000 on February 28, 2009 and 5,000 on February 28, 2010. The exercise price of the warrants is equal to the fair value of the Company’s stock as of the grant date. Mr. Bollinger was issued a warrant to purchase 6,220 shares of common stock at $5.10 per share on April 28, 2009 as a performance bonus for services rendered during fiscal 2009. Mr. Bollinger was granted an option to purchase 20,000 shares of common stock on May 11, 2010 as a performance bonus for services rendered during fiscal 2010.

(10)	Amounts shown in this column reflect the costs of health insurance premiums paid to each of Messrs. Stambaugh and Bollinger. Such items are currently taxable to such named executive officer. The amount of taxable income for the individual is determined pursuant to Internal Revenue Service rules which may differ from the amounts reflected in this column.

(11)	This amount represents the $154,650 paid to The Gilson Group, LLC during fiscal 2009 for financial and accounting consulting services including, SEC and financial reporting including the filing of the S-1, budgeting and forecasting and finance and accounting systems implementations and conversions. Ms. Doll is the owner and chief executive officer of The Gilson Group, LLC.
Narrative Disclosure to Summary Compensation Table
Employment Contracts
Larry G. Stambaugh
     On August 21, 2009, the Compensation Committee approved an employment agreement with Mr. Stambaugh, the Company’s Chief Executive Officer, President and Chairman, which commenced effective as of August 1, 2009 and will continue in effect until Mr. Stambaugh’s employment is terminated under the provisions of the employment agreement (the “Stambaugh Employment Agreement”). Pursuant to the terms of the Stambaugh Employment Agreement, Mr. Stambaugh will be paid an initial annual base salary of $360,000 which may be increased from time to time at the discretion of Compensation Committee. Mr. Stambaugh also may be eligible to receive a discretionary annual bonus of up to sixty percent (60%) of his then effective annualized base salary pursuant to an incentive plan to be prepared by the Company’s Board with Mr. Stambaugh’s participation and completed at the earliest practicable time. In addition, pursuant to the Stambaugh Employment Agreement, Mr. Stambaugh received a onetime incentive payment in the amount of $125,000 because the Company raised an aggregate of at least $5,000,000 pursuant to equity and/or convertible debt financings during the specified period. Mr. Stambaugh is eligible to participate in all employee benefits plans or arrangements which may be offered by the Company during the term of his agreement. The Company shall pay the cost of Mr. Stambaugh’s health insurance coverage in accordance with the Company’s plans and policies during the Term. Mr. Stambaugh shall also be eligible for twenty-five (25) paid time off days a year, and is entitled to receive fringe benefits ordinarily and customarily provided by the Company to its senior officers.
     On December 10, 2008, Mr. Stambaugh was awarded a warrant to purchase 50,000 shares of common stock at an exercise price of $8.40 which vested as to 33 1/3% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first and second anniversary of the grant date. On October 9, 2009, Mr. Stambaugh was awarded an incentive stock option to acquire 67,000 shares of common stock of the Company at the exercise price of $4.50 per share. The right to exercise the stock option vested as to 33 1/3% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first and second anniversary of the grant date.

     Mr. Stambaugh has agreed not to solicit any Company employees during the Term and the one year period following the termination of his employment. Payments due to Mr. Stambaugh upon a termination of his employment agreement are described below.
Catherine Doll
     On July 29, 2009, the Company retained the services Ms. Doll, and she was appointed by the Board of Director to the offices of Chief Financial Officer, Treasurer and Assistant Corporate Secretary effective as of August 20, 2009. Pursuant to her agreement with the Company, Ms. Doll is paid the sum of $135 per hour in consideration for her services to the Company. In addition, the Company issued stock options for the purchase of 2,000 shares of our common stock at an exercise price of $4.50 per share. The right to exercise the stock option vested as to 33 1/3% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first and second anniversary of the grant date.
Bret Bollinger
     Bret Bollinger is subject to an employment agreement which became effective February 1, 2008 (the “Bollinger Employment Agreement”), pursuant to which he is employed as the Company’s Vice President of Operations. Under the terms of the Bollinger Employment Agreement, as approved by the Compensation Committee, Mr. Bollinger’s current annual salary is $150,000 and he is eligible for an annual cash bonus of up to 30% to 50% of his base salary based on targeted goals and objectives met, payable in either cash or warrants, as determined by the President and approved by the Board. In the event that the Company terminates Mr. Bollinger’s employment without “cause,” as defined in the Bollinger Employment Agreement, then upon such termination, the Company is obligated to pay to Mr. Bollinger as severance an amount equal to six months of his then current base salary.
     The Company has no other employment agreements.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2010(*)

			Equity
			Incentive
			Plan Awards
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option
	Options	Options	Unearned	Exercise	Option
	(#)	(#)	Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date
Larry Stambaugh	33,333 (1)	—	16,667 (1)	$8.40	12/4/18
	22,333 (2)	—	44,667 (2)	$4.50	10/7/16
Catherine M. Doll	667 (3)	—	1,333 (3)	$4.50	10/7/16
Bret Bollinger	15,000 (4)	—	—	$10.70	2/27/18
	6,220 (5)	—	—	$5.10	4/28/19

*	This table represents the amounts of all stock options and warrants outstanding as of the end of fiscal 2010.

(1)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stambaugh was granted an incentive award of a warrant to purchase 50,000 shares of common stock exercisable at $8.40 per share on December 10, 2008, which vests in equal installments on the date of grant and the first and second anniversary of the date of grant. The exercise price for shares of common stock pursuant to the warrant is equal to the fair value of the Company’s stock as of the grant date.

(2)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stambaugh was granted an incentive award of an option to purchase 67,000 shares of common stock exercisable at $4.50 per share on October 9, 2009, which vests in equal installments on the date of grant and the first and second anniversary of the date of grant. The exercise price for shares of common stock pursuant to the option is equal to the fair value of the Company’s stock as of the grant date.

(3)	Ms. Doll was granted a nonstatutory option to purchase 2,000 shares of the Company’s common stock at an exercise price of $4.50 per share. The right to exercise the stock option vested as to 33 1/3% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first and second anniversary of the grant date. The exercise price for shares of common stock pursuant to the option is equal to the fair value of the Company’s stock as of the grant date.

(4)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Bollinger was granted an incentive award of a warrant to purchase 15,000 shares of common stock at $10.70 per share on February 28, 2008 which vested with respect to 5,000 shares of common stock upon grant date, 5,000 shares of common stock on February 28, 2009 and 5,000 shares of common stock on February 28, 2010. The exercise price for shares of common stock pursuant to the warrant is equal to the fair value of the Company’s stock as of the grant date.

(5)	Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Bollinger was granted an incentive award of a warrant to purchase 6,220 shares of common stock exercisable at $5.10 per share on April 28, 2009 which vested upon grant. The exercise price for shares of common stock pursuant to the warrant is greater than the fair value of the Company’s stock as of the grant date.
Equity Compensation Plan Information
     The Company currently maintains two equity compensation plans, referred to as the 2002 Stock Incentive Plan (the “2002 Plan”) and the 2009 Stock Incentive Plan (the “2009 Plan”). The Company’s Compensation Committee is responsible for making, reviewing and recommending grants of options and other awards under these plans which are approved by the Board.
     The 2002 Plan, which was approved by the Company’s stockholders in October 2002, allows for the grant of options to purchase up to 500,000 shares of the Company’s common stock. The 2002 Plan provides for the granting of options to purchase shares of the Company’s common stock at prices not less than the fair market value of the stock at the date of grant and generally expire 10 years after the date of grant. The stock options are subject to vesting requirements, generally three or four years. The 2002 Plan also provides for the granting of restricted shares of common stock subject to vesting requirements. During fiscal 2010, the Company issued 11,034 shares of common stock from the cashless exercises of options to purchase a total of 11,900 shares of common stock issued pursuant to the 2002 Plan. As of March 15, 2011, a total of 318,136 shares of our common stock remained available for future grants under the 2002 Plan.
     At the Company’s 2009 Annual Meeting of Stockholders held on October 9, 2009, our stockholders approved the 2009 Plan, which provides for the grant of stock-based incentives. The 2009 Plan allows for the grant of up to 1,200,000 shares of our common stock for awards to our officers, directors, employees and consultants. The 2009 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, stock appreciation rights, and stock grant awards. The 2009 Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the $1,000,000 limitation on the deduction of compensation imposed by Section 162(m) of the Code. There were no exercises pursuant to the 2009 Plan during fiscal 2010. As of March 15, 2011, a total of 209,724 shares of our common stock remained available for future grants under the 2009 Plan.
     In addition to the stock options issued pursuant to the Company’s two stock option plans, the Company has granted warrants to employees, officers, non-employee directors and consultants. The warrants are generally not subject to vesting requirements and have ten-year terms. During fiscal 2010, the Company issued 4,718 shares of common stock from the cashless exercises of warrants to purchase a total of 11,640 shares of common stock.

     The following table sets forth certain information as of March 15, 2011 concerning the Company’s common stock that may be issued upon the exercise of options or warrants or pursuant to purchases of stock under the 2002 Plan, the 2009 Plan, and other stock based compensation:

	(a)	(b)	(c)
	Number of Securities	Weighted-Average	Available for Future
	to be Issued Upon the	Exercise Price of	Issuance Under Equity
	Exercise of	Outstanding	Compensation Plans
	Outstanding Options	Options and	(Excluding Securities
Plan Category	and Warrants	Warrants	Reflected in Column (a))
Equity compensation plans approved by stockholders	1,117,635	$1.18	527,860
Equity compensation plans not approved by stockholders(1)	312,855	$8.31	N/A

	1,430,490	$2.74	527,860

(1)	In the past the Company has issued warrants to purchase 327,415 shares of common stock in exchange for services provided to the Company, of which warrants to purchase 312,855 shares of common stock are outstanding. The exercise prices ranged from $2.80 to $10.80 and generally vested upon issuance. Other than the officers and directors described below, six consultants received warrants to purchase 85,234 shares of common stock in this manner. The following current and former officers and directors also received warrants to purchase the following number of shares of common stock:

Larry Stambaugh, President, Chief Executive Officer and Chairman	50,000
Bret Bollinger, Vice President of Operations	21,220
Dee Kelly, Former Chief Financial Officer	33,150
Kenneth Carlson, Former Vice President of Sales and Marketing	28,700	(6,500 exercised)
Adam Michelin, Director	25,755
Thomas Fischer, Former Director	26,710
Carlton Johnson, Director	778
Gary Cannon, Former Director and Former Legal Counsel	34,253	(5,140 exercised)
Peter Berry, Former Director	5,240
Stephen Scott, Former Director	16,375	(2,920 exercised)
Potential Payments On Termination Or Change In Control
     Pursuant to the Stambaugh Employment Agreement, upon any termination of Mr. Stambaugh’s employment for any reason, including by the Company “for cause” (as defined in the agreement), Mr. Stambaugh will receive his salary through the date of termination and any accrued but unpaid vacation, and he will retain all of his rights to benefits earned prior to termination under Company benefit plans in which he participates. If the Company terminates Mr. Stambaugh’s employment other than “for cause” or Mr. Stambaugh terminates his employment due to a “constructive discharge” (as defined in the agreement), subject to Mr. Stambaugh’s signing of a general release, Mr. Stambaugh will receive a severance payment equal to (i) six months’ base salary, if such termination occurs during the first twelve months of his employment, or (ii) twelve months’ base salary if such termination occurs following the first twelve months of his employment, and, in either instance, health care insurance coverage for one year.
     Pursuant to the terms of the Bollinger Employment Agreement, in the event that the Company terminates Mr. Bollinger’s employment without “cause” or for change in control of the leadership of the Company as defined by the Bollinger Employment Agreement, then upon such termination, the Company is obligated to pay to Mr. Bollinger as severance an amount equal to six months of his current base salary.

     The 2002 Plan provides that in the event of a “change of control,” the applicable option agreement may provide that such options or shares will become fully vested and may be immediately exercised by the person who holds the option, at the discretion of the board.
     The Company does not provide any additional payments to named executive officers upon their resignation, termination, retirement, or upon a change of control.
Change in Control Agreements
     There are no understandings, arrangements or agreements known by management at this time which would result in a change in control of the Company or any subsidiary.
DIRECTOR COMPENSATION
     Compensation for the Board is governed by the Company’s Compensation Committee. The Company began making cash payments to the directors as approved by the Compensation Committee in October 2007. Directors who are also employees do not receive any additional compensation for services performed as a member of the Company’s Board or any committees thereof. Prior to August 21, 2009, non-employee directors other than the Chairman of the Board received an annual cash retainer fee of $12,700, payable in quarterly installments of $3,175 each. Non-employee directors each received meeting fees of $1,000 for scheduled quarterly board meetings, $500 for special board meetings and $1,000 for stockholder meetings, if any. Committee members received fees of $1,000 for Audit Committee meetings, and $900 for Compensation Committee meetings. Certain Board positions receive additional quarterly retainer fees as follows: Compensation Committee Chairman $1,250, Board Vice Chairman $1,275, Chairman of the Audit Committee $1,850 and Board Secretary $1,600. The Chairman of the Board position received all inclusive monthly fees of $12,000 until he was also elected as President and Chief Executive Officer in February 2009 at which time these fees became executive compensation as discussed above. From time to time the Company had granted warrants to purchase common stock to the directors with exercise prices equal to the fair value as of grant date based on external expert reports and guidance through the Compensation Committee recommendations.
     Effective August 21, 2009, the fees payable to non-employee directors were set at a flat fee of $15,000 per quarter with no additional fees payable for committee membership or serving as chairman of a committee. In addition, each year non-employee directors are granted an option to purchase 5,000 shares of the Company’s common stock with exercise prices equal to the closing price of the Company’s common stock on the date of grant. The options will vest in four equal quarterly installments.
     Effective June 4, 2010, the Board created the position of Lead Independent Director. The Lead Independent Director will be paid a flat fee of $12,000 per year. In addition, each year the Lead Independent Director will also be granted a warrant or stock option to purchase a certain number of shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the date of grant. The exact number of shares and the vesting schedule will be determined by the recommendation of the Compensation Committee and the approval of the Board.
     The following table sets forth the director compensation of the non-employee directors of the Company during fiscal 2010.

			Warrant and
	Fees Earned	Stock	Option	All Other
	or Paid in Cash	Awards	Awards	Compensation	Total
Name	($)(1)	($)(2)	($)(2)	($)	($)
Adam M. Michelin(3)	$44,238	$17,788	$25,849	—	$87,875
Carlton M. Johnson(4)	28,888	7,500	22,090	—	58,478
John H. Bonde(5)	14,032	—	7,836	—	21,868
Gary C. Cannon(6)	5,388	—	14,644	$45,350	65,382
Peter Berry(7)	—	—	—	—	—
Thomas S. Fischer, PhD(8)	—	—	10,422	—	10,422

(1)	Fees Paid in Cash as shown in this schedule represent payments and accruals for directors’ services earned during fiscal 2010.

(2)	Reflects the dollar amount recognized for financial reporting purposes for fiscal 2010, in accordance with FASB ASC Topic 718 of warrant and stock option awards pursuant to the 2002 Plan and the 2009 Plan, and thus includes amounts from the vesting of awards granted in and prior to fiscal 2010. Assumptions used in the calculation of these amounts are included in Note 11, Stock Options and Warrants of our audited consolidated financial statements. All stock warrants were granted at or higher than the closing market price of the Company’s stock on the date of grant.

(3)	Mr. Michelin was granted a warrant to purchase 1,405 shares of common stock with an average exercise price of $6.15 per share which vested upon grant and an option to purchase a total of 5,000 shares of common stock with an exercise price of $4.80 per share which vests in four equal quarterly installments during fiscal 2010 and fiscal 2011 for his service as a director, the Chairman of the Audit Committee, and member of the Compensation Committee and the Nomination and Governance Committee.

(4)	Mr. Johnson was granted a warrant and an option to purchase a total of 5,778 shares of common stock with an average exercise price of $4.98 per share and which vests in four equal quarterly installments during fiscal 2010 for his service as a director, Chairman of the Compensation Committee, and member of the Audit Committee and the Nomination and Governance Committee.

(5)	Mr. Bonde was granted an option to purchase 3,408 shares of common stock with an average exercise price of $5.70 per share and which vests in four equal quarterly installments during fiscal 2010 and fiscal 2011 for his service as a director and the Chairman of the Nomination and Governance Committee and as a member of the Audit Committee and the Compensation Committee.

(6)	Mr. Cannon earned $5,388 in fees for his service as a director in fiscal 2010. In addition, Mr. Cannon served as General Counsel for the Company pursuant to a retainer arrangement. Mr. Cannon was paid a total of $45,350 for retainer and out-of-pocket fees. Mr. Cannon was also granted fully vested warrants to purchase a total of 2,578 shares of common stock with an average exercise price of $5.91 per share and combined Black Scholes valuation of $14,644 as of grant dates, for his legal services during fiscal 2010 as General Counsel for the company.

(7)	Mr. Berry was not compensated for his service as a director during fiscal 2010.

(8)	Dr. Fischer was granted 1,740 fully vested warrants with an average exercise price of $6.15 during fiscal 2010 for his service as a director and member of the Audit Committee.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     Gary Cannon served as Secretary of the Company from June 2005 to May 2009. None of the other members of the Compensation Committee is or has been an officer or employee of the Company.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of March 15, 2011, by each person or group of affiliated persons known to the Company to beneficially own 5% or more of its common stock, each director, each named executive officer, and all of its directors and named executive officers as a group. As of March 15, 2011, there were 27,195,928 shares of common stock outstanding. Unless otherwise indicated, the address of each beneficial owner listed below is c/o CryoPort, Inc., 20382 Barents Sea Circle, Lake Forest, California 92630.
     The following table gives effect to the shares of common stock issuable within 60 days of March 15, 2011, upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

	Number of Shares of		Percentage of Shares of
	Common Stock		Common Stock
Beneficial Owner	Beneficially Owned		Beneficially Owned
Executive Officers and Directors:
Larry G. Stambaugh	561,898	(1)	2.02%
Adam M. Michelin	78,392	(1)	*
Bret Bollinger	41,220	(1)	*
Carlton M. Johnson	41,022	(1)	*
Catherine Doll	1,334	(1)	*
Michael Bartholomew	28,572	(1)(4)	*
All directors and named executive officers as a group (6 persons)	752,438		2.69%
Other Stockholders:
BridgePointe Master Fund, Ltd.	2,005,606	(1)(2)	4.9	%(3)
Enable Growth Partners LP (and related funds)	2,059,680	(1)(2)	4.9	%(3)

*	Represents less than 1%

(1)	Includes shares which individuals shown above have the right to acquire as of March 15, 2011, or within 60 days thereafter, pursuant to outstanding stock options and/or warrants as follows: Mr. Stambaugh — 561,898 shares; Mr. Michelin — 74,255 shares; Mr. Bollinger — 41,220 shares; Mr. Johnson — 39,278 shares; Ms. Doll — 1,334 shares; Mr. Bartholomew — 14,286; BridgePointe Master Fund, Ltd — 1,471,950 shares and Enable Growth Partners LP (and related funds) — 1,583,147 shares.

(2)	Includes shares which individuals shown above have the right to acquire as of March 15, 2011, or within 60 days thereafter, pursuant to outstanding convertible debentures as follows: BridgePointe Master Fund, Ltd — 533,656 shares and Enable Growth Partners LP (and related funds) — 476,533 shares.

(3)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days. Nevertheless, for purposes of this table only for each of the other stockholders does not give effect to the 4.9% limitation on the number of shares that may be held by each other stockholder as agreed to in the warrant held by each selling security holder which limitation is subject to waiver by the holder upon 61 days prior written notice to us (subject to a further non-waivable limitation at 9.9%)

(4)	Mr. Bartholomew resigned effective February 15, 2011.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The Company has established policies and other procedures regarding approval of transactions between the Company and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404 of Regulation S-K. These policies and procedures are generally not in writing, but are evidenced by long standing principles set forth in our Code of Conduct or adhered to by our Board. As set forth in the Audit Committee Charter, the Audit Committee reviews and approves all related-party transactions after reviewing such transaction for potential conflicts of interests and improprieties. Accordingly, all such related-party transactions are submitted to the Audit Committee for ongoing review and oversight. Generally speaking, we enter into related-party transactions only on terms that we believe are at least as favorable to our company as those that we could obtain from an unrelated third party.
     The following related-party transaction were approved or ratified by at least two independent directors and future material affiliated transactions will be approved by a majority of the independent directors who do not have an interest in the transaction and who had access, at the issuer’s expense, to issuer’s or independent legal counsel.
     In August 2006, Peter Berry, the Company’s former Chief Executive Officer, agreed to convert his deferred salaries to a long-term note payable. Under the terms of this note, the Company began to make monthly payments of $3,000 to Mr. Berry in January 2007. The loan and a portion of the accrued interest was paid in March 2010 and the remaining accrued interest of $11,996 was paid in August 2010. Interest of 6% per annum on the outstanding principal balance of the note began to accrue on January 1, 2008. As of March 31, 2010 and 2009, the total amount of the note and accrued interest under this arrangement was $11,996 and $157,688, respectively, of which, $0 and $67,688, respectively, is recorded as a long-term liability in the Company’s consolidated balance sheets. Interest expense related to this note was $8,133 and $10,573 for the years ended March 31, 2010 and 2009, respectively. Accrued interest related to this note payable amounted to $0 and $13,738 at March 31, 2010 and 2009, respectively, and is included in the note payable to former officer in the Company’s consolidated balance sheets. In January 2009, Mr. Berry agreed to defer the monthly payments of the note due from January 31, 2009 through June 30, 2009. Effective August 26, 2009, pursuant to a letter agreement (i) the Company agreed to pay Mr. Berry the sum of $30,000 plus accrued interest representing past due payments from January to May 2009 previously waived by Mr. Berry, (ii) Mr. Berry agreed to waive payments due to him through December 2009, and (iii) the Company agreed to pay to Mr. Berry the sum of $42,000 plus accrued interest on January 1, 2010, representing payments due to him from June 2009 thru December 2009 liability portion of the note payable in the Company’s consolidated balance sheets. In February 2009, Mr. Berry resigned his position as Chief Executive Officer.
     On March 1, 2009, the Company entered into a Consulting Agreement with Peter Berry, the Company’s former Chief Executive Officer. Mr. Berry provided the Company with consulting services as an independent contractor, for a ten (10) month period from March 1, 2009 through December 31, 2009, as an advisor to the Chief Executive Officer and the Board of Directors. Related-party consulting fees for these services were $292,010 for the year ended March 31, 2010.
     Since June 2005, the Company had retained the legal services of Gary C. Cannon, Attorney at Law, for a monthly retainer fee. From June 2005 to May 2009, Mr. Cannon also served as the Company’s Secretary and a member of the Company’s Board of Directors. Mr. Cannon continued to serve as Corporate Legal Counsel for the Company and served as a member of the Advisory Board. In December 2007, Mr. Cannon’s monthly retainer for legal services was increased from $6,500 per month to $9,000 per month. The total amount paid to Mr. Cannon for retainer fees and out-of-pocket expenses for the year ended March 31, 2010 and 2009 was $34,350 and $81,000, respectively. From October 2008 through March 31, 2009 Mr. Cannon agreed to defer a portion of his monthly payments. As of December 31, 2010 and March 31, 2010 and 2009 a total of $0, $0 and $15,000, respectively, had been deferred and was included in accounts payable in the Company’s consolidated balance sheets. Board fees expensed for Mr. Cannon were $0, $5,388 and $26,850 for the nine months ended December 31, 2010 and for the years ended March 31, 2010 and March 31, 2009, respectively. At December 31, 2010 and March 31, 2010 and 2009, $0, $7,788 and $14,400, respectively, of deferred board fees was included in accrued compensation and related expenses. During the year ended March 31, 2010, Mr. Cannon was granted warrants to purchase a total of 2,577 shares of common stock with an average exercise price of $5.90 per share. For the year ended March 31, 2009, Mr. Cannon was granted warrants to purchase a total of 9,515 shares of common stock with an average exercise price of $6.70 per share. All warrants granted to Mr. Cannon were issued with an exercise price of greater than or equal to the stock price of the Company’s shares on the grant date. On May 4, 2009, Mr. Cannon resigned from the Company’s Board of Directors and in July 2009 Mr. Cannon was given 30 days notice that he was terminated as the general legal counsel and advisor to the Company.
     On July 29, 2009, the Board of Directors of the Company appointed Ms. Catherine M. Doll, a consultant, to the offices of Chief Financial Officer, Treasurer and Assistant Corporate Secretary, which became effective on August 20, 2009.
     Ms. Doll is the owner and chief executive officer of The Gilson Group, LLC. The Gilson Group, LLC provided the Company financial and accounting consulting services including, SEC and financial reporting and the filing of the S-1, budgeting and forecasting and finance and accounting systems implementations and conversions. Related-party consulting fees for all services provided by The Gilson Group, LLC, including a monthly retainer for the Chief Financial Officer, were approximately $358,000 for the nine months ended December 31, 2010 and approximately $235,000 for the year ended March 31, 2010. On October 9, 2009, the Compensation Committee (formerly the Compensation and Governance Committee) granted Ms. Doll an option to purchase 2,000 shares of common stock at an exercise price of $4.50 per share (the closing price of the Company’s stock on the date of grant) valued at $8,480 as calculated using the Black-Scholes option pricing model and is included in selling, general and administrative expense. The assumptions used under the Black-Scholes pricing model included: a risk free rate of 2.36%; volatility of 182%; an expected exercise term of 4.25 years; and no annual dividend rate. The right to exercise the stock options vested as to 33 1/3% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first and second anniversary of the grant date.

     As of December 31, 2010, the Company had an aggregate principal balance of $919,500 in outstanding unsecured indebtedness owed to five related parties, including four former members of the board of directors, representing working capital advances made to the Company from February 2001 through March 2005. These notes bear interest at the rate of 6% per annum and provide for aggregate monthly principal payments which began April 1, 2006 of $2,500, and which increased by an aggregate of $2,500 every nine months to a maximum of $10,000 per month. As of December 31, 2010, the aggregate principal payments totaled $10,000 per month. Any remaining unpaid principal and accrued interest is due at maturity on various dates through March 1, 2015. Related-party interest expense under these notes was $43,712 for the nine months ended December 31, 2010. Accrued interest, which is included in related party notes payable in the Company’s condensed consolidated balance sheets, related to these notes amounted to $662,468 as of December 31, 2010. As of December 31, 2010, the Company had not made the required payments under the related-party notes which were due on October 1, November 1 and December 1, 2010. However, pursuant to the note agreements, the Company has a 120-day grace period to pay missed payments before the notes are in default. On March 4, 2011 the Company paid note payments due through March 1, 2011, including all missed payments to that date.
SELLING SECURITY HOLDERS
     In addition to covering the issuance of the 1,666,667 shares of common stock issuable upon exercise of the Traded Warrants, this prospectus covers the resale from time to time by the selling stockholders identified in the table below of:

•	13,362,089 shares of our common stock sold in the Private Placement in February, 2011;

•	15,755,915 shares of our common stock issuable upon exercise of warrants sold in the Private Placement in February, 2011;

•	3,664,642 shares of common stock sold in the Private Placements in August 2010 and October 2010; and

•	6,493,865 shares of common stock issuable upon exercise of warrants sold in the Private Placements in August 2010 and October 2010.
     From August 2010 to October 2010, we conducted a private placement (the “2010 Private Placement”) pursuant to which we sold and issued an aggregate of 5,532,418 shares of common stock at a price of $0.70 per share and common stock purchase warrants to acquire 6,755,293 shares of common stock, for gross proceeds of $3,872,702. Each common stock purchase warrant entitles the holder to acquire one common share of the Company at the exercise price of $0.77 per share for a period of five years after the date of issuance. Under the terms of the registration rights agreement entered into as part of the offering, we filed the registration statement on Form S-1 (Registration No. 333-170027), which was declared effective on December 29, 2010, and we agreed to use our best efforts remain effective until all securities covered by the registration statement either have been sold, under the registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 or the Company is in compliance with the current public information requirement under Rule 144.
     In February 2011, we conducted a private placement (the “2011 Private Placement”) pursuant to which we sold and issued an aggregate of 13,362,089 shares of common stock at a price of $0.70 per share and common stock purchase warrants to acquire 15,755,915 shares of common stock, for gross proceeds of $9,353,462. Each common stock purchase warrant entitles the holder to acquire one common share of the Company at the exercise price of $0.77 per share for a period of five years after the date of issuance. Under the terms of the registration rights agreement entered into as part of the offering, we agreed to file a registration statement with the Securities and Exchange Commission no later than 90 days following closing and use our best efforts to cause it to be declared and remain effective until all securities covered by the registration statement either have been sold, under the registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 or the Company is in compliance with the current public information requirement under Rule 144.

SELLING SECURITY HOLDER TABLE
     The following table sets forth the number of shares of common stock beneficially owned by the selling security holders as of March 15, 2011, the number of shares of common stock covered by this prospectus on behalf of the selling security holders, and the total number of shares of common stock that the selling security holders will beneficially own upon completion of the offering. This table assumes that the stockholders will offer for sale all of the shares of common stock covered by this prospectus. As of March 15, 2011, we had 27,195,928 shares of common stock issued and outstanding.
     The common stock may be offered under this prospectus from time to time by the selling security holders, or by any of their respective pledgees, donees, transferees or other successors in interest. The amounts set forth below are based upon information provided to us by the stockholders, or our records, as of March 15, 2011, and are accurate to the best of our knowledge. It is possible, however, that the selling security holders may acquire or dispose of additional shares of common stock from time to time after the date of this prospectus.
     The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below. Except as indicated in the footnotes to the table, no selling security holder has had any material relationship with us or our predecessors or affiliates during the last three years.

		Before
		Offering	After Offering
		Total					Percentage
		Number of		Total		Shares	of Shares
		Shares	Percentage	Number of		Owned	Owned
		Beneficially	of Shares	Shares		after	after
Name		Owned	Owned	Offered		Offering	Offering
ACQ Opportunistic Premium Offshore Fund, L.P.	(101)	585,746		585,746	(1)	—
Advanced Series Trust — AST Academic Strategies Asset Allocation Portfolio	(102)	297,432		297,432	(2)	—
Allen Fedor		33,800		28,600	(3)	5,200
Andrew Curran		610,747		564,286	(4)	46,461
Annette Vandehey		308,574		42,860	(5)	265,714
AQR Absolute Return Master Account LP	(103)	71,428		71,428	(6)	—
AQR Diversified Arbitrage Fund	(104)	2,838,222		2,838,222	(7)	—
Arleigh Aschebrook		56,000		56,000	(8)	—
Ashdon Select Managers	(105)	146,086		146,086	(9)	—
Barbara Johnson		20,200		16,000	(10)	4,200
Benton Case		67,500		40,000	(11)	27,500
Beth Dryden		300,000		300,000	(12)	—
Bill and Jennifer Finley		42,972		42,972	(13)	—
Bill Thompson		196,506		163,428	(14)	33,078
Blue Earth Fund LP		176,189		176,189	(15)	—
Blue River Properties LLP	(106)	262,788		201,144	(16)	61,644
Brian Ertel		36,000		36,000	(17)	—
Brio Capital LP		261,903		220,237	(18)	41,666
Broms Financial, LLC		571,428		571,428	(19)	—
Bruce Zwick		71,430		71,430	(20)	—
Bryan Spille		30,000		30,000	(21)	—
C. Scott Thiss		71,428		71,428	(129)	—
Celtic Enterprises LTD		287,285		35,714	(22)	251,571
Chrysler LLC Master Retirement Trust	(107)	1,238,056		1,238,056	(23)	—
Cindy Federwitz		71,428		71,428	(129)	—
CNH Diversified Opportunities Master Account, L.P.	(108)	492,882		492,882	(24)	—
Craig Laughlin		30,000		30,000	(21)	—
Craig Stevenson		209,150		202,000	(25)	7,150
Cranshire Capital LP		753,650		720,317	(26)	33,333
Crispian VC Fund II, LP	(109)	290,000		290,000	(27)	—
Dan Schmidt		80,000		80,000	(28)	—
Daniel Gage		135,166		128,428	(29)	6,738
Daniel Rueter		212,858		192,858	(30)	20,000
Daryl R. McNab		214,336		73,428	(31)	140,908
Daryl Skiba		106,812		71,428	(129)	35,384
David and Lisa Hintermeister		60,000		60,000	(32)	—
David Hansen		150,000		150,000	(33)	—
David Holperin		360,000		150,000	(33)	210,000
David Murphy		22,000		20,000	(34)	2,000
David Schepers		157,142		157,142	(35)	—
Dean Jacklitch		284,096		200,856	(36)	83,240
Dennis Holland		171,428		171,428	(37)	—
Edward and Judy Hennen		71,428		71,428	(129)	—
Edward Stoll III		172,000		172,000	(38)	—
Edward T. Halloran		76,000		72,000	(39)	4,000
Emergent Financial Group, Inc.	(127)	2,396,725		2,396,725	(40)	—
Empery Asset Master, LTD	(110)	275,000		200,000	(41)	75,000
Fred Williams Jr.		428,570		428,570	(42)	—
Freestone Advantage Partners, LP		64,285		64,285	(43)	—
Gaetan Riopel		447,120		285,658	(44)	161,462
Gary Collins		30,000		30,000	(21)	—
Gary Eikaas		51,700		40,000	(11)	11,700
Gemini Master Fund, LTD	(111)	400,000		400,000	(45)	—
George and Kathy Sutton		142,856		142,856	(94)	—
Gilya Alchits		150,000		150,000	(33)	—
Gragory Alan Rueter		146,900		120,000	(46)	26,900
Greg Gentling		837,909		714,286	(47)	123,623
Hartz Capital Investments, LLC	(112)	275,000		200,000	(41)	75,000

		Before
		Offering	After Offering
		Total					Percentage
		Number of		Total		Shares	of Shares
		Shares	Percentage	Number of		Owned	Owned
		Beneficially	of Shares	Shares		after	after
Name		Owned	Owned	Offered		Offering	Offering
HCP Opportunity Fund, LP	(113)	300,000		300,000	(12)	—
Hopfenspirger 2011 Grat Retained Annuity Trust		150,000		150,000	(33)	—
Howard Manske		365,216		91,614	(48)	273,602
Hudson Bay Master Fund LTD	(114)	426,191		209,525	(49)	216,666
Iroquois Master Fund LTD		296,000		296,000	(50)	—
James Behm		323,504		285,658	(44)	37,846
James Brown		50,000		50,000	(51)	—
Janice Waterhouse		20,000		20,000	(34)	—
Jeffrey Williams		151,428		151,428	(52)	—
Jenkins Living Trust		285,856		285,856	(53)	—
Jerold Fahrner Trust		151,856		142,856	(94)	9,000
John Connor		71,428		71,428	(129)	—
John W. Schreiner		405,714		405,714	(54)	—
Jon and Annette Vandehey		308,574		265,714	(55)	42,860
Jordan Family LLC	(115)	600,000		600,000	(56)	—
Joseph Hennen		131,428		131,428	(57)	—
Jr. R. Torhorst		28,600		28,600	(3)	—
Judy Scollard		31,144		31,144	(58)	—
Katherine O’Leary		71,428		71,428	(129)	—
Keith Steller		90,556		71,428	(129)	19,128
Kyle Gillespie		72,000		72,000	(39)	—
Lacuna Hedge Fund LLLP	(116)	1,000,000		1,000,000	(59)	—
Larry Carlson		91,020		44,000	(60)	47,020
Larry Hopfenspirger		400,000		400,000	(45)	—
Lavern and Syvia Zamow		60,000		40,000	(11)	20,000
Lawrence Lappin		300,000		300,000	(12)	—
Loral I. Delaney		42,856		42,856	(61)	—
Louis Doering		152,113		141,428	(62)	10,685
Louis Neuville		217,141		200,000	(41)	17,141
M. Elizabeth Patrin		84,000		84,000	(63)	—
Marjorie Manske		67,075		38,000	(64)	29,075
Mark A. Grossman		100,002		100,002	(65)	—
Mark Ravich		300,000		300,000	(12)	—
Martha McKelvey		81,000		80,000	(28)	1,000
Mary F. Hauser		529,148		257,142	(66)	272,006
Matt Nelson		60,000		60,000	(32)	—
Maxim Group LLC	(128)	771,643		771,643	(67)	—
Melvyn Reznick		902,829		771,428	(68)	131,401
Michael Waterhouse		79,550		71,428	(129)	8,122
Michael Bartholomew		28,572		28,572	(69)	—
Michael R. Gardner and Tracy Gardner		77,142		77,142	(70)	—
Michael Reznick		366,144		357,144	(71)	9,000
Michael Stephan		44,563		37,000	(72)	7,563
Micro Pipe Fund I, LLC	(117)	642,858		642,858	(73)	—
MOG Capital LLC		1,080,950		714,284	(74)	366,666
Morris Steller		955,957		742,286	(75)	213,671
Neal Prahl		30,468		28,568	(76)	1,900
Norman and Sally Ravich Family Trust		300,000		300,000	(12)	—
Norman Ravich		71,430		71,430	(20)	—
North Pole Capital Master Fund		800,000		800,000	(77)	—
Octagon Capital Partners	(118)	125,714		125,714	(78)	—
Pamela Smith		220,000		220,000	(79)	—
Patricia Jacklitch		103,324		86,000	(80)	17,324
Patricia Klaras		40,000		40,000	(11)	—
Patricia Neuville		71,428		71,428	(129)	—
Paul Bigler		40,000		40,000	(11)	—
Paul Bukoskey		43,575		28,600	(3)	14,975
Paul Gonyea		214,284		214,284	(81)	—
Paul Huber		45,600		45,600	(82)	—
Paul J. Linstroth		150,000		150,000	(33)	—
Paul Schultz		306,095		214,284	(81)	91,811
Randy Rageth		285,714		285,714	(83)	—
Richard O’Leary		71,428		71,428	(129)	—

		Before
		Offering	After Offering
		Total					Percentage
		Number of		Total		Shares	of Shares
		Shares	Percentage	Number of		Owned	Owned
		Beneficially	of Shares	Shares		after	after
Name		Owned	Owned	Offered		Offering	Offering
Richard Randall		285,428		285,428	(84)	—
Richard Thompson		240,030		228,570	(85)	11,460
Ro Shirole		60,000		60,000	(32)	—
Robert J. Evans		300,000		300,000	(12)	—
Robert McKelvey		165,970		151,428	(52)	14,542
Robert Olson		30,000		30,000	(21)	—
Robert Salovich		220,000		220,000	(79)	—
Roger Hoy		571,428		571,428	(19)	—
Ron Eldred		228,574		228,574	(86)	—
Ross Bjella		20,000		20,000	(34)	—
Ross Gramstad		150,000		150,000	(33)	—
Sanford and Linda Brink		40,000		40,000	(11)	—
Sasha Gentling		285,714		285,714	(83)	—
Scott Strommen		300,000		300,000	(12)	—
Scott T. Johnson		71,428		71,428	(129)	—
Sheldon Fleck		700,000		700,000	(87)	—
Stan Caplan		200,000		200,000	(41)	—
Stanford Baratz Revocable Trust		142,858		142,858	(88)	—
Steven Cheney		210,000		210,000	(89)	—
Steven Hanson		142,856		142,856	(94)	—
Super Angel Capital LLC	(119)	200,000		200,000	(41)	—
Tarlow Family Trust		142,858		142,858	(88)	—
Ted R. Stollie		28,570		28,570	(90)	—
Theodore Tilton		210,721		142,856	(94)	67,865
Theodore and Patricia Neuville		71,428		71,428	(129)	—
Thomas E. Elbert		71,428		71,428	(129)	—
Thomas Elbert		72,000		72,000	(39)	—
Thomas F. Duszynski		178,572		142,858	(88)	35,714
Thomas Scollard		36,579		25,430	(91)	11,149
Timothy Zappia		39,600		35,600	(92)	4,000
Tom Vandehey		178,356		142,856	(94)	35,500
Tracy Gardner		71,428		71,428	(129)	—
Valerian A. Burdick		45,000		40,000	(11)	5,000
Watch Dog Investment Inc.		142,856		142,856	(94)	—
WDS Partners LLC	(120)	85,714		85,714	(93)	—
Westcliff Aggressive Growth, LP	(121)	141,760		141,760	(94)	—
Westcliff Foundation	(122)	25,316		25,316	(95)	—
Westcliff Fund, LP	(123)	801,696		801,696	(96)	—
Westcliff Long/Short, LP	(124)	440,066		440,066	(97)	—
Westcliff Partners, LP	(125)	239,420		239,420	(98)	—
Westcliff Ventures Fund, LP	(126)	253,314		253,314	(99)	—
William Earls		1,200,000		1,200,000	(100)	—

		43,073,675		39,276,511		3,797,164

(1)	Includes 114,302 shares of common stock and 471,444 shares of common stock acquirable upon exercise of warrants.

(2)	Includes 113,002 shares of common stock and 184,430 shares of common stock acquirable upon exercise of warrants.

(3)	Includes 14,300 shares of common stock and 14,300 shares of common stock acquirable upon exercise of warrants.

(4)	Includes 282,143 shares of common stock and 282,143 shares of common stock acquirable upon exercise of warrants.

(5)	Includes 21,430 shares of common stock and 21,430 shares of common stock acquirable upon exercise of warrants.

(6)	Includes 0 shares of common stock and 71,428 shares of common stock acquirable upon exercise of warrants.

(7)	Includes 1,133,397 shares of common stock and 1,704,825 shares of common stock acquirable upon exercise of warrants.

(8)	Includes 28,000 shares of common stock and 28,000 shares of common stock acquirable upon exercise of warrants.

(9)	Includes 73,043 shares of common stock and 73,043 shares of common stock acquirable upon exercise of warrants.

(10)	Includes 8,000 shares of common stock and 8,000 shares of common stock acquirable upon exercise of warrants.

(11)	Includes 20,000 shares of common stock and 20,000 shares of common stock acquirable upon exercise of warrants.

(12)	Includes 150,000 shares of common stock and 150,000 shares of common stock acquirable upon exercise of warrants.

(13)	Includes 21,486 shares of common stock and 21,486 shares of common stock acquirable upon exercise of warrants.

(14)	Includes 81,714 shares of common stock and 81,714 shares of common stock acquirable upon exercise of warrants.

(15)	Includes 71,428 shares of common stock and 104,761 shares of common stock acquirable upon exercise of warrants.

(16)	Includes 100,572 shares of common stock and 100,572 shares of common stock acquirable upon exercise of warrants.

(17)	Includes 18,000 shares of common stock and 18,000 shares of common stock acquirable upon exercise of warrants.

(18)	Includes 89,285 shares of common stock and 130,952 shares of common stock acquirable upon exercise of warrants.

(19)	Includes 285,714 shares of common stock and 285,714 shares of common stock acquirable upon exercise of warrants.

(20)	Includes 35,715 shares of common stock and 35,715 shares of common stock acquirable upon exercise of warrants.

(21)	Includes 15,000 shares of common stock and 15,000 shares of common stock acquirable upon exercise of warrants.

(22)	Includes 17,857 shares of common stock and 17,857 shares of common stock acquirable upon exercise of warrants.

(23)	Includes 619,028 shares of common stock and 619,028 shares of common stock acquirable upon exercise of warrants.

(24)	Includes 67,870 shares of common stock and 425,012 shares of common stock acquirable upon exercise of warrants.

(25)	Includes 101,000 shares of common stock and 101,000 shares of common stock acquirable upon exercise of warrants.

(26)	Includes 260,793 shares of common stock and 459,524 shares of common stock acquirable upon exercise of warrants.

(27)	Includes 145,000 shares of common stock and 145,000 shares of common stock acquirable upon exercise of warrants.

(28)	Includes 40,000 shares of common stock and 40,000 shares of common stock acquirable upon exercise of warrants.

(29)	Includes 64,214 shares of common stock and 64,214 shares of common stock acquirable upon exercise of warrants.

(30)	Includes 96,429 shares of common stock and 96,429 shares of common stock acquirable upon exercise of warrants.

(31)	Includes 20,000 shares of common stock and 20,000 shares of common stock acquirable upon exercise of warrants.

(32)	Includes 30,000 shares of common stock and 30,000 shares of common stock acquirable upon exercise of warrants.

(33)	Includes 75,000 shares of common stock and 75,000 shares of common stock acquirable upon exercise of warrants.

(34)	Includes 10,000 shares of common stock and 10,000 shares of common stock acquirable upon exercise of warrants.

(35)	Includes 78,571 shares of common stock and 78,571 shares of common stock acquirable upon exercise of warrants.

(36)	Includes 100,428 shares of common stock and 100,428 shares of common stock acquirable upon exercise of warrants.

(37)	Includes 85,714 shares of common stock and 85,714 shares of common stock acquirable upon exercise of warrants.

(38)	Includes 86,000 shares of common stock and 86,000 shares of common stock acquirable upon exercise of warrants.

(39)	Includes 36,000 shares of common stock and 36,000 shares of common stock acquirable upon exercise of warrants.

(40)	Includes 0 shares of common stock and 2,396,725 shares of common stock acquirable upon exercise of warrants.

(41)	Includes 100,000 shares of common stock and 100,000 shares of common stock acquirable upon exercise of warrants.

(42)	Includes 214,285 shares of common stock and 214,285 shares of common stock acquirable upon exercise of warrants.

(43)	Includes 28,571 shares of common stock and 35,714 shares of common stock acquirable upon exercise of warrants.

(44)	Includes 142,829 shares of common stock and 142,829 shares of common stock acquirable upon exercise of warrants.

(45)	Includes 200,000 shares of common stock and 200,000 shares of common stock acquirable upon exercise of warrants.

(46)	Includes 60,000 shares of common stock and 60,000 shares of common stock acquirable upon exercise of warrants.

(47)	Includes 357,143 shares of common stock and 357,143 shares of common stock acquirable upon exercise of warrants.

(48)	Includes 45,807 shares of common stock and 45,807 shares of common stock acquirable upon exercise of warrants.

(49)	Includes 0 shares of common stock and 209,525 shares of common stock acquirable upon exercise of warrants.

(50)	Includes 143,000 shares of common stock and 153,000 shares of common stock acquirable upon exercise of warrants.

(51)	Includes 25,000 shares of common stock and 25,000 shares of common stock acquirable upon exercise of warrants.

(52)	Includes 75,714 shares of common stock and 75,714 shares of common stock acquirable upon exercise of warrants.

(53)	Includes 142,928 shares of common stock and 142,928 shares of common stock acquirable upon exercise of warrants.

(54)	Includes 202,857 shares of common stock and 202,857 shares of common stock acquirable upon exercise of warrants.

(55)	Includes 132,857 shares of common stock and 132,857 shares of common stock acquirable upon exercise of warrants.

(56)	Includes 300,000 shares of common stock and 300,000 shares of common stock acquirable upon exercise of warrants.

(57)	Includes 65,714 shares of common stock and 65,714 shares of common stock acquirable upon exercise of warrants.

(58)	Includes 15,572 shares of common stock and 15,572 shares of common stock acquirable upon exercise of warrants.

(59)	Includes 500,000 shares of common stock and 500,000 shares of common stock acquirable upon exercise of warrants.

(60)	Includes 22,000 shares of common stock and 22,000 shares of common stock acquirable upon exercise of warrants.

(61)	Includes 21,428 shares of common stock and 21,428 shares of common stock acquirable upon exercise of warrants.

(62)	Includes 70,714 shares of common stock and 70,714 shares of common stock acquirable upon exercise of warrants.

(63)	Includes 42,000 shares of common stock and 42,000 shares of common stock acquirable upon exercise of warrants.

(64)	Includes 19,000 shares of common stock and 19,000 shares of common stock acquirable upon exercise of warrants.

(65)	Includes 50,001 shares of common stock and 50,001 shares of common stock acquirable upon exercise of warrants.

(66)	Includes 128,571 shares of common stock and 128,571 shares of common stock acquirable upon exercise of warrants.

(67)	Includes 0 shares of common stock and 771,643 shares of common stock acquirable upon exercise of warrants.

(68)	Includes 385,714 shares of common stock and 385,714 shares of common stock acquirable upon exercise of warrants.

(69)	Includes 14,286 shares of common stock and 14,286 shares of common stock acquirable upon exercise of warrants.

(70)	Includes 38,571 shares of common stock and 38,571 shares of common stock acquirable upon exercise of warrants.

(71)	Includes 178,572 shares of common stock and 178,572 shares of common stock acquirable upon exercise of warrants.

(72)	Includes 18,500 shares of common stock and 18,500 shares of common stock acquirable upon exercise of warrants.

(73)	Includes 321,429 shares of common stock and 321,429 shares of common stock acquirable upon exercise of warrants.

(74)	Includes 357,142 shares of common stock and 357,142 shares of common stock acquirable upon exercise of warrants.

(75)	Includes 371,143 shares of common stock and 371,143 shares of common stock acquirable upon exercise of warrants.

(76)	Includes 14,284 shares of common stock and 14,284 shares of common stock acquirable upon exercise of warrants.

(77)	Includes 400,000 shares of common stock and 400,000 shares of common stock acquirable upon exercise of warrants.

(78)	Includes 0 shares of common stock and 125,714 shares of common stock acquirable upon exercise of warrants.

(79)	Includes 110,000 shares of common stock and 110,000 shares of common stock acquirable upon exercise of warrants.

(80)	Includes 43,000 shares of common stock and 43,000 shares of common stock acquirable upon exercise of warrants.

(81)	Includes 107,142 shares of common stock and 107,142 shares of common stock acquirable upon exercise of warrants.

(82)	Includes 22,800 shares of common stock and 22,800 shares of common stock acquirable upon exercise of warrants.

(83)	Includes 142,857 shares of common stock and 142,857 shares of common stock acquirable upon exercise of warrants.

(84)	Includes 142,714 shares of common stock and 142,714 shares of common stock acquirable upon exercise of warrants.

(85)	Includes 114,285 shares of common stock and 114,285 shares of common stock acquirable upon exercise of warrants.

(86)	Includes 114,287 shares of common stock and 114,287 shares of common stock acquirable upon exercise of warrants.

(87)	Includes 350,000 shares of common stock and 350,000 shares of common stock acquirable upon exercise of warrants.

(88)	Includes 71,429 shares of common stock and 71,429 shares of common stock acquirable upon exercise of warrants.

(89)	Includes 105,000 shares of common stock and 105,000 shares of common stock acquirable upon exercise of warrants.

(90)	Includes 14,285 shares of common stock and 14,285 shares of common stock acquirable upon exercise of warrants.

(91)	Includes 12,715 shares of common stock and 12,715 shares of common stock acquirable upon exercise of warrants.

(92)	Includes 17,800 shares of common stock and 17,800 shares of common stock acquirable upon exercise of warrants.

(93)	Includes 42,857 shares of common stock and 42,857 shares of common stock acquirable upon exercise of warrants.

(94)	Includes 71,428 shares of common stock and 71,428 shares of common stock acquirable upon exercise of warrants.

(95)	Includes 12,658 shares of common stock and 12,658 shares of common stock acquirable upon exercise of warrants.

(96)	Includes 400,848 shares of common stock and 400,848 shares of common stock acquirable upon exercise of warrants.

(97)	Includes 220,033 shares of common stock and 220,033 shares of common stock acquirable upon exercise of warrants.

(98)	Includes 119,710 shares of common stock and 119,710 shares of common stock acquirable upon exercise of warrants.

(99)	Includes 126,657 shares of common stock and 126,657 shares of common stock acquirable upon exercise of warrants.

(100)	Includes 600,000 shares of common stock and 600,000 shares of common stock acquirable upon exercise of warrants.

(101)	Representatives of this security holder have advised us that CNH Partners, LLC, is the sub-advisor of ACQ Opportunistic Premium Offshore Fund, L.P., has discretionary voting and investment authority over the shares owned by AQR Opportunistic Premium Offshore Fund, L.P. CNH Parnters, LLC is controlled indirectly by Todd Pulvino and Mark Mitchell. Accordingly, Todd Pulvino and Mark Mitchell may be deemed to share voting and investment authority over the share owned by AQR Opportunistic Premium Offshore Fund, L.P.

(102)	Representatives of this security holder have advised us that CNH Partners, LLC, is the sub-advisor of AST Academic Strategies Asset Allocation Portfolio, has discretionary voting and investment authority over the shares owned by AST Academic Strategies Asset Allocation Portfolio. CNH Parnters, LLC is controlled indirectly by Todd Pulvino and Mark Mitchell. Accordingly, Todd Pulvino and Mark Mitchell may be deemed to share voting and investment authority over the share owned by AST Academic Strategies Asset Allocation Portfolio.

(103)	Representatives of this security holder have advised us that CNH Partners, LLC, is the sub-advisor of AQR Absolute Return Master Account, L.P., has discretionary voting and investment authority over the shares owned by AQR Absolute Return Master Account, L.P. CNH Parnters, LLC is controlled indirectly by Todd Pulvino and Mark Mitchell. Accordingly, Todd Pulvino and Mark Mitchell may be deemed to share voting and investment authority over the share owned by AQR Absolute Return Master Account, L.P.

(104)	Representatives of this security holder have advised us that CNH Partners, LLC, is the sub-advisor of AQR Funds — AQR Diversified Arbitrage Fund, has discretionary voting and investment authority over the shares owned by AQR Funds — AQR Diversified Arbitrage Fund. CNH Parnters, LLC is controlled indirectly by Todd Pulvino and Mark Mitchell. Accordingly, Todd Pulvino and Mark Mitchell may be deemed to share voting and investment authority over the share owned by AQR Funds — AQR Diversified Arbitrage Fund.

(105)	Representatives of this security holder have advised us that Ashdon Select Managers, Chrysler LLC Master Retirement Trust, Westcliff Aggressive Growith, LP, Westcliff Partners, LP, Westcliff Foundation., Westcliff Fund, LP, Westcliff Long/Short, LP, and Westcliff Management, LLC (“Westcliff”), is the general partner and/or investment adviser. Richard S. Spencer III, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities except to the extent of their respective pecuniary interests therein.

(106)	Representatives of this security holder have advised us that Lowell L. Hancuh, Partner is the natural person with voting and dispositive power with respect to the securities held by this security holder.

(107)	Representatives of this security holder have advised us that Ashdon Select Managers, Chrysler LLC Master Retirement Trust, Westcliff Aggressive Growith, LP, Westcliff Partners, LP, Westcliff Foundation., Westcliff Fund, LP, Westcliff Long/Short, LP, and Westcliff Management, LLC (“Westcliff”), is the general partner and/or investment adviser. Richard S. Spencer III, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities except to the extent of their respective pecuniary interests therein.

(108)	Representatives of this security holder have advised us that CNH Partners, LLC, is the sub-advisor of CNH Diversified Opportunities Master Account, L.P., has discretionary voting and investment authority over the shares owned by CNH Diversified Opportunities Master Account, L.P. CNH Parnters, LLC is controlled indirectly by Todd Pulvino and Mark Mitchell. Accordingly, Todd Pulvino and Mark Mitchell may be deemed to share voting and investment authority over the share owned by CNH Diversified Opportunities Master Account, L.P.

(109)	Representatives of this security holder have advised us that David T. Machemehl is the natural person with voting and dispositive power with respect to the securities held by this security holder.

(110)	Representatives of this security holder have advised us that Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares.

(111)	Representatives of this security holder have advised us that Steven Winters is the natural person with voting and dispositive power with respect to the securities held by this security holder.

(112)	Representatives of this security holder have advised us that Empery Asset Management LP, the authorized agent of Hartz Capital Investments, LLC (“HCI”), has discretionary authority to vote and dispose of the shares held by HCI and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by HCI. Mr. Hoe and Mr. Lane disclaim any beneficial ownership of these shares.

(113)	Representatives of this security holder have advised us that Jason Hammerman is the natural person with voting and dispositive power with respect to the securities held by this security holder.

(114)	Representatives of this security holder have advised us that Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay Master Fund Ltd., has boting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management L.P. Sander Gerber disclaims beneficial ownership over these securities.

(115)	Representatives of this security holder have advised us that Patricia J. Jordan, Chief Manager is the natural person with voting and dispositive power with respect to the securities held by this security holder.

(116)	Representatives of this security holder have advised us that Richard O’Leary is the natural person with voting and dispositive power with respect to the securities held by this security holder.

(117)	Representatives of this security holder have advised us that David Mickelson is the natural person with voting and dispositive power with respect to the securities held by this security holder.

(118)	Representatives of this security holder have advised us that Steven Hoa is the natural person with voting and dispositive power with respect to the securities held by this security holder.

(119)	Representatives of this security holder have advised us that Joseph Fredrick Reece (cm) is the natural person with voting and dispositive power with respect to the securities held by this security holder.

(120)	Representatives of this security holder have advised us that Ted Robert Storlie is the natural person with voting and dispositive power with respect to the securities held by this security holder.

(121)	Representatives of this security holder have advised us that Ashdon Select Managers, Chrysler LLC Master Retirement Trust, Westcliff Aggressive Growith, LP, Westcliff Partners, LP, Westcliff Foundation., Westcliff Fund, LP, Westcliff Long/Short, LP, and Westcliff Management, LLC (“Westcliff”), is the general partner and/or investment adviser. Richard S. Spencer III, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities except to the extent of their respective pecuniary interests therein.

(122)	Representatives of this security holder have advised us that Ashdon Select Managers, Chrysler LLC Master Retirement Trust, Westcliff Aggressive Growith, LP, Westcliff Partners, LP, Westcliff Foundation., Westcliff Fund, LP, Westcliff Long/Short, LP, and Westcliff Management, LLC (“Westcliff”), is the general partner and/or investment adviser. Richard S. Spencer III, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities except to the extent of their respective pecuniary interests therein.

(123)	Representatives of this security holder have advised us that Ashdon Select Managers, Chrysler LLC Master Retirement Trust, Westcliff Aggressive Growith, LP, Westcliff Partners, LP, Westcliff Foundation., Westcliff Fund, LP, Westcliff Long/Short, LP, and Westcliff Management, LLC (“Westcliff”), is the general partner and/or investment adviser. Richard S. Spencer III, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities except to the extent of their respective pecuniary interests therein.

(124)	Representatives of this security holder have advised us that Ashdon Select Managers, Chrysler LLC Master Retirement Trust, Westcliff Aggressive Growith, LP, Westcliff Partners, LP, Westcliff Foundation., Westcliff Fund, LP, Westcliff Long/Short, LP, and Westcliff Management, LLC (“Westcliff”), is the general partner and/or investment adviser. Richard S. Spencer III, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities except to the extent of their respective pecuniary interests therein.

(125)	Representatives of this security holder have advised us that Ashdon Select Managers, Chrysler LLC Master Retirement Trust, Westcliff Aggressive Growith, LP, Westcliff Partners, LP, Westcliff Foundation., Westcliff Fund, LP, Westcliff Long/Short, LP, and Westcliff Management, LLC (“Westcliff”), is the general partner and/or investment adviser. Richard S. Spencer III, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities except to the extent of their respective pecuniary interests therein.

(126)	Representatives of this security holder have advised us that Ashdon Select Managers, Chrysler LLC Master Retirement Trust, Westcliff Aggressive Growith, LP, Westcliff Partners, LP, Westcliff Foundation., Westcliff Fund, LP, Westcliff Long/Short, LP, and Westcliff Management, LLC (“Westcliff”), is the general partner and/or investment adviser. Richard S. Spencer III, as managing member of Westcliff, has discretionary authority to purchase, vote and dispose of the securities except to the extent of their respective pecuniary interests therein.

(127)	Representatives of this security holder have advised us that Peter B. Voldness is the natural person with voting and dispositive power with respect to the securities held by this security holder. This security holder acquired the securities as compensation for activities relating to acting as placement agent in the 2010 and 2011 Private Placement and is a registered broker-dealer.

(128)	Representatives of this security holder have advised us that Michael Rabinowitz is the natural person with voting and dispositive power with respect to the securities held by this security holder. This security holder acquired the securities as compensation for activities of its affiliate, Maxim Group LLC, who is a registered broker-dealer, relating to acting as placement agent in the Private Placement.

(129)	Includes 35,714 shares of common stock and 35,714 shares of common stock acquirable upon exercise of warrants.

PLAN OF DISTRIBUTION
     The selling security holders, which as used herein includes donees, pledgees, transferees, or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling security holder as a gift, pledge, partnership distribution, or other transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
     The selling security holders may use any one or more of the following methods when disposing of shares or interests therein:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.
     The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledges, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     In connection with the sale of our common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The aggregate proceeds to the selling security holders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling security holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
     The selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, provided that they meet the criteria and conform to the requirements of that rule.
     Any underwriters, broker-dealers, or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.
     To the extent required, the shares of our common stock to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
     We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
     We have agreed to indemnify the selling security holders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
     We have agreed with the selling security holders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.
DESCRIPTION OF SECURITIES
     Our authorized capital consists of 250,000,000 shares of common stock, $0.001 par value per share, of which 27,195,928 shares of common stock were issued and outstanding as of March 15, 2011. The following description is a summary and is qualified in its entirety by our Amended and Restated Articles of Incorporation and Bylaws as currently in effect.
Common Stock
     Each holder of common stock is entitled to receive ratable dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. As of the date of this prospectus, we have not paid any dividends on our common stock, and none are contemplated in the foreseeable future. We anticipate that all earnings that may be generated from our operations will be used to finance our growth.

     Holders of common stock are entitled to one vote for each share held of record. There are no cumulative voting rights in the election of directors. Thus the holders of more than 50% of the outstanding shares of common stock can elect all of our directors if they choose to do so.
     The holders of our common stock have no preemptive, subscription, conversion or redemption rights. Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to receive our assets pro rata.
Warrants
     This registration statement does not register the resale of the warrants, but does register for resale the shares of common stock issuable upon exercise of the warrants.
     The warrant provides that the warrant exercise price is subject to adjustment from time to time if we (i) pay a stock dividend or otherwise make a distribution or distributions on shares of our common stock or any other equity or equity equivalent securities payable in shares of common stock, (ii) subdivide outstanding shares of common stock into a larger number of shares, (iii) combine (including by way of reverse stock split) outstanding shares of common stock into a smaller number of shares or (iv) issue by reclassification of shares of the common stock any shares of our capital stock. For example, if we were to conduct a 4-for-1 stock split such that each outstanding share became four shares of common stock, the exercise price of the warrant would be reduced to one-quarter of the exercise price in effect immediately prior to the stock split and the number of shares acquirable upon a subsequent exercise of the warrant shall be multiplied by four.
Transfer Agent and Registrar
     The Transfer Agent and Registrar for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004.
LEGAL MATTERS
     Certain legal matters in connection with the offering and the validity of the common stock offered by this prospectus was passed upon by Snell & Wilmer L.L.P., Costa Mesa, California.
EXPERTS
     The consolidated financial statements of CryoPort, Inc. as of March 31, 2010 and 2009 and for the years then ended, included in this prospectus, have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their report appearing herein, and elsewhere in the registration statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We are required to comply with the information and periodic reporting requirements of the Exchange Act, and, in accordance with the requirements of the Exchange Act, will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the regional offices, public reference facilities and internet site of the SEC referred to below.

     We filed with the SEC a registration statement on Form S-1 under the Securities Act for the common stock and warrants to be sold in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock, warrants and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.
     A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC, 100 F Street, Washington, DC 20549. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.
     You can find more information about us on our website, which is located at http://www.cryoport.com.
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES
     Under the Nevada General Corporation Law and our Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care.” This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
CryoPort, Inc.
Consolidated Financial Statements
March 31, 2010 and 2009
Consolidated Financial Statements
December 31, 2010 and 2009
(Unaudited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of
CryoPort, Inc.
     We have audited the accompanying consolidated balance sheets of CryoPort, Inc. (the “Company”) as of March 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CryoPort, Inc. at March 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
     As discussed in Note 1 to the consolidated financial statements, management adopted a new accounting policy for derivative instruments in fiscal 2010.
     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring losses and negative cash flows from operations since inception. Although the Company has working capital of $1,994,934 and cash and cash equivalents balance of $3,629,886 at March 31, 2010, management has estimated that cash on hand, which include proceeds from the offering received in the fourth quarter of fiscal 2010, will only be sufficient to allow the Company to continue its operations only into the second quarter of fiscal 2011. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.
/s/ KMJ Corbin & Company LLP
Costa Mesa, California
June 21, 2010

CRYOPORT, INC.
CONSOLIDATED BALANCE SHEETS

	March 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$3,629,886	$249,758
Restricted cash	90,404	101,053
Accounts receivable, net of allowances of $1,500 in 2010 and $600 in 2009	81,036	2,546
Inventory	—	530,241
Other current assets	104,014	170,399

Total current assets	3,905,340	1,053,997
Property and equipment, net	559,241	189,301
Intangible assets, net	311,965	264,364
Deferred financing costs	—	3,600
Deposits and other assets	—	61,294

Total assets	$4,776,546	$1,572,556

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$823,653	$218,433
Accrued compensation and related expenses	312,002	206,180
Accrued warranty costs	—	18,743
Convertible notes payable, net of discount of $13,586 in 2009	—	46,414
Current portion of convertible debentures payable and accrued interest, net of discount of $0 in 2010 and $662,583 in 2009	200,000	3,836,385
Line of credit and accrued interest	90,388	90,310
Current portion of related party notes payable	150,000	150,000
Current portion of note payable to former officer	—	90,000
Derivative liabilities	334,363	—
Other accrued expenses	—	90,547

Total current liabilities	1,910,406	4,747,012
Related party notes payable and accrued interest, net of current portion	1,478,256	1,533,760
Note payable to former officer and accrued interest, net of current portion	—	67,688
Convertible debentures payable, net of current portion and discount of $728,109 in 2010 and $2,227,205 in 2009, respectively	2,302,459	—

Total liabilities	5,691,121	6,348,460

Commitments and Contingencies
Stockholders’ deficit:
Common stock, $0.001 par value; 250,000,000 shares authorized; 8,136,619 and 4,186,194 shares issued and outstanding at March 31, 2010 and 2009, respectively	8,137	4,186
Additional paid-in capital	45,021,097	25,854,265
Accumulated deficit	(45,943,809)	(30,634,355)

Total stockholders’ deficit	(914,575)	(4,775,904)

Total liabilities and stockholders’ deficit	$4,776,546	$1,572,556

See accompanying notes.

CRYOPORT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended March 31,
	2010	2009
Revenues	$117,956	$35,124
Cost of revenues	717,710	546,152

Gross loss	(599,754)	(511,028)
Costs and expenses:
Selling, general and administrative	3,312,635	2,387,287
Research and development	284,847	297,378

Total costs and expenses	3,597,482	2,684,665

Loss from operations	(4,197,236)	(3,195,693)
Other (expense) income:
Interest income	8,164	32,098
Interest expense	(7,028,684)	(2,693,383)
Loss on sale of property and equipment	(9,184)	—
Loss on extinguishment of debt	—	(10,846,573)
Change in fair value of derivative liabilities	5,576,979	—

Total other expense, net	(1,452,725)	(13,507,858)

Loss before income taxes	(5,649,961)	(16,703,551)
Income taxes	1,600	1,600

Net loss	$(5,651,561)	$(16,705,151)

Net loss per common share, basic and diluted	$(1.13)	$(4.05)

Basic and diluted weighted average common shares outstanding	5,011,057	4,123,819

See accompanying notes.

CRYOPORT, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance at March 31, 2008	40,928,225	40,929	13,888,094	(13,929,204)	(181)
Adjust beginning balance for reverse stock split effected in February 2010	(36,835,402)	(36,836)	36,836	—	—
Issuance of common stock for conversion of convertible debentures including accrued interest	3,890	4	5,442	—	5,446
Cancellation of common stock issued for debt principal reduction	(14,014)	(14)	(117,706)	—	(117,720)
Issuance of common stock for extinguishment of debt	40,000	40	163,960	—	164,000
Change in fair value of warrants issued in connection with debt modifications	—	—	9,824,686	—	9,824,686
Issuance of common stock to consultants	40,224	40	249,062	—	249,102
Exercise of stock options and warrants for cash	8,269	8	3,299	—	3,307
Cashless exercise of warrants	15,002	15	(15)	—	—
Debt discount related to convertible debentures	—	—	991,884	—	991,884
Share-based compensation related to stock options and warrants issued to consultants, employees and directors	—	—	808,723	—	808,723
Net loss	—	—	—	(16,705,151)	(16,705,151)

Balance at March 31, 2009	4,186,194	4,186	25,854,265	(30,634,355)	(4,775,904)
Cumulative effect related to adoption of new accounting principle	—	—	(4,217,730)	(9,657,893)	(13,875,623)
Issuance of common stock for conversion of convertible notes payable including accrued interest	519,186	519	1,459,682	—	1,460,201
Issuance of common stock for conversion of convertible debentures and accrued interest	1,236,316	1,237	4,267,446	—	4,268,683
Reclassification of derivative liability to additional paid-in capital upon conversion of convertible notes and debentures	—	—	2,728,459	—	2,728,459
Reclassification of derivative liability to additional paid-in capital upon effectively fixing conversion feature and warrant price	—	—	9,009,329	—	9,009,329
Estimated fair value of warrants issued as commission for debt financing	—	—	63,396	—	63,396
Issuance of common stock for services	33,490	33	166,061	—	166,094
Exercise of warrants for cash, net	479,033	479	1,359,989	—	1,360,468
Cashless exercise of warrants and stock options	15,753	16	(16)	—	—
Issuance of units in public offering, net of offering costs of $1,257,904	1,666,667	1,667	3,740,430	—	3,742,097
Share-based compensation related to stock options and warrants issued to consultants, employees and directors	—	—	589,786	—	589,786
Fractional share adjustment for stock split	(20)	—	—	—	—
Net loss	—	—	—	(5,651,561)	(5,651,561)

Balance at March 31, 2010	8,136,619	$8,137	$45,021,097	$(45,943,809)	$(914,575)

See accompanying notes.

CRYOPORT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended March 31,
	2010
	2010	2009
OPERATING ACTIVITIES
Net loss	$(5,651,561)	$(16,705,151)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	150,093	81,984
Amortization of deferred financing costs	159,516	42,284
Amortization of debt discount	6,417,346	2,223,116
Stock issued to consultants	166,094	249,102
Fair value of stock options and warrants issued to consultants, employees and directors	865,895	699,467
Change in fair value of derivative instruments	(5,576,979)	—
Loss on extinguishment of debt	—	10,846,573
Loss on sale of assets	9,184	—
Loss on disposal of Cryogenic shippers	21,285	—
Interest accrued on restricted cash	649	(6,227)
Changes in operating assets and liabilities:
Accounts receivable, net	(78,490)	18,865
Inventory	81,012	(408,289)
Prepaid expenses and other assets	(50,219)	7,329
Accounts payable	300,454	(15,865)
Accrued expenses	(90,547)	(8,101)
Accrued warranty costs	(18,743)	(11,250)
Accrued compensation and related expense	105,822	68,077
Accrued interest	335,830	331,616

Net cash used in operating activities	(2,853,359)	(2,586,470)

INVESTING ACTIVITIES
Decrease in restricted cash	10,000	108,844
Purchases of intangibles	(116,948)	(49,781)
Purchases of property and equipment	(31,926)	(58,578)

Net cash (used in) provided by investing activities	(138,874)	485

FINANCING ACTIVITIES
Proceeds from issuance of common stock, net of cash paid for issuance costs	4,046,863	—
Proceeds from borrowings under convertible notes	1,321,500	1,122,500
Repayment of convertible debt	—	(117,720)
Repayment of line of credit	—	(25,500)
Repayment of deferred financing costs	(92,520)	(191,875)
Repayment of notes payable	—	(12,000)
Payment of related party notes payable	(120,000)	(120,000)
Repayments of note payable to officer	(143,950)	(54,000)
Payment of fees associated with the exercise of warrants	(76,632)	—
Proceeds from exercise of options and warrants	1,437,100	3,307

Net cash provided by financing activities	6,372,361	604,712

Net change in cash and cash equivalents	3,380,128	(1,981,273)
Cash and cash equivalents, beginning of year	249,758	2,231,031

Cash and cash equivalents, end of year	$3,629,886	$249,758

CRYOPORT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	Years Ended March 31,
	2010
	2010	2009
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	13,875	95,360

Income taxes	1,600	800

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Offering costs in connection with equity financing	$304,766	$—

Deferred financing costs in connection with convertible debt financing and debt modifications	$—	$3,600

Warrants issued as deferred financing costs in connection with convertible debt financing	$—	$117,530

Purchase of intangible assets with warrants	$—	$232,964

Debt discount in connection with convertible debt financing	$1,080,201	$1,263,586

Conversion of debt and accrued interest to common stock	$5,728,884	$5,446

Reclassification of embedded conversion feature to equity upon conversion	$2,728,459	$—

Cashless exercise of warrants and stock options	$16	$150

Cancellation of shares issued for debt principal reduction	$—	$117,720

Change in fair value of warrants issued in connection of debt modification	$—	$9,824,686

Cumulative effect of accounting change to debt discount for derivative liabilities	$2,595,095	$—

Cumulative effect of accounting change to accumulated deficit for derivative liabilities	$9,657,893	$—

Cumulative effect of accounting change to additional paid-in capital for derivative liabilities	$4,217,730	$—

Reclassification of inventory to property and equipment	$449,229	$—

Fair value of shares issued in connection with debt modifications	$—	$164,000

Addition of principal due to debt modifications	$646,369	$1,012,232

Reclassification of derivative liabilities to additional paid in capital upon effectively fixing conversion feature and warrant price	$9,009,329	$—

See accompanying notes.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1. Organization and Summary of Significant Accounting Policies
The Company
     CryoPort, Inc. (the “Company” or “we”) is a provider of an innovative cold chain frozen shipping system dedicated to providing superior, affordable cryogenic shipping solutions that ensure the safety, status and temperature of high value, temperature sensitive materials. The Company has developed cost-effective reusable cryogenic transport containers (referred to as a “shipper”) capable of transporting biological, environmental and other temperature sensitive materials at temperatures below 0° Celsius. These dry vapor shippers are one of the first significant alternatives to using dry ice and achieve 10-plus day holding times compared to one to two day holding times with dry ice (assuming no re-icing during transit). The Company’s value proposition comes from both providing safe transportation and an environmentally friendly, long lasting shipper, and through its value-added services that offer a simple hassle-free solution for its customers. These value-added services include an internet-based web portal that enables the customer to initiate scheduling, shipping and tracking the progress and status of a shipment, and provide in-transit temperature and custody transfer monitoring of the shipper. The CryoPort service also provides a fully ready charged shipper containing all freight bills, customs documents and regulatory paperwork for the entire journey of the shipper to its customers at their pick up location.
     The Company’s principal focus has been the further development and commercial launch of CryoPort Express® Portal, an innovative IT solution for shipping and tracking high-value specimens through overnight shipping companies, and its CryoPort Express® Shipper, a dry vapor cryogenic shipper for the transport of biological and pharmaceutical materials. A dry vapor cryogenic shipper is a container that uses liquid nitrogen in dry vapor form, which is suspended inside a vacuum insulated bottle as a refrigerant, to provide storage temperatures below minus 150° Celsius. The dry vapor shipper is designed using innovative, proprietary, and patent pending technology which prevents spillage of liquid nitrogen and pressure build up as the liquid nitrogen evaporates. A proprietary foam retention system is employed to ensure that liquid nitrogen stays inside the vacuum container, even when placed upside-down or on its side as is often the case when in the custody of a shipping company. Biological specimens are stored in a specimen chamber, referred to as a “well,” inside the container and refrigeration is provided by harmless cold nitrogen gas evolving from the liquid nitrogen entrapped within the foam retention system surrounding the well. Biological specimens transported using our cryogenic shipper can include clinical samples, diagnostics, live cell pharmaceutical products (such as cancer vaccines, semen and embryos, and infectious substances) and other items that require and/or are protected through continuous exposure to frozen or cryogenic temperatures (less than minus 150° Celsius).
     The Company recently entered into its first strategic relationship with a global courier on January 13, 2010 when it signed an agreement with Federal Express Corporation (“FedEx”) pursuant to which the Company will lease to FedEx such number of its cryogenic shippers that FedEx shall, from time to time, order for FedEx’s customers. Under this agreement, FedEx has the right to and shall, on a non-exclusive basis, promote, market and sell transportation of the Company’s shippers and its related value-added goods and services, such as its data logger, web portal and planned CryoPort Express® Smart Pak System.
Going Concern
     As reported in the Report of Independent Registered Public Accounting Firm on the Company’s March 31, 2010 and 2009 consolidated financial statements, the Company has incurred recurring losses and negative cash flows from operations since inception. The Company has not generated significant revenues from operations and has no assurance of any future significant revenues. The Company generated revenues of only $117,956, incurred a net loss of $5,651,561 and used cash of $2,853,359 in its operating activities during the year ended March 31, 2010. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     During the period from March 30, 2009 through March 31, 2010, the Company raised gross proceeds of $1,381,500 under the Private Placement Debentures (see Note 8) and gross proceeds of $1,437,100 (see Note 10) from the exercise of options and warrants. On February 25, 2010 the Company completed a public offering of units consisting of 1,666,667 shares of common stock and 1,666,667 warrants to purchase one share of common stock at an exercise price of $3.30, for gross proceeds of $5,000,001 and net proceeds of $3,742,097. Each unit consisting of one share, together with one warrant to purchase one share, was priced at $3.00. As a result of these recent financings and the public offering, the Company had an aggregate cash and cash equivalents and of $3,629,886 as of March 31, 2010 which will be used to fund the working capital required for minimal operations including limited shipper build up as well as limited sales efforts to advance the Company’s commercialization of the CryoPort Express® Shippers until additional capital is obtained. Management has estimated that cash on hand as of March 31, 2010, will be sufficient to allow the Company to continue its operations only into the second quarter of fiscal 2011. The Company’s management recognizes that the Company must obtain additional capital for the achievement of sustained profitable operations. Management’s plans include obtaining additional capital through equity and debt funding sources; however, no assurance can be given that additional capital, if needed, will be available when required or upon terms acceptable to the Company.
Basis of Presentation
     The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. (“GAAP”)
Reverse Stock Split
     On February 5, 1010, we effected a 10-for-1 reverse stock split of all of our issued and outstanding shares of common stock (the “Reverse Stock Split”) by filing a Certificate of Amendment to Amended and Restated Articles of Incorporation with the Secretary of State of Nevada. The par value and number of authorized shares of our common stock remained unchanged. The number of shares and per share amounts included in the consolidated financial statements and the accompanying notes have been adjusted to reflect the Reverse Stock Split retroactively. Unless otherwise indicated, all references to number of shares, per share amounts and earnings per share information contained in this report give effect to the Reverse Stock Split.
Principles of Consolidation
     The consolidated financial statements include the accounts of CryoPort, Inc. and its wholly owned subsidiary, CryoPort Systems, Inc. All intercompany accounts and transactions have been eliminated.
Use of Estimates
     The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from estimated amounts. The Company’s significant estimates include allowances for doubtful accounts and sales returns, recoverability of long-lived assets, accrued warranty costs, deferred tax assets and their accompanying valuations, product liability reserves, valuation of derivative liabilities and valuation of common stock, warrants and stock options issued for products or services.
Fair Value of Financial Instruments
     The Company’s financial instruments consist of cash and cash equivalents, restricted cash, accounts receivable, related-party notes payable, note payable to officer, a line of credit, convertible notes payable, accounts payable and accrued expenses. The carrying value for all such instruments approximates fair value at March 31, 2010 and 2009. The difference between the fair value and recorded values of the related party notes payable is not significant.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Cash and Cash Equivalents
     The Company considers highly liquid investments with original maturities of 90 days or less to be cash equivalents.
Concentration of Credit Risk
Cash and cash equivalents
     The Company maintains its cash accounts in financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”). Effective October 3, 2008, the Emergency Economic Stabilization Act of 2008 raised the FDIC deposit coverage limits to $250,000 per owner from $100,000 per owner through January 1, 2014. At March 31, 2010 and 2009, the Company had $3,490,116 and $121,042 which exceeded the FDIC insurance limit, respectively, of cash balances, including restricted cash. The Company performs ongoing evaluations of these institutions to limit its concentration risk exposure.
Restricted cash
     The Company has invested cash in a one year restricted certificate of deposit bearing interest at 1% which serves as collateral for borrowings under a line of credit agreement (see Note 6). At March 31, 2010 and 2009, the balance in the certificate of deposit was $90,404 and $101,053, respectively.
Customers
     The Company grants credit to customers within the United States of America and to a limited number of international customers and does not require collateral. Revenues from international customers are generally secured by advance payments except for a limited number of established foreign customers. The Company generally requires advance or credit card payments for initial revenues from new customers. The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company. Reserves for uncollectible amounts are provided based on past experience and a specific analysis of the accounts which management believes are sufficient. Accounts receivable at March 31, 2010 and 2009 are net of reserves for doubtful accounts of approximately of $1,500 and $600, respectively. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.
     The Company has foreign revenues primarily in Europe, Canada, India and Australia. During 2010 and 2009, the Company had foreign revenues of approximately $66,500 and $6,500, respectively, which constituted approximately 56% and 19% of total revenues, respectively.
     The majority of the Company’s customers are in the biotechnology, pharmaceutical and life science industries. Consequently, there is a concentration of receivables within these industries, which is subject to normal credit risk. At March 31, 2010, annual net revenues from BD Biosciences and CDx Holdings, Inc. accounted for 32.1% and 18.7%, respectively, of our total revenues. At March 31, 2009, there were no significant customer concentrations. The Company maintains reserves for bad debt and such losses, in the aggregate, historically have not exceeded our estimates.
Inventory
     Prior to our new business strategy inventories were stated at the lower of standard cost or current estimated market value. Cost was determined using the standard cost method which approximates the first-in, first-to-expire method.
     Inventories were reviewed periodically for slow-moving or obsolete status. We adjusted our inventory to reflect situations in which the cost of inventory was not expected to be recovered. Once established, write-downs of inventories were considered permanent adjustments to the cost basis of the obsolete or excess inventories. Raw

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
materials, work in process and finished goods included material costs less reserves for obsolete or excess inventories. We evaluated the current level of inventory considering historical trends and other factors, and based on our evaluation, recorded adjustments to reflect inventory at its net realizable value. These adjustments were estimates, which could vary significantly from actual results if future economic conditions, customer demand, competition or other relevant factors differ from expectations. These estimates required us to make assessments about the future demand for our products in order to categorize the status of such inventory items as slow-moving, obsolete or in excess-of-need. These estimates were subject to the ongoing accuracy of our forecasts of market conditions, industry trends, competition and other factors. Differences between our estimated reserves and actual inventory adjustments were not significant, and were accounted for in the current period as a change in estimate in accordance with generally accepted accounting principles.
     In 2010, the Company changed its operations and now provides shipping containers to its customers and charges a fee in exchange for the use of the container. The Company’s arrangements are similar to the accounting standard for leases since they convey the right to use the containers over a period of time. The Company retains title to the containers and provides its customers the use of the container for a specified shipping cycle. At the culmination of the customer’s shipping cycle, the container is returned to the Company. As a result, during the quarter ended September 30, 2009, the Company reclassified the containers from inventory to fixed assets upon commencement of the per-use container program.
Property and Equipment
     Property and equipment are recorded at cost. Cryogenic Shippers are depreciated using the straight-line method over their estimated useful lives of three years. Equipment and furniture are depreciated using the straight-line method over their estimated useful lives (generally three to seven years) and leasehold improvements are amortized using the straight-line method over the estimated useful life of the asset or the lease term, whichever is shorter. Equipment acquired under capital leases is amortized over the estimated useful life of the assets or term of the lease, whichever is shorter and included in depreciation expense.
     Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.
Intangible Assets
     Intangible assets are comprised of patents and trademarks and software development costs. The Company capitalizes costs of obtaining patents and trademarks which are amortized, using the straight-line method over their estimated useful life of five years. The Company capitalizes certain costs related to software developed for internal use. Software development costs incurred during the preliminary or maintenance project stages are expensed as incurred, while costs incurred during the application development stage are capitalized and amortized using the straight-line method over the estimated useful life of the software, which is five years. Capitalized costs include purchased materials and costs of services including the valuation of warrants issued to consultants.
Long-lived Assets
     If indicators of impairment exist, we assess the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through undiscounted future operating cash flows. If impairment is indicated, we measure the amount of such impairment by comparing the fair value to the carrying value. We believe the future cash flows to be received from the long-lived assets will exceed the assets’ carrying value, and accordingly, we have not recognized any impairment losses through March 31, 2010.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Deferred Financing Costs
     In February, 2010 the Company completed a public offering of units consisting of 1,666,667 shares of common stock and 1,666,667 warrants to purchase one share of common stock at an exercise price of $3.30, for gross proceeds of $5,000,001 and net proceeds of approximately $3,742,097. Each unit consisting of one share, together with one warrant to purchase one share, was priced at $3.00. In connection with this public offering we incurred financing costs of $1,257,904 which consisted primarily of placement agent fees, accounting, legal and filing fees and were netted against the proceeds of the offering upon completion.
     In connection with the issuance of convertible notes payable (see Note 8), we paid financing costs, which consisted primarily of placement agent fees, accounting, legal and filing fees and are being amortized over the life of the debt. Amortization of the deferred financing costs using the effective interest method was $159,516 and $42,284 for the years ended March 31, 2010 and 2009, respectively, and were included in interest expense. As of March 31, 2010 and 2009, deferred financing costs, net of accumulated amortization were approximately $0 and $3,600, respectively.
Accrued Warranty Costs
     Estimated costs of the Company’s standard warranty, included with products at no additional cost to the customer for a period up to one year, are recorded as accrued warranty costs at the time of product sale. Costs related to servicing the standard warranty are charged to the accrual as incurred.
     The following represents the activity in the warranty accrual during the years ended March 31:

	2010	2009
Beginning warranty accrual	$18,743	$29,993
Increase in accrual (charged to cost of sales)	—	750
Charges to accrual (product replacements)	—	(12,000)
Reversal of remaining accrual due to expected future claims	(18,743)	—

Ending warranty accrual	$—	$18,743

Convertible Debentures
     If a conversion feature of conventional convertible debt is not accounted for as a derivative instrument and provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount. The convertible debt is recorded net of the discount related to the BCF. The Company amortizes the discount to interest expense over the life of the debt using the effective interest rate method.
Derivative Liabilities
     Effective April 1, 2009, certain of the Company’s issued and outstanding common stock purchase warrants and embedded conversion features previously treated as equity pursuant to the derivative treatment exemption were no longer afforded equity treatment, and the fair value of these common stock purchase warrants and embedded conversion features, some of which have exercise price reset features and some that were issued with convertible debt, were reclassified from equity to liability status as if these warrants were treated as a derivative liability since their date of issue. The common stock purchase warrants were not issued with the intent of effectively hedging any future cash flow, fair value of any asset, liability or any net investment in a foreign operation. The warrants do not qualify for hedge accounting, and as such, all future changes in the fair value of these warrants are recognized currently in earnings until such time as the warrants are exercised, expire or the related rights have been waived. These common stock purchase warrants do not trade in an active securities market, and as such, the Company estimates the fair value of these warrants using the Black-Scholes option pricing model (see “Adoption of New Accounting Principle” section below and Note 9).

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Commitments and Contingencies
     The Company is subject to routine claims and litigation incidental to our business. In the opinion of management, the resolution of such claims is not expected to have a material adverse effect on our operating results or financial position.
Income Taxes
     The Company accounts for income taxes under the provision of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes, or ASC 740. As of March 31, 2010 and 2009, there were no unrecognized tax benefits included in the balance sheet that would, if recognized, affect the effective tax rate. Based on the weight of available evidence, the Company’s Management has determined that it is not more likely than not that the net deferred tax assets will be realized. Therefore, the Company has recorded a full valuation allowance against the net deferred tax assets. The Company’s income tax provision consists of state minimum taxes.
     The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on its consolidated balance sheets at March 31, 2010 and 2009, respectively and have not recognized interest and/or penalties in the consolidated statement of operations for the years ended March 31, 2010 and 2009. The Company is subject to taxation in the United States and various state jurisdictions. As of March 31, 2010, the Company is no longer subject to U.S. federal examinations for years before 2006; and for California franchise and income tax examinations for years before 2005. However, to the extent allowed by law, the taxing authorities may have the right to examine prior periods where net operating losses were generated and carried forward, and make adjustments up to the amount of the net operating loss carry forward amount. The Company is not currently under examination by U.S. federal or state jurisdictions.
Supply Concentration Risks
     The component parts for our products are primarily manufactured at third party manufacturing facilities. The Company also has a warehouse at our corporate offices in Lake Forest, California, where the Company is capable of manufacturing certain parts and fully assemble its products. Most of the components that the Company uses in the manufacture of its products are available from more than one qualified supplier. For some components, however, there are relatively few alternate sources of supply and the establishment of additional or replacement suppliers may not be accomplished immediately, however, the Company has identified alternate qualified suppliers which the Company believes could replace existing suppliers. Should this occur, the Company believes that with its current level of shippers and production rate the Company has enough to cover a four to six week gap in maximum disruption of production.
     Primary manufacturers used by us include Spaulding Composites Company, Peterson Spinning and Stamping, Lydall Industrial Thermal Solutions, and Ludwig, Inc. There are no specific agreements with any manufacturer nor are there any long term commitments to any manufacturer. The Company believes that any of the manufactures currently used by it could be replaced within a short period of time as none have a proprietary component or a substantial capital investment specific to its products.
Revenue Recognition
     The Company provides shipping containers to their customers and charges a fee in exchange for the use of the container. The Company’ arrangements are similar to the accounting standard for leases since they convey the right to use the containers over a period of time. The Company retains title to the containers and provides its customers the use of the container for a specified shipping cycle. At the culmination of the customer’s shipping cycle, the container is returned to the Company.
     The Company recognizes revenue for the use of the shipper at the time of the delivery of the shipper to the end user of the enclosed materials, and at the time that collectability is reasonably certain.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Accounting for Shipping and Handling Revenue, Fees and Costs
     The Company classifies amounts billed for shipping and handling as revenue. Shipping and handling fees and costs are included in cost of sales.
Research and Development Expenses
     Expenditures relating to research and development are expensed in the period incurred. Research and development expenses to date have consisted primarily of costs associated with the continually improving the features of the CryoPort Express® System including the web based customer service portal and the CryoPort Express® Shippers. Further, these efforts are expected to lead to the introduction of shippers of varying sizes based on market requirements, constructed of lower cost materials and utilizing high volume manufacturing methods that will make it practical to provide the cryogenic packages offered by the CryoPort Express® System. Other research and development effort has been directed toward improvements to the liquid nitrogen retention system to render it more reliable in the general shipping environment and to the design of the outer packaging. Alternative phase change materials in place of liquid nitrogen may be used to increase the potential markets these shippers can serve such as ambient and 2-8°C markets.
Stock-based Compensation
     The Company recognizes compensation expense for all stock-based awards made to employees and directors. The fair value of stock-based awards is estimated at grant date using an option pricing model and the portion that is ultimately expected to vest is recognized as compensation cost over the requisite service period.
     Since stock-based compensation is recognized only for those awards that are ultimately expected to vest, the Company has applied an estimated forfeiture rate to unvested awards for the purpose of calculating compensation cost. These estimates will be revised, if necessary, in future periods if actual forfeitures differ from estimates. Changes in forfeiture estimates impact compensation cost in the period in which the change in estimate occurs. The estimated forfeiture rates at March 31, 2010 and 2009 was zero as the Company has not had a significant history of forfeitures and does not expect forfeitures in the future.
     The Company uses the Black-Scholes option-pricing model to estimate the fair value of stock-based awards. The determination of fair value using the Black-Scholes option-pricing model is affected by its stock price as well as assumptions regarding a number of complex and subjective variables, including expected stock price volatility, risk-free interest rate, expected dividends and projected employee stock option exercise behaviors.
     At March 31, 2010, there was $471,401 of total unrecognized compensation cost related to non-vested stock options, which is expected to be recognized over a remaining weighted average vesting period of approximately 1.69 years.
     The Company’s stock-based compensation plans are discussed further in Note 11.
Issuance of Stock for Non-Cash Consideration
     The Company accounts for equity issuances to non-employees in accordance with accounting guidance for equity instruments that are issued to other than employees for acquiring, or in conjunction with selling, goods and services. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Basic and Diluted Loss Per Share
     Basic loss per common share is computed based on the weighted average number of shares outstanding during the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. For the years ended March 31, 2010 and 2009, the Company was in a loss position and the basic and diluted loss per share are the same since the effect of stock options, warrants and convertible notes payable on loss per share was anti-dilutive and thus not included in the diluted loss per share calculation. The impact under the treasury stock method of dilutive stock options and warrants and the if-converted method of convertible debt would have resulted in weighted average common shares outstanding of 8,472,977 and 5,756,525 for the years ended March 31, 2010 and 2009, respectively.
     In addition, in computing the dilutive effect of convertible securities, the numerator is adjusted to add back the after-tax amount of interest, if any, recognized in the period associated with any convertible debt.
Segment Reporting
     We currently operate in only one segment.
Adoption of New Accounting Principle
     Equity-linked instruments (or embedded features) that otherwise meet the definition of a derivative are not accounted for as derivatives if certain criteria are met, one of which is that the instrument (or embedded feature) must be indexed to the entity’s own stock. The Company’s warrant and convertible debt agreements contain adjustment (or ratchet) provisions and accordingly, the Company determined that these instruments are not indexed to the Company’s common stock. As a result of the adoption of new accounting guidance, the Company is required to account for these instruments as derivative liabilities. The Company applied these provisions to outstanding instruments as of April 1, 2009. The cumulative effect at April 1, 2009 was to record, at fair value, a liability for the warrants and embedded conversion features, including the effects on the discounts on the convertible notes of $2,595,095, resulted in an aggregate reduction to equity of $13,875,623 consisting of a reduction to additional paid-in capital of $4,217,730 and an increase in the accumulated deficit of $9,657,893 to reflect the change in the accounting. The warrants and embedded conversion features are carried at fair value and adjusted each period through earnings.
     During February 2010, the Company reclassified $9,009,329 in derivatives liabilities to additional paid-in capital due to the modification in terms resulting from the 2010 Amendment, as defined (see Note 9).
     The following table summarizes the effect of the adoption of the accounting principle on the consolidated balance sheet as of April 1, 2009:

	As
	Previously		Cumulative
	Reported	As Adjusted	Adjustment
Liabilities and Stockholders’ Deficit:
Total liabilities	$6,348,460	$20,224,083	$13,875,623

Stockholders’ deficit:
Common stock	4,186	4,186	—
Additional paid-in capital	25,854,265	21,636,535	(4,217,730)
Accumulated deficit	(30,634,355)	(40,292,248)	(9,657,893)

Total stockholders’ deficit	(4,775,904)	(18,651,527)	(13,875,623)

Total liabilities and stockholders’ deficit	$1,572,556	$1,572,556	$—

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
New Accounting Pronouncements
     In August 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-05, Measuring Liabilities at Fair Value, or ASU 2010-05, which amends ASC 820 to provide clarification of a circumstance in which a quoted price in an active market for an identical liability is not available. A reporting entity is required to measure fair value using one or more of the following methods: 1) a valuation technique that uses a) the quoted price of the identical liability when traded as an asset or b) quoted prices for similar liabilities (or similar liabilities when traded as assets) and/or 2) a valuation technique that is consistent with the principles of ASC 820. ASU 2010-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to adjust to include inputs relating to the existence of transfer restrictions on that liability. The adoption did not have a material impact on our consolidated financial statements.
Note 2. Inventory
     Inventories consist of the following:

	March 31,	March 31,
	2010	2009
Raw materials	$—	$350,021
Work in process	—	7,253
Finished goods	—	172,967

	$—	$530,241

     During its early years, the Company’s limited revenue was derived from the sale of our reusable product line. The Company’s current business plan focuses on per-use leasing of shipping containers and value-added services that will be used by us to provide an end-to-end and cost-optimized shipping solutions.
     The Company provides shipping containers to its customers and charges a fee in exchange for the use of the container. The Company’s arrangements are similar to the accounting standard for leases since they convey the right to use the containers over a period of time. The Company retains title to the containers and provides its customers the use of the container for a specified shipping cycle. At the culmination of the customer’s shipping cycle, the container is returned to the Company. As a result, during the quarter ended September 30, 2009, the Company reclassified its containers from inventory to property and equipment upon commencement of the per-use leasing program.
Note 3. Property and Equipment
     Equipment and leasehold improvements and related accumulated depreciation and amortization are as follows:

	March 31,
	2010	2009
Cryogenic shippers	$449,734	$—
Furniture and fixtures	3,284	23,253
Machinery and equipment	340,169	640,748
Leasehold improvements	19,426	19,426

	812,613	683,427
Less accumulated depreciation and amortization	(253,372)	(494,126)

	$559,241	$189,301

     During its early years, the Company’s limited revenue was derived from the sale of our reusable product line. The Company’s current business plan focuses on per-use leasing of shipping containers and added-value services that will be used by us to provide an end-to-end and cost-optimized shipping solutions.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     Total depreciation and amortization expense related to property and equipment amounted to $80,746 and $63,129 for the years ended March 31, 2010 and 2009, respectively.
Note 4. Intangible Assets
     Intangible assets are comprised of patents and trademarks and software developed for internal uses. The gross book values and accumulated amortization as of March 31, 2010 and 2009 were as follows:

	2010	2009
Patents and trademarks	$91,354	$47,375
Software development costs	355,081	282,112

	446,435	329,487
Less accumulated amortization	(134,470)	(65,123)

	$311,965	$264,364

     Amortization expense for intangible assets for the years ended March 31, 2010 and 2009 was $69,347 and $18,855, respectively. All of the Company’s intangible assets are subject to amortization.
     Estimated future annual amortization expense pursuant to these intangible assets is as follows:

	Patents and		Total
Years Ending March 31,	Trademarks	Software	Intangibles
2011	$5,088	$70,993	$76,081
2012	5,088	70,993	76,081
2013	5,088	70,993	76,081
2014	5,061	52,306	57,367
2015	1,636	5,112	6,748
Thereafter	19,607	—	19,607

	$41,568	$270,397	$311,965

Note 5. Fair Value Measurements
     The Company determines the fair value of its derivative instruments using a three-level hierarchy for fair value measurements which these assets and liabilities must be grouped, based on significant levels of observable or unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. This hierarchy requires the use of observable market data when available. These two types of inputs have created the following fair-value hierarchy:
     Level 1 — Valuations based on unadjusted quoted market prices in active markets for identical securities. Currently the Company does not have any items classified as Level 1.
     Level 2 — Valuations based on observable inputs (other than Level 1 prices), such as quoted prices for similar assets at the measurement date; quoted prices in markets that are not active; or other inputs that are observable, either directly or indirectly. The Company classifies its restricted cash balance as a Level 2 item. At March 31, 2010 and 2009 the balance in the restricted cash account was $90,404 and $101,053, respectively.
     Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement, and involve management judgment. The Company uses the Black-Scholes option pricing model to determine the fair value of the instruments. If the inputs used to measure fair value fall in different levels of the fair value hierarchy, a financial security’s hierarchy level is based upon the lowest level of input that is significant to the fair value measurement.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     The following table presents the Company’s warrants and embedded conversion features measured at fair value on a recurring basis as of March 31, 2010 and April 1, 2009 (the Company’s adoption date of derivative liability accounting) classified using the valuation hierarchy:

	Level 3	Level 3
	Carrying Value	Carrying Value
	March 31, 2010	April 1, 2009
Embedded Conversion Option	$—	$3,900,134
Warrants	334,363	12,570,584

	$334,363	$16,470,718

     The following table provides a reconciliation of the beginning and ending balances for the Company’s derivative liabilities measured at fair value using Level 3 inputs:

Balance at April 1, 2009	$—
Cumulative effect of change in accounting principle	16,470,718
Derivative liability added — warrants	389,781
Derivative liability added — conversion option	788,631
Reclassification of conversion feature to equity upon conversions of notes	(2,728,459)
Reclassification of conversion feature and warrants to equity upon modification of terms (no longer derivative instruments)	(9,009,329)
Change in fair value, net	(5,576,979)

Balance at March 31, 2010	$334,363

Note 6. Line of Credit
     On November 5, 2007, the Company secured financing for a $200,000 one-year revolving line of credit (the “Line”) secured by a $200,000 Certificate of Deposit with Bank of the West. On November 6, 2008, the Company secured a one-year renewal of the Line for a reduced amount of $100,000 which is secured by a $100,000 Certificate of Deposit with Bank of the West. On October 19, 2009, the Company secured a one-year renewal of the Line for a reduced amount of $90,000 which is secured by a $90,000 Certificate of Deposit with Bank of the West. All borrowings under the revolving line of credit bear variable interest based either the prime rate plus 1.5% per annum (totaling 4.75% as of March 31, 2010) or 5.0%, whichever is higher. The Company utilizes the funds advanced from the Line for capital equipment purchases to support the commercialization of the Company’s CryoPort Express® One-Way Shipper. As of March 31, 2010 and 2009, the outstanding balance of the Line was $90,388 and $90,310, including accrued interest of $388 and $310, respectively. No funds were drawn against the Line during the years ended March 31, 2010 or 2009. The Company recorded interest expense of $4,094 and $3,099 for the years ended March 31, 2010 and 2009, respectively.
Note 7. Related Party Transactions
Related Party Notes Payable
     As of March 31, 2010 and 2009, the Company had aggregate principal balances of $1,009,500 and $1,129,500, respectively, in outstanding unsecured indebtedness owed to five related parties, including four former members of the board of directors, representing working capital advances made to the Company from February 2001 through March 2005. These notes bear interest at the rate of 6% per annum and provide for aggregate monthly principal payments which began April 1, 2006 of $2,500, and which increased by an aggregate of $2,500 every nine months to a maximum of $10,000 per month. As of March 31, 2010, the aggregate principal payments totaled $10,000 per month. Any remaining unpaid principal and accrued interest is due at maturity on various dates through March 1, 2015.

     Related-party interest expense under these notes was $64,496 and $71,676 for the years ended March 31, 2010 and 2009, respectively. Accrued interest related to these notes, which is included in related party notes payable in the accompanying consolidated balance sheets, amounted to $618,756 and $554,260 as of March 31, 2010 and 2009, respectively. As of March 31, 2010, the Company had not made the required payments under the related-party notes which were due on January 1, February 1, and March 1, 2010. However, pursuant to the note agreements, the Company has a 120-day grace period to pay missed payments before the notes are in default. On April 15, 2010, May 16, 2010 and June 14, 2010 the Company paid the January 1, 2010, February 1, 2010 and the March 1, 2010 note payments due on these related party notes, respectively. Management expects to continue to pay all payments due prior to the expiration of the 120-day grace periods.
     Scheduled maturities of related party debt as of March 31, 2010 are as follows:

Years Ending March 31:
2011	$150,000
2012	104,000
2013	96,000
2014	96,000
2015	96,000
Thereafter	467,500

$1,009,500

Note Payable to Former Officer
     In August 2006, Peter Berry, the Company’s former Chief Executive Officer, agreed to convert his deferred salaries to a long-term note payable. Under the terms of this note, the Company began to make monthly payments of $3,000 to Mr. Berry in January 2007. The loan was fully paid in March 2010. Interest of 6% per annum on the outstanding principal balance of the note began to accrue on January 1, 2008. As of March 31, 2010 and 2009, the total amount of the note and accrued interest under this arrangement was $0 and $157,688, respectively, of which, $0 and $67,688, respectively, is recorded as a long-term liability in the accompanying consolidated balance sheets. Mr. Berry agreed to a final settlement of $143,950 resulting in a reversal of interest expense recognized in prior years of $11,821. Interest expense related to this note was $8,133 and $10,573 for the years ended March 31, 2010 and 2009, respectively. Accrued interest related to this note payable amounted to $0 and $13,738 at March 31, 2010 and 2009, respectively, and is included in the note payable to former officer in the accompanying consolidated balance sheets. In January 2009, Mr. Berry agreed to defer the monthly payments of the note due from January 31, 2009 through June 30, 2009. Effective August 26, 2009, pursuant to a letter agreement (i) the Company agreed to pay Mr. Berry the sum of $30,000 plus accrued interest representing past due payments from January to May 2009 previously waived by Mr. Berry, (ii) Mr. Berry agreed to waive payments due to him through December 2009, and (iii) the Company agreed to pay to Mr. Berry the sum of $42,000 plus accrued interest on January 1, 2010, representing payments due to him from June 2009 thru December 2009. As of March 31, 2010 and 2009 these unpaid payments totaled $0 and $18,000, respectively, and are included in the current liability portion of the note payable in the accompanying consolidated balance sheets. In February 2009, Mr. Berry resigned his position as Chief Executive Officer and on July 30, 2009. Mr. Berry resigned his position from the Board.
Consulting agreement with Former Officer
     On March 1, 2009, the Company entered into a Consulting Agreement with Peter Berry, the Company’s former Chief Executive Officer. Mr. Berry provided the Company with consulting services as an independent contractor, for a ten (10) month period from March 1, 2009 through December 31, 2009, as an advisor to the Chief Executive Officer and the Board of Directors.
     Related-party consulting fees for these services were $292,010 for the year ended March 31, 2010.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Related party legal services
     Since June 2005, the Company had retained the legal services of Gary C. Cannon, Attorney at Law, for a monthly retainer fee. From June 2005 to May 2009, Mr. Cannon also served as the Company’s Secretary and a member of the Company’s Board of Directors. Mr. Cannon continued to serve as Corporate Legal Counsel for the Company and served as a member of the Advisory Board. In December 2007, Mr. Cannon’s monthly retainer for legal services was increased from $6,500 per month to $9,000 per month. The total amount paid to Mr. Cannon for retainer fees and out-of-pocket expenses for the year ended March 31, 2010 and 2009 was $34,350 and $81,000, respectively. From October 2008 through March 31, 2009 Mr. Cannon agreed to defer a portion of his monthly payments. As of March 31, 2010 and March 31, 2009 a total of $0 and $15,000, respectively, had been deferred and was included in accounts payable in the accompanying consolidated balance sheets. Board fees expensed for Mr. Cannon were $5,388 and $26,850 for the years ended March 31, 2010 and March 31, 2009, respectively. At March 31, 2010 and March 31, 2009, $7,788 and $14,400, respectively, of deferred board fees was included in accrued compensation and related expenses. During the year ended March 31, 2010, Mr. Cannon was granted a total of 2,557 warrants with an average exercise price of $5.90 per share. For the year ended March 31, 2009, Mr. Cannon was granted a total of 9,515 warrants with an average exercise price of $6.70 per share. All warrants granted to Mr. Cannon were issued with an exercise price of greater than or equal to the stock price of the Company’s shares on the grant date. On May 4, 2009, Mr. Cannon resigned from the Company’s Board of Directors and in July 2009 Mr. Cannon was given 30 days notice that he was terminated as the general legal counsel and advisor to the Company.
Consulting agreement with Officer
     On July 29, 2009, the Board of Directors of the Company appointed Ms. Catherine M. Doll, a consultant, to the offices of Chief Financial Officer, Treasurer and Assistant Corporate Secretary, which became effective on August 20, 2009.
     Ms. Doll, is the owner and chief executive officer of The Gilson Group, LLC. The Gilson Group, LLC provided the Company financial and accounting consulting services including, SEC and financial reporting including the filing of the S-1, budgeting and forecasting and finance and accounting systems implementations and conversions.
     Related-party consulting fees for these services were $234,650 for the year ended March 31, 2010. On October 9, 2009, the Compensation and Governance Committee granted Ms. Doll an option to purchase 2,000 shares of common stock at an exercise price of $4.50 per share (the closing price of the Company’s stock on the date of grant) valued at $8,480 as calculated using the Black Scholes option pricing model and is included in selling, general and administrative expense. The assumptions used under the Black-Scholes pricing model included: a risk free rate of 2.36%; volatility of 182%; an expected exercise term of 4.25 years; and no annual dividend rate. The right to exercise the stock options vested as to 33⅓% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first and second anniversary of the grant date.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Note 8. Convertible Notes Payable
The Company’s convertible debenture balances are shown below:

	March 31,	March 31,
	2010	2009
October 2007 Debentures	$3,150,975	$5,356,073
May 2008 Debentures	79,593	1,325,556
Private Placement Debentures	—	60,000
Accrued interest on convertible debentures	—	44,544

	3,230,568	6,786,173
Debt discount	(728,109)	(2,903,374)

Total convertible debentures and notes payable, net	$2,502,459	$3,882,799

Short-term:
Convertible notes payable, net of discount of $13,586 in 2009	$—	$46,414
Current portion of convertible debentures payable and accrued interest, net of discount of $662,583 in 2009	200,000	3,836,385
Long-term:
Convertible debentures payable, net of current portion and discount of $728,109 in 2010 and $2,227,205 in 2009, respectively	2,302,459	—

Total convertible debentures and notes payable, net	$2,502,459	$3,882,799

     During the years ended March 31, 2010 and 2009, the Company recognized an aggregate of $6,417,346 and $2,223,116 in interest expense, respectively, due to amortization of debt discount related to the warrants and embedded conversion features associated with the Company’s outstanding convertible debentures and convertible notes payable. As of March 31, 2010, the principal amount of $3,230,568 of the Company’s convertible notes payable was convertible into 1,076,856 shares of the Company’s common stock.
October 2007 and May 2008 Debentures
     The Company issued convertible debentures in October 2007 (the “October 2007 Debentures”) and in May 2008 (the “May 2008 Debentures,” and together with the October 2007 Debentures, the “Debentures”). The Debentures were issued to four institutional investors and have an outstanding principal balance of $3,230,568 as of March 31, 2010. In addition, in October 2007 and May 2008, the Company issued to these institutional investors warrants to purchase, as of March 31, 2010, an aggregate of 3,055,097 shares of the Company’s common stock (the “Debenture Warrants”). As collateral to secure our repayment obligations to the holders of the Debentures we have granted such holders a first priority security interest in generally all of our assets, including our intellectual property.
Fiscal Year 2009 Activity
     During the year ended March 31, 2009, the Company incurred a loss on extinguishment of debt of $6,902,941 due to the April 30, 2008 Amendment of the October 2007 Debentures (the “April Amendment”). The April Amendment provided for a nine month deferral of principal payments, an increase in the number of shares to be purchased under each of the October 2007 Warrants and a decrease in the Exercise Price of the October 2007 Warrants from $9.00, $9.20 and $16.00 to $6.00 each. In addition, the Company eliminated the unamortized balance of deferred financing costs related to the October 2007 Debentures.
     On August 29, 2008, the Company entered into an “Amendment to Debentures, Agreement and Waiver” (the “August Amendment”) with the holders of the October 2007 Debentures. The August Amendment waived quarterly interest payments that would otherwise have been due on October 1, 2008 and January 1, 2009 and deferred the monthly redemption dates from July 31, 2008 through November 30, 2008 to commence upon December 31, 2008, and were to terminate upon full redemption of the October 2007 Debentures. In consideration for entering into the August Amendment, the outstanding principal amount of the October 2007 Debentures was increased to an amount

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
equal to 115% of the sum of (i) the outstanding principal amount of as of August 29, 2008, the date of the August Amendment, plus (ii) an amount equal to the additional amount of interest that would have accrued on the October 2007 Debenture from July 1, 2008 through December 31, 2008. The August Amendment was accounted for as an extinguishment of debt and the Company recorded the amended October 2007 Debentures at their then fair value of $2,203,086 at the date of extinguishment. The difference between the fair value of the amended October 2007 Debentures and the carrying value of the original October 2007 Debentures at the date of debt extinguishment, which amounted to $91,728, was recorded as an offset against the loss on debt extinguishment for the year ended March 31, 2009.
     During the year ended March 31, 2009, the Company incurred a loss on extinguishment of debt of $4,035,360 as a result of the January 27, 2009 Amendment of the Debentures (the “January Amendment”). The Debentures were amended to reflect changes to the monthly redemptions of principal, the quarterly payments of interest and changes to the Debenture Warrants related to the original October 2007 and May 2008 Debentures. Under the terms of the January Amendment, the conversion price of the debentures was reset from $8.40 to $5.10, monthly principal redemptions were deferred until August 1, 2009 and the remaining principal due on each of the debentures was to be paid thereafter on the first date of each month in twelve equal installments through July 1, 2010, the amended maturity date. During the deferral period interest payments due from January 1, 2009 through July 1, 2009 could be paid monthly by the Company in common stock shares at a conversion rate of $4.00 if the Company had met certain equity conditions prior to the due date of the interest payments. If the equity conditions were not met, the Company added the monthly interest payments to the principal balance of the Debentures.
     Further, the January Amendment reset the exercise price of the May 2008 Debenture Warrants from the then current exercise prices of $6.00, $9.20 and $13.50 per share to $6.00 per share and extended the expiration dates of both the October 2007 and May 2008 Debenture Warrants to January 1, 2014. The number of shares to be purchased under the Debenture Warrants was proportionately increased under the terms of the amendments so that the original dollar amounts to be raised by the Company through the exercise of each of the warrants and the proportional number of warrants issued to each Debenture Holder remained the same. As a result, the number of shares of common stock to be purchased under the October 2007 Warrants increased by 285,190 to 1,728,326 and the number of shares of common stock to be purchased under the May 2008 Warrants increased by 265,577 to 562,996. Under the terms of the January Amendment, in February 2009, the Company issued a total of 40,000 restricted common shares valued at $164,000 to the holders of the Debentures, which shares were accounted for as a payment to the debt holders in connection with the debt extinguishment and included in the loss on debt extinguishment for the year ended March 31, 2009.
Fiscal Year 2010 Activity
     During the year ended March 31, 2010, the Company converted interest payments due on the Debentures totaling $171,253 into 42,814 shares of common stock using the conversion rate of $4.00.
     In May 2009, approximately $713,000 of the October 2007 Debentures was converted by a note holder. Using the conversion rate of $5.10 per share per the terms of the debenture, 139,804 shares of common stock were issued to the investor. In addition, the fair value of $593,303 related to the conversion feature was reclassed from the liability for derivative instruments to additional paid-in capital (see Note 10) and accelerated the recognition of $508,886 of unamortized debt discount as interest expense.
     On July 30, 2009, the Company entered into a Consent, Waiver and Agreement with the holders of the Debentures (the “July Agreement”). Pursuant to the terms of the July Agreement, the Holders (i) consented to the Company’s issuance of convertible notes and warrants in connection with a bridge financing of up to $1,500,000 which commenced in March 2009 (the “Bridge Financing”), and (ii) waived, as it relates to the Bridge Financing, a covenant contained in the Debentures not to incur any further indebtedness, except as otherwise permitted by the Debentures. This Bridge Financing is more particularly described below under the caption “Private Placement Debentures.” In addition, in connection with the July Agreement, the Company and Holders confirmed that (i) the exercise price of the Debenture Warrants had been reduced, pursuant to the terms of the Debenture Warrants, to $5.10 as a result of the Bridge Financing, and (ii) as a result of the foregoing decrease in the exercise price, pursuant to the terms of the Debenture Warrants, the number of shares underlying the Debenture Warrants held by Holders of

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
the Debentures had been proportionally increased by 404,350 pursuant to the terms of the warrant agreements. As a result of the foregoing adjustments, the Company recognized a loss in other expense due to the change in fair value of derivative liabilities of $1,608,540 and a corresponding increase to the liability for derivative instruments.
     On September 17, 2009, the Company entered into an Amendment to Debentures and Warrants, Agreement and Waiver (the “September Amendment”) with the holders of the Company’s outstanding Debentures and associated Debenture Warrants to purchase common stock, as such Debentures and Debenture Warrants have been amended. The effective date of the September Amendment was September 1, 2009. The purpose of the September Amendment was to restructure the Company’s obligations under the outstanding Debentures in order to reduce the amount of the required monthly principal payment and temporarily defer the commencement of monthly principal payments (which was scheduled to commence September 1, 2009) and ceased the continuing interest payments for a period time. The following is a summary of the material terms of the September Amendment:
     1. The Company was required to obtain stockholder approval of an amendment to its Amended and Restated Articles of Incorporation to increase the number of authorized shares of its common stock to 250,000,000. Such approval was obtained at the shareholders’ meeting on October 9, 2009, and an amendment was filed with the Nevada Secretary of State on November 2, 2009.
     2. As of September 1, 2009, the principal amount of the Debentures was increased by $482,792, which was added to the outstanding principal balances and $403,214 was recorded as a debt discount and will be amortized over the remaining life of the Debentures. The increase reflected all accrued and unpaid interest as of such date, plus all interest that would have accrued on the principal amount (as increased as of September 1, 2009, to reflect the then accrued but unpaid interest) from September 1, 2009, to July 1, 2010 (the maturity date of the Debentures). The Company had no obligation under the Debentures to make further payments of interest, and interest ceased to accrue, during the period September 1, 2009 to July 1, 2010.
     3. The conversion price of the Debentures was decreased from $5.10 per share to $4.50 per share, which resulted in an increase in the number shares of common stock which the Debentures may be converted into, an increase in the liability for derivative instruments of $802,200 and a corresponding loss was recorded in other expense, net due to the change in fair value of derivatives.
     4. The commencement of the Company’s obligation to make monthly payments of principal was deferred from September 1, 2009, to January 1, 2010, at which time the Company was to make monthly pro rata payments to the Holders in the aggregate amount of $200,000 with a balloon payment due on the maturity date of July 1, 2010. Prior to the Amendment, the Company was obligated to repay the entire outstanding principal amount of the debentures in twelve equal monthly payments commencing on August 1, 2009. On January 12, 2010, the Company entered into an Amendment to Debentures and Warrants, Agreement and Waiver with the Holders of the Company Debentures, which was subsequently amended in February 2010, as discussed below).
     5. The Holders’ existing right to maintain a fully diluted ownership equal to 31.5% has been increased by the Amendment to a fully diluted ownership of 34.5%.
     6. The exercise price of the outstanding Debenture Warrants was decreased from $5.10 per share to $4.50 per share, which also resulted in a corresponding pro rata increase in the number of shares that would be purchased upon exercise of the Debenture Warrants to an aggregate of 3,055,095 shares. The reduction in exercise price of the Debenture Warrants to $4.50 per share and the 359,423 share increase in the number of Debenture Warrants resulted in an increase in the liability for derivative instruments of $1,679,990 and a corresponding loss was recorded in other expense, net due to the change in fair value of derivative liabilities.
     7. The following additional covenants were added to the Debentures (replacing similar covenants which had terminated as of June 30, 2009) and remained in full force so long as any of the Debentures remain outstanding (the “Covenant Period”):
     a. The Company was to maintain a total cash balance of no less than $100,000 at all times during the Covenant Period;

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     b. The Company was to have an average monthly operating cash burn of no more than $500,000 during the Covenant Period. Operating cash burn was defined by taking net income (or loss), added back all non-cash items, and excluded changes in assets, liabilities and financing activities;
     c. The Company was to have a minimum current ratio of 0.5 to 1 at all times during the Covenant Period. This calculation was to be made by excluding the current portion of the convertible notes payable and accrued interest, and liability from derivative instruments from current liability for the current ratio;
     d. Accounts payable was not to exceed $750,000 at any time during the Covenant Period;
     e. Accrued salaries was not to exceed $350,000 at any time during the Covenant Period; and
     f. The Company was not make any revisions to the terms of the existing contractual agreements for the Notes Payable to Former Officer, Related Party Notes Payable and the Line of Credit (as each is referred to in the Company’s Form 10-Q for the period ended June 30, 2009); other than the previous amendment to the payment terms of a note payable to the Company’s former CEO.
     8. The Company was not to deliver a redemption notice with respect to the outstanding Debentures until such time as the closing price of the Company’s common stock shall have exceeded $7.00 (as adjusted for stock splits or similar transactions) for ten consecutive trading days prior to the delivery of the redemption notice.
     On September 22, 2009, the holders of the October 2007 Debentures converted $100,000 of principal into 22,222 shares of the Company’s common stock at a conversion price of $4.50. As a result of the conversion, the Company reclassified $52,799 of the derivative liability related to the embedded conversion feature to additional paid in capital and accelerated the recognition of $41,277 of unamortized debt discount as interest expense.
     On October 9, 2009, the holders of the October 2007 Debentures converted $90,000 principal into 20,000 shares of the Company’s common stock at a conversion price of $4.50. As a result of the conversion, the Company reclassified $37,001 of the derivative liability related to the embedded conversion feature to additional paid in capital and accelerated the recognition of $33,708 of unamortized debt discount as interest expense.
     On November 17, 2009, the holders of the October 2007 Debentures converted $180,000 principal into 40,000 shares of the Company’s common stock at a conversion price of $4.50. As a result of the conversion, the Company reclassified $80,368 of the derivative liability related to the embedded conversion feature to additional paid in capital and accelerated the recognition of $59,262 of unamortized debt discount as interest expense.
     On November 24, 2009, the holders of the October 2007 Debentures converted $100,000 principal into 22,222 shares of the Company’s common stock at a conversion price of $4.50. As a result of the conversion, the Company reclassified $38,224 of the derivative liability related to the embedded conversion feature to additional paid in capital and accelerated the recognition of $32,034 of unamortized debt discount as interest expense.
     On January 11, 2010, the holders of the October 2007 Debentures converted $100,000 principal into 22,222 shares of the Company’s common stock at a conversion price of $4.50. As a result of the conversion, the Company reclassified $88,001 of the derivative liability related to the embedded conversion feature to additional paid in capital and accelerated the recognition of $25,989 of unamortized debt discount as interest expense.
     On January 15, 2010, the holders of the October 2007 Debentures converted $100,000 principal into 22,222 shares of the Company’s common stock at a conversion price of $4.50. As a result of the conversion, the Company reclassified $114,693 of the derivative liability related to the embedded conversion feature to additional paid in capital and accelerated the recognition of $25,451 of unamortized debt discount as interest expense.
     On February 19, 2010, the Company entered into an Amended and Restated Amendment Agreements with the holders of the Company’s Debentures (as hereinafter defined), which was amended on February 23, 2010 (collectively, the “2010 Amendment”), pursuant to which the Company amended and restated the amendment

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
agreements entered into on January 12, 2010 and February 1, 2010 with the holders. Pursuant to the 2010 Amendment, the debenture holders confirmed their prior agreement to defer until March 1, 2010 the Company’s obligation to make the January 1, 2010 and February 1, 2010 debenture amortization payments (each in the aggregate amount of $200,000) and their consent to the Company’s recent 10-to-1 reverse stock split. The following is a summary of the material terms of the 2010 Amendment:
•	each holder converted $1,357,215 in principal amount of the outstanding principal balance of such holder’s debenture in exchange for a number of shares of common stock determined by dividing such principal amount by the unit offering price in the Company’s equity financing on February 25, 2010 (see Note 10). Based on the public offering price of $3.00 per unit, each holder received a total of 452,405 shares of common stock upon conversion. As a result of the conversion of an aggregate of $2,714,430 outstanding principal, the Company reclassified a portion of the derivative liability related to the conversion feature of the Debentures of $1,450,605 to additional paid in capital and accelerated the recognition of $554,720 of debt discount as interest expense;
•	with respect to the remaining outstanding balance of the debentures after the foregoing conversions, the Company is not obligated to make any principal or interest payments until March 1, 2011, at which time the Company will be obligated to start making monthly principal and interest payments of $200,000 for a period of seventeen (17) months with a final balloon payment due on August 1, 2012. In addition, the future interest of $163,573 (in the aggregate) that would accrue on the outstanding principal balance from July 1, 2010 (the date to which accrued interest was previously added to principal) to March 1, 2011 was added to the current principal balance of the debentures with a corresponding increase to the debt discount to be amortized over the remaining life of the debt;
•	the conversion price of the remaining outstanding balance of each debenture was reset to $3.00 based on the public offering price;
•	the exercise price of the warrants currently held by the debenture holders was reset to $3.30 per share which is equal to the exercise price of the warrants included as part of the units sold in the public offering (110% of the unit offering price) and the exercise period was extended to January 1, 2015;
•	the termination of certain anti-dilution provisions contained in the debentures and warrants held by the debenture holders and their right to maintain a fully-diluted ownership of our common stock equal to 34.5%, which, along with the reset of the conversion price to $3.00 per share and warrant exercise price to $3.30 per share, resulted in the reclassification of $9,009,329 of derivative liability related to the embedded conversion features and warrants to additional paid in capital since the modification to the terms of the warrants no longer required derivative accounting;
•	the termination of certain financial covenants as described above; and
•	each executed a lock-up agreement covering a period of 180 days following the effective date of the registration statement; provided, however, that in the event that on any trading day during the lock-up period the trading price of the Company’s common stock exceeds 200% of the offering price of the units, then each holder may sell at sales prices equal to or greater than 200% of such unit offering price a number of shares of common stock on that trading day (such day referred to as an “Open Trading Day”) equal to up to 10% of the aggregate trading volume of the Company’s common stock on the primary market on which it is trading on such Open Trading Day, and (ii) in the event on any trading day during the lock-up period the trading price of the Company’s common stock exceeds 300% of the unit offering price (also referred to as an Open Trading Day), each holder may sell at sales prices equal to or greater than 300% of such unit offering price an unlimited number of shares of common stock on such Open Trading Day. Sales under the foregoing clause (ii) on any particular Open Trading Day shall not be aggregated with sales under the foregoing clause (i) on the same Open Trading Day for purposes of calculating the 10% limitation under clause (i).

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     During the years ended March 31, 2010 and 2009, the Company recognized an aggregate of $5,291,574 and $2,223,116 in interest expense, respectively, due to amortization of debt discount related to the warrants and embedded conversion features associated with the Company’s outstanding Debentures.
Private Placement Debentures
     In March 2009, the Company entered into an Agency Agreement with a broker to raise capital in a private placement offering of one-year convertible debentures pursuant to Regulation D of the Securities Act of 1933 and the Rules promulgated thereunder (the “Private Placement Debentures”). As of March 31, 2010, the Company had received total gross proceeds of $1,381,500 under this private placement offering of convertible debentures which includes gross proceeds of $1,321,500 raised during the year ended March 31, 2010.
     The Company had the option to make principal redemptions on the maturity dates of the debentures in shares of common stock at a conversion price of $5.10 per share. At any time, holders were able to convert the debentures into shares of common stock at the conversion price of $5.10. The conversion price was subject to adjustment in the event the Company issued its next equity financing of at least $2,500,000 at a price below $5.10 per share. The Private Placement Debentures were converted to shares of common stock in February 2010 (see below).
     Per the terms of the convertible debenture agreements, the notes had a term of one year from issuance and were redeemable by the Company with two days notice. The notes bore interest at 8% per annum and were convertible into shares of the Company’s common stock at a conversion rate of $5.10 per share. In connection with the Private Placement Debentures, the Company issued to investors an aggregate of 54,177 five-year warrants to purchase shares of the Company’s common stock at $5.10 per share (the “Private Placement Warrants”), which included 51,824 warrants issued to investors during the year ended March 31, 2010, and were accounted for as derivative liabilities (see Note 9). The Company had determined the aggregate fair value of the issued warrants as of the dates of each grant, based on the Black-Scholes pricing model, to be approximately $291,570 for the year ended March 31, 2010. The exercise price of the warrants is subject to adjustment in the event the Company issues its next equity financing of at least $2,500,000 at a price below $5.10 per share. At March 31, 2010, the aggregate fair value of the Private Placement Warrants was $98,787 and was accounted for as a derivative liability (see Note 9).
     In connection with the issuance of the Private Placement Debentures, the Company recognized a debt discount and derivative liability at the dates of issuance in the aggregate amount of $1,125,772 related to the fair value of the warrants and embedded conversion features, which included $1,080,201 of debt discount recorded during the year ended March 31, 2010 comprised of $788,631 related to the fair value of the embedded conversion features and $291,570 related to the fair value of the warrants. Prior to conversion, the debt discount was amortized to interest expense over the life of the debentures and the derivative liability was revalued each reporting period with changes in fair value recognized in earnings.
     On February 25, 2010, immediately prior to the Company’s public offering, the holders of the Private Placement Debentures converted the principal balance of $1,381,500 and accrued interest of $78,701 into 519,187 shares of the Company’s common stock at a conversion price of $2.81 in prepayment of all amounts due. As a result of the conversion, the Company reclassified the derivative liability related to the conversion feature of the Private Placement Debentures of $273,465 to additional paid in capital and recognized the remaining debt discount of approximately $331,002 as interest expense. In addition, pursuant to the anti-dilution provisions contained in the Private Placement Warrant agreements, the exercise price of the Private Placement Warrants was reset from $5.10 per share to $2.81 per share and the Company recorded a loss of $2,756 in other expense, net and a corresponding increase in derivative liabilities (see Note 9).
     During the year ended March 31, 2010, the Company issued 16,253 warrants with an exercise price of $5.10 per share for commissions due in connection with the Company’s Private Placement Debentures. The Company determined the aggregate fair value of the issued warrants, based on the Black-Scholes pricing model, to be $63,396, or $3.90 per share as of the effective date of grant, and was recorded in equity with a corresponding charge to deferred financing fees to be amortized to interest expense over the remaining life of the debt. The remaining balance of $21,132 was charged to interest expense upon conversion of the Private Placement Debentures in February 2010.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     During the year ended March 31, 2010, the Company recognized an aggregate of $1,125,772 in interest expense due to amortization of debt discount related to the warrants and embedded conversion features associated with the Company’s outstanding Private Placement Debentures. There were no corresponding amounts recognized during the year ended March 31, 2009 related to the Private Placement Debentures.
     Convertible debentures mature in fiscal years ending after March 31, 2010 as follows:

Years Ending March 31,	Amount
2011	$200,000
2012	2,400,000
2013	630,568
2014	—
2015	—
Thereafter	—

$3,230,568

Note 9. Derivative Liabilities
     As described in Note 1, the Company adopted a new accounting principle which required certain instruments to be accounted for as derivative liabilities. The Company’s derivative liabilities balance as of March 31, 2010 was $334,363.
     In accordance with current accounting guidance (see Note 1), the Company’s outstanding warrants to purchase shares of common stock and embedded conversion features in convertible notes payable previously treated as equity were no longer afforded equity treatment because these instruments have reset or ratchet provisions that are triggered in the event the Company raises additional capital at a lower price, among other adjustments. As such, effective April 1, 2009 the Company reclassified the fair value of these common stock purchase warrants and embedded conversion features, from equity to liability status as if these warrants and conversion features were treated as derivative liabilities since their dates of issuance or modification. Any change in fair value subsequent to April 1, 2009 is recorded as non-operating, non-cash income or expense at each reporting date. If the fair value of the derivatives was higher at the subsequent balance sheet date, the Company recorded a non-operating, non-cash charge. If the fair value of the derivatives was lower at the subsequent balance sheet date, the Company recorded non-operating, non-cash income. The cumulative effect at April 1, 2009 to record, at fair value, a liability for the warrants and embedded conversion features, and related adjustments to discounts on convertible notes of $2,595,095, resulted in an aggregate reduction to equity of $13,875,623 consisting of a reduction to additional paid-in capital of $4,217,730 and an increase in the accumulated deficit of $9,657,893 to reflect the adoption of new accounting guidance.
Fiscal Year 2010 Activity
     In July 2009, as a result of the July Agreement, the exercise price of the Debenture Warrants was decreased from $6.00 per share to $5.10 per share, which resulted in an increase in the liability for derivative instruments of $1,608,540 and a corresponding loss was recorded in other expense, net due to the change in fair value of derivative liabilities (see Note 8).
     In September 2009, as a result of the September Amendment, the conversion price of the Debentures and the exercise price of the Debenture Warrants was decreased from $5.10 per share to $4.50 per share, pursuant to the terms of the Debentures, which resulted in an aggregate increase in the liability for derivative instruments of $1,679,990 and a corresponding loss was recorded in other expense, net due to the change in fair value of derivative liabilities. In addition, the conversion price of the Debentures was decreased from $5.10 per share to $4.50 per share, which resulted in an increase in the number shares of common stock which the Debentures may be converted into, an increase in the liability for derivative instruments of $802,200 and a corresponding loss was recorded in other expense, net and included in the change in fair value of derivative liabilities (see Note 8).

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     In February 2010, as a result of the conversion of all outstanding amounts due under the Private Placement Debentures, the Company reclassified the derivative liability for the embedded conversion feature of $273,465 to additional paid in capital. In addition, pursuant to the anti-dilution provisions contained in the Private Placement Warrant agreements, the exercise price of the Private Placement Warrants was reset from $5.10 per share to $2.81 per share. The Company recorded an increase in the liability for derivative instrument of $2,756 and a corresponding loss was recorded in other expense, net and included in the change in fair value of derivative liabilities. The Company determined the aggregate fair value of the warrants, based on the Black-Scholes pricing model, to be $98,786 as of March 31, 2010. See Note 8 for a discussion of the fair value of the warrants and embedded conversion features as of the dates of issuance.
     In February 2010, as a result of the 2010 Amendment, the exercise price of the Debenture Warrants was decreased from $4.50 per share to $3.30 per share, pursuant to the terms of the Debentures, which resulted in an increase in the liability for derivative instruments of $231,093 and a corresponding loss was recorded in other expense, net due to the change in fair value of derivative liabilities. In addition, the conversion price of the Debentures was decreased from $4.50 per share to $3.00 per share which resulted in an increase in the number of shares of common stock which the Debentures may be converted into, an increase in the liability for derivative instrument of $1,376,043 and a corresponding loss was recorded in other expense, net and included in the change in fair value of derivative liabilities (see Note 8).
     In February 2010, as a result of the 2010 Amendment and partial conversion of the Debentures, the Company reclassified a portion of the derivative liability related to the conversion feature of the Debentures of $1,653,299 to additional paid in capital. In addition, due to the modification of the terms of the Debentures, the remaining derivative liabilities for the embedded conversion features and warrants of $9,009,329 was reclassified to additional paid in capital as they no longer require derivative treatment (see Note 8).
     During the year ended March 31, 2010, the Company issued to various placement agents in lieu of cash fees an aggregate of 20,000 warrants to purchase shares of the Company’s common stock with a fair value of $87,448. The exercise prices of these warrants are equal to $3.30, as reset from $5.10 on February 25, 2010 pursuant to the anti-dilution provisions contained in the warrant agreements and an additional 10,909 warrant shares were issued for an aggregate total of 30,909 warrants. The Company determined the aggregate fair value of the issued warrants, based on the Black-Scholes pricing model, to be $55,961 as of March 31, 2010. Since the exercise price of the warrants is subject to adjustment in the event the Company issues the next equity financing, the warrants are accounted for as a derivative liability.
     During the year ended March 31, 2010, the Company modified the terms of an aggregate of 54,676 warrants to purchase shares of the Company’s common stock which were previously issued to various placement agents in lieu of cash fees. On April 5, 2009, in connection with the termination of a consulting agreement, the Company modified the terms of 54,676 warrants issued in October 2007 and May 2008. The exercise price of the warrants was reduced from $8.40 per share to $6.00 per share and the expiration date was extended to 5 years from the date of modification. As a result of the modification, the Company recognized expense of $10,763 in other expense, net based on the change in the Black-Scholes fair value before and after modification. On February 25, 2010, the exercise price of the warrants was reduced from $6.00 per share to $3.30 per share pursuant to the anti-dilution provisions contained in the warrant agreements and an additional 44,735 warrant shares were issued, for an aggregate total of 99,411 warrant shares. The Company recorded an increase in the liability for derivative instrument of $5,225 and a corresponding loss was recorded in other expense, net and included in the change in fair value of derivative liabilities. The Company determined the aggregate fair value of the issued warrants, based on the Black-Scholes pricing model, to be $179,616 as of March 31, 2010. Since the exercise price of the warrants is subject to adjustment in the event the Company issues the next equity financing, the warrants are accounted for as a derivative liability.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     During the year ended March 31, 2010, the Company recognized a net gain of $5,576,979 due to the change in fair value of its derivative instruments. See Note 8, for the components of changes in derivative liabilities. During the year ended March 31, 2009, there were no derivative liabilities and therefore no recognized changes in fair value. The Company’s common stock purchase warrants do not trade in an active securities market, and as such, the Company estimated the fair value of these warrants using the Black-Scholes option pricing model using the following assumptions:

March 31, 2010
Expected dividends	—
Expected term (in years)	3.50 - 5.00
Risk-free interest rate	1.42% - 2.69%
Expected volatility	178% - 204%
     Historical volatility was computed using daily pricing observations for recent periods that correspond to the remaining term of the warrants, which had an original term of five years from the date of issuance. The expected life is based on the remaining term of the warrants. The risk-free interest rate is based on U.S. Treasury securities with a maturity corresponding to the remaining term of the warrants.
     The Company estimated the fair value of the embedded conversion features related to its convertible debentures using the Black-Scholes option pricing model using the following assumptions:

March 31, 2010
Expected dividends	—
Expected term (in years)	0.09 - 2.43
Risk-free interest rate	0.06% - 1.65%
Expected volatility	81% - 150%
     Historical volatility was computed using daily pricing observations for recent periods that correspond to the remaining life of the related debentures. The expected life is based on the remaining term of the related debentures. The risk-free interest rate is based on U.S. Treasury securities with a maturity corresponding to the remaining term of the related debentures.
Note 10. Stockholders’ Equity
Common Stock
     The Company’s authorized capital consists of 250,000,000 shares of common stock, $0.001 par value per share. On February 5, 2010, the Company filed a Certificate of Amendment to Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada to effect a 10-to-1 reverse stock split of the Company’s issued and outstanding shares of common stock. As of March 31, 2010 and 2009, 8,136,619 and 4,186,194 shares of common stock were issued and outstanding, respectively.
Fiscal Year 2009 Activity
     In October 2007, the Company engaged the firm of Carpe DM, Inc. to perform the services as the Company’s investor relations and public relations representative for a monthly fee of $7,500 per month. Pursuant to the terms of this 36 month consulting agreement, the Company issued 15,000 shares of common stock at a price of $8.00 per share and a total value of $120,000, the resale of which is registered on a Form S-8 registration statement and 25,000 fully vested and non-forfeitable warrants at an exercise price of $15.00 per share for a period of two and one-half years, valued at $229,834 as calculated using the Black-Scholes option pricing model. On November 13, 2007, the Company filed the Form S-8 as required by this agreement with the Securities and Exchange Commission. The Company recorded the combined value of $349,834 for the issued shares and warrants as prepaid expense and was amortized over the life of the services agreement which was terminated during fiscal year 2010. As of March 31, 2010 and 2009, the unamortized balance of the value of the shares and warrants issued to Carpe DM, Inc. was $0 and $174,928, respectively. Amortization expense related to the value of the shares and warrants was $174,928 and $116,604 for the years ended March 31, 2010 and 2009, respectively and is included in selling, general and administrative expenses.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     In April 2008, the Company rescinded and cancelled 14,014 shares of registered common stock for principal redemptions of the October 2007 Debentures totaling $117,720 and submitted the cash payments in the same amounts to those holders. Pursuant to a one-time waiver of certain equity conditions, the remaining $70,588 of the March 31 principal redemption was adjusted to reflect a one-time conversion rate of $7.00 and, in April 2008 the Company issued the holder 1,681 additional registered shares in consideration. In addition, the March 31, 2008 interest payments were adjusted to reflect a one-time conversion price of $7.00 and in April 2008 the Company issued the October 2007 Debenture holders 2,209 additional common stock shares. The additional interest expense for the October 2007 Debentures of $5,446 related to the one-time conversion rate adjustments of the March 31, 2008 principal and interest payments from $8.40 to $7.00 was included in accrued interest for the October 2007 Debentures as of March 31, 2008.
     During fiscal 2009, the Company issued 24,472 shares of restricted common stock in lieu of fees paid to various consultants for services performed. These shares were issued at an average price of $6.90 (based on the underlying stock prices on the dates of issuances) for a total cost of $168,769 which has been included in selling, general and administrative expenses for the year ended March 31, 2009.
     During fiscal 2009, the Company issued 8,269 shares of common stock resulting from exercises of stock options and warrants at an average price of $0.40 per share for proceeds of $3,307 and issued 15,002 shares of common stock from the cashless exercises of a total of 15,700 stock options.
     Under the terms of the January Amendment, in February 2009, the Company issued a total of 40,000 restricted common stock shares to the October 2007 and May 2008 Debenture Holders. The total fair value of the shares issues totaled $164,000 and has been included in the loss on extinguishment of debt for the year ended March 31, 2009.
     In March 2009, the Company issued 15,752 S-8 registered shares of common stock in lieu of fees paid for services performed by consultants. On March 28, 2009, the Company filed the Form S-8 with the Securities and Exchange Commission. These shares were issued at a value of $5.10 per share for a total cost of $80,333 which has been included in selling, general and administrative expenses for the year ended March 31, 2009.
Fiscal Year 2010 Activity
     On September 28, 2009, the Company issued 2,353 shares of common stock, in lieu of $12,000 in fees paid for services performed by Carpe DM, Inc., which were issued at a value of $5.10 per share (also see additional Carpe DM transactions in “Fiscal Year 2009 Activity” above).
     In May 2009, $713,000 of the October 2007 Debentures was converted by the note holders. Using the conversion rate of $5.10 per share per the terms of the Debenture, 139,804 shares of registered common stock were issued to the investors.
     In July 2009, the Company engaged an agent to solicit the holders of certain warrants to exercise their rights to purchase shares of the Company’s common stock. Pursuant to the terms of the engagement, the Company agreed to pay the agent compensation of 5% of the gross proceeds totaling $76,632, which is included equity and netted against the gross proceeds in the accompanying consolidated balance sheet at March 31, 2010. In addition, the Company issued to the agent a warrant to purchase a number of shares of the Company’s common stock equal to 5% of the number of shares issued in the exercise of the warrants, or a total of 23,952 warrants with a fair value of $98,256 or $4.10 per share. The warrant has an exercise price of $5.10 and will permit the agent or its designees to purchase shares of common stock on or prior to October 1, 2014. The fair value of warrants has been recorded as an offset to additional paid in capital on the accompanying consolidated balance sheet. During the year ended March 31, 2010, the Company issued 479,033 shares of its common stock for gross cash proceeds of $1,437,100 from the exercise of warrants which resulted from the solicitation.
     During July 2009, the Company entered into the July Agreement with the holders of the Company’s Debentures (see Note 8). Pursuant to the terms of the July Agreement, the Holders (i) consented to the Company’s issuance of convertible notes and warrants in connection with the Bridge Financing of up to $1,500,000 which commenced in March 2009, and (ii) waived, as it relates to the Bridge Financing, a covenant contained in the

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Debentures not to incur any further indebtedness, except as otherwise permitted by the Debentures. This Bridge Financing is more particularly described in Note 8 above under the caption “Private Placement Debentures.” In addition, in connection with the July Agreement, the Company and Holders confirmed that (i) the exercise price of the warrants issued to the Holders in connection with their purchase of the Debentures had been reduced, pursuant to the terms of the warrants, to $5.10 as a result of the Bridge Financing, and (ii) as a result of the foregoing decrease in the exercise price, pursuant to the terms of the warrants, the number of shares underlying the warrants held by Holders of the Debentures had been proportionally increased by 404,350 pursuant to the terms of the warrant agreements (see Note 8).
     In August 2009, the Company issued warrants to purchase 600 shares of common stock in lieu of payment to Gary C. Cannon, who then served as Corporate Legal Counsel for the Company and as a member of the Advisory Board, to purchase shares of the Company’s common stock at an exercise price of $5.10 per share with a five year term. The exercise prices of these warrants are greater than or equal to the stock price of the Company’s shares as of the date of grant. The fair market value of the warrants based on the Black-Scholes pricing model of $2,799 was recorded as consulting and compensation expense and included in selling, general and administrative expenses during the year ended March 31, 2010. In July 2009, Mr. Cannon was given a 30 day notice of his termination as general legal counsel and advisor to the Company. During November 2009, the Company issued 4,314 shares of common stock to Mr. Cannon in lieu of payment for services for a total expense of $22,000 which has been included in selling, general and administrative expenses.
     Effective September 1, 2009, in connection with the September Amendment with the holders of the Debentures, the exercise price of the Debenture Warrants was reduced to $4.50 per share which resulted in a proportionate increase in the number of shares that may be purchased upon the exercise of such warrants of 359,423 shares (see Note 8).
     In September 2009, $100,000 of the October 2007 Debentures was converted by the note holder. Using the conversion rate of $4.50 per share per the terms of the Debentures, 22,222 share of registered common stock were issued to the investor.
     On October 30, 2009, the Company issued 5,881 shares of common stock, in lieu of fees paid for services performed by the Board of Directors. These shares were issued at a value of $4.30 per share, for a total value of $25,288.
     During October and November 2009, the holders of the October 2007 Debentures converted $370,000 principal into 82,222 shares of the Company’s common stock at a conversion price of $4.50 per share per the terms of the Debentures (See Note 8).
     During January, 2010, the holders of the October 2007 Debentures converted $200,000 principal into 44,444 shares of the Company’s common stock at a conversion price of $4.50 per share per the terms of the Debentures (see Note 8).
     On February 19, 2010, we entered into the 2010 Amendment with the holders of our Debentures (see Note 8). Pursuant to the 2010 Amendment, the holders each converted $1,357,215 in principal amount of the outstanding principal balance of such holder’s debenture in exchange for a number of shares of common stock determined by dividing such principal amount by the unit offering price. Based on the public offering price of $3.00 per unit, each holder received a total of 452,405 shares of common stock upon conversion. The conversion price of the remaining outstanding balance of each debenture was reset to $3.00 based on the Company’s public offering price. As a result of the conversion of an aggregate of $2,714,430 outstanding principal, the Company reclassified a portion of the derivative liability related to the conversion feature of the Debentures of $1,450,605 to additional paid in capital. In addition, pursuant to the 2010 Amendment, certain anti-dilution provisions contained in the debentures and warrants held by the debenture holders were terminated along with the right to maintain a fully-diluted ownership of our common stock equal to 34.5%, which resulted in the reclassification of $9,009,329 of derivative liability related to the embedded conversion features and warrants to additional paid in capital. Pursuant to the terms of the 2010 Amendment, the exercise price of the warrants currently held by the debenture holders was reset to equal the exercise price of the warrants included as part of the units sold in the Company’s public offering (110% of the unit offering price or $3.30 per share) and the exercise period was extended to January 1, 2015.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     On February 25, 2010 the Company completed a public offering of units consisting of 1,666,667 shares of the Company’s common stock and 1,666,667 warrants to purchase one share of the Company’s common stock for gross proceeds of $5,000,001 and net cash proceeds of approximately $3,742,097. Each unit consisting of one share, together with one warrant to purchase one share, was priced at $3.00. The warrants issued as part of the offering have an exercise price of $3.30 and a term of 5 years. In addition, the Company issued a warrant to purchase 83,333 shares of the Company’s common stock to the underwriter’s representative at an exercise price of $3.75 with a 5 year term and have a fair value of $199,043 based on the Black-Scholes pricing model. Pursuant to the offering, the Company issued to an investment banker warrants to purchase 17,500 shares of the Company’s common stock with a fair value of $41,939, which represented 7% of the warrants issued to the holders of the Company’s Debentures participating in the public offering, at an exercise price of $3.30 per share and a 5 year term.
     During the year ended March 31, 2010, the Company issued to the purchasers of the Private Placement Debentures warrants to purchase an aggregate of 51,824 shares of common stock at an initial exercise price of $5.10. In February 2010, immediately prior to the Company’s public offering, the holders of the Private Placement Debentures converted the aggregate principal balance of $1,381,500 and accrued interest of $78,701 into 519,186 shares of the Company’s common stock at a conversion price of $2.81 in prepayment of all amounts due. As a result of the conversion of all outstanding amounts, the Company reclassified the derivative liability for the embedded conversion feature of $273,465 to additional paid in capital. In addition, pursuant to the anti-dilution provisions contained in the Private Placement Warrant agreements, the exercise price of the Private Placement Warrants was reset from $5.10 per share to $2.81 per share (see Notes 8 and 9).
     On March 23, 2010, the Company issued warrants to purchase 15,000 shares of the Company’s common stock with a fair value of $27,426 to an agent for continued shareholder support at an exercise price of $1.91 per share. The warrants were recorded in equity with a corresponding charge to general and administrative expense.
     During the year ended March 31, 2010, the Company issued 20,000 warrants to purchase shares of the Company’s common stock to various placement agents. The warrants were issued in April 2009 with a fair value of $87,448 and an exercise price of $5.10 and were classified as derivative liabilities. The exercise price of these warrants was reset to $3.30 per share from $5.10 per share on February 25, 2010 pursuant to the anti-dilution provisions contained in the warrant agreements, and an additional 10,909 warrant shares were issued for an aggregate total of 30,909 warrants (see Note 9).
     During the year ended March 31, 2010, the Company modified the terms of 54,676 warrants to purchase shares of the Company’s common stock which were previously issued to various placement agents and currently classified as derivative liabilities. In April 2009, the exercise price of the warrants was reduced from $8.40 per share to $6.00 per share and the expiration date was extended to 5 years from the date of modification. On February 25, 2010, the exercise price of the warrants was reduced from $6.00 per share to $3.30 per share pursuant to the anti-dilution provisions contained in the warrant agreements and an additional 44,735 warrant shares were issued, for an aggregate total of 99,411 warrant shares. See Note 9 for a discussion of the accounting impact.
     During the year ended March 31, 2010, the Company issued 4,719 shares of common stock upon the cashless exercise of a total of 11,640 warrants at an average exercise price of $2.80 per share and 11,034 shares of common stock upon the cashless exercise of a total of 11,900 options at an average exercise price of $0.40 per share.
     During the year ended March 31, 2010, the Company issued 20,942 shares of common stock the resale of which was registered pursuant to Form S-8 in lieu of fees paid for services performed by consultants. On April 13, 2009 and June 11, 2009, the Company filed the related Forms S-8 with the SEC. These shares were issued at a value of $5.10 per share with a total value of $106,806 which has been included in selling, general and administrative expenses for the year ended March 31, 2010.
     During the year ended March 31, 2010, the Company converted interest payments due on the Debentures totaling $171,253 into 42,814 shares of common stock using the conversion rate of $4.00 per share.
     During the year ended March 31, 2010, a total of 21,000 warrants and 190,553 stock options with a weighted average fair value of $3.53 per share were granted to employees and directors (see Note 11).

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     During the year ended March 31, 2010, the Company issued 16,253 warrants with a fair value of $63,396 or $3.90 per share for commissions due in connection with the Company’s Private Placement Debentures (see Note 8).
     The following summary information reflects warrants outstanding as of March 31, 2010 (other than those issued to the Company’s employees, officers, directors and related consultants presented in the Stock Compensation Plan Section below) and other related details:

	Warrants Outstanding
		Number
		Outstanding,	Remaining
Year of Grant		Vested and	Contractual
(As of March 31)	Exercise Price	Exercisable	Life (Years)
2003	$5.00	20,000	0.68
2008	$1.50 - $35.00	1,778,573	3.71
2009	$2.81 - $8.50	659,881	3.25
2010	$1.91 - $5.10	2,769,223	5.14

		5,227,677

Note 11. Stock Compensation Plan
     The Company accounts for share-based payments to employees and directors in accordance with share-based payment accounting literature which requires all share-based payments to employees and directors, including grants of employee stock options and warrants, to be recognized in the consolidated financial statements based upon their fair values. The Company uses the Black-Scholes option pricing model to estimate the grant-date fair value of share-based awards. Fair value is determined at the date of grant. The consolidated financial statement effect of forfeitures is estimated at the time of grant and revised, if necessary, if the actual effect differs from those estimates. The estimated average forfeiture rate for the years ended March 31, 2010 and 2009 was zero, as the Company has not had a significant history of forfeitures and does not expect forfeitures in the future.
     Cash flows resulting from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options or warrants to be classified as financing cash flows. Due to the Company’s loss position, there were no such tax benefits during the years ended March 31, 2010 and 2009.
Plan Descriptions
     The Company maintains two stock option plans, the 2002 Stock Incentive Plan (the “2002 Plan”) and the 2009 Stock Incentive Plan (the “2009 Plan”). The 2002 Plan provides for grants of incentive stock options and nonqualified options to employees, directors and consultants of the Company to purchase the Company’s shares at the fair value, as determined by management and the board of directors, of such shares on the grant date. The options are subject to various vesting conditions and generally vest over a three-year period beginning on the grant date and have seven to ten-year term. The 2002 Plan also provides for the granting of restricted shares of common stock subject to vesting requirements. The Company is authorized to issue up to 500,000 shares under this plan and has 393,736 shares available for future issuances as of March 31, 2010.
     On October 9, 2009, the Company’s stockholders approved and adopted the 2009 Plan, which had previously been approved by the Company’s Board of Directors on August 31, 2009. The 2009 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, stock appreciation rights, and stock grant awards (collectively, “Awards”) to employees, officers, non-employee directors, consultants and independent contractors of the Company. The 2009 Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the $1,000,000 limitation on the deduction of compensation imposed by Section 162(m) of the Internal Revenue Code. A total of 1,200,000 shares of the Company’s common stock are authorized for the granting of Awards under the 2009 Plan. The number of shares available for future awards, as well as the terms of outstanding awards, is subject to adjustment as provided in the 2009 Plan for stock splits, stock dividends, recapitalizations and other similar events. Awards may be granted under the 2009 Plan until October 9, 2019 or until all shares available for awards under the 2009 Plan have been purchased or acquired. The Company is authorized to issue up to 1,200,000 shares under this plan and has 1,023,047 shares available for future issuances as of March 31, 2010.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     In addition to the stock options issued pursuant to the Company’s two stock option plans, the Company has granted warrants to employees, officers, non-employee directors, consultants and independent contractors. The warrants are generally not subject to vesting requirements and have ten-year terms. At March 31, 2010 there were 16,667 warrants outstanding subject to vesting conditions.
     As of March 31, 2010, a total of 65,395 and 176,953 shares of common stock were reserved for issuance under the 2002 and 2009 Stock Plans, respectively, and a total of 312,855 shares of common stock were reserved for issuance upon exercise of outstanding warrants. A summary of the Company’s employee and director stock option and warrant activity and related information during the 2010 fiscal year follows:

		Weighted-
	Number of	Average	Remaining	Aggregate
	Shares	Exercise Price	Contractual Life	Intrinsic Value
Outstanding at April 1, 2009	523,388	$6.88	6.82
Granted	211,553	$3.54
Exercised	(15,753)	$1.12		$79,964
Canceled	(163,985)	$5.37

Outstanding and expected to vest at March 31, 2010	555,203	$6.22	7.55	$29,907

Exercisable at March 31, 2010	378,533	$7.46	7.00	$29,907

     The following summary information reflects stock options and warrants outstanding, vesting and related details as of March 31, 2010:

		Stock Options and Warrants Outstanding
			Remaining
Year of Grant		Number	Contractual	Vested and
(As of March 31)	Exercise Price	Outstanding	Life (Years)	Exercisable
2002	$10.00	5,000	3.59	5,000
2003	—	—	—	—
2004	6.00	20,000	4.26	20,000
2005	0.40 - 6.00	26,795	3.34	26,795
2006	—	—	—	—
2007	2.80 - 10.00	111,335	6.45	111,335
2008	7.50 - 10.80	88,780	7.77	88,780
2009	5.10 - 10.50	91,740	7.13	75,073
2010	$2.20 - 8.30	211,553	8.46	51,550

		555,203		378,533

     The Company uses the Black-Scholes option-pricing model to recognize the value of stock-based compensation expense for all share-based payment awards. Determining the appropriate fair-value model and calculating the fair value of stock-based awards at the grant date requires considerable judgment, including estimating stock price volatility, expected option life and forfeiture rates. The Company develops estimates based on historical data and market information, which can change significantly over time. The Black-Scholes model requires the Company to make several key judgments including:
•	The expected option term reflects the application of the simplified method set out in SAB No. 107 Share-Based Payment (SAB 107), which was issued in March 2005. In December 2007, the SEC released Staff Accounting Bulletin No. 110 (SAB 110), which extends the use of the “simplified” method, under certain circumstances, in developing an estimate of expected term of “plain vanilla” share options. Accordingly, the Company has utilized the average of the contractual term of the options and the weighted average vesting period for all options and warrants to calculate the expected option term.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
•	Estimated volatility also reflects the historical volatility pattern of the Company’s share price.
•	The dividend yield is based on the Company’s historical pattern of dividends as well as expected dividend patterns.
•	The risk-free rate is based on the implied yield of U.S. Treasury notes as of the grant date with a remaining term approximately equal to the expected term.
•	Estimated forfeiture rate of 0% per year is based on the Company’s historical forfeiture activity of unvested stock options. The Company used the following assumptions for stock options and warrants granted during the years ended March 31, 2010 and 2009:

	Years Ended March 31,
	2010	2009
Risk-free interest rate	1.38% - 3.04%	1.52% - 3.15%
Expected volatility	179% - 197%	201% - 266%
Expected life (in years)	3.50 - 6.02	5.00
Expected dividend yield	N/A	N/A
     For the years ended March 31, 2010 and 2009, the following represent the Company’s weighted average fair value displayed by grant year:

		Weighted Average
		Fair Value of
		Options and
Grant Year	Granted	Warrants
March 31, 2010	211,553	$3.53
March 31, 2009	91,470	$5.08
     There were 21,000 warrants and 190,553 stock options for an aggregate of 211,553 shares granted to employees and directors during the year ended March 31, 2010 and 91,740 warrants and no stock options for an aggregate of 91,470 shares granted to employees and directors during the year ended March 31, 2009. In connection with the warrants and options granted and the vesting of prior warrants issued, during the years ended March 31, 2010 and 2009, the Company recorded total charges of $559,561 and $289,497, respectively, which have been included in selling, general and administrative expenses in the accompanying consolidated statements of operations. The Company issues new shares from its authorized shares upon exercise of warrants or options.
     As of March 31, 2010 and 2009, there was $471,401 and $287,722, respectively, of total unrecognized compensation cost, related to non-vested stock options and warrants, which is expected to be recognized over a remaining weighted average vesting period of 1.69 years.
     The aggregate intrinsic value of stock options and warrants exercised during the years ended March 31, 2010 and 2009 was $79,964 and $203,012, respectively.
Note 12. Commitments and Contingencies
Lease Commitments
     On July 2, 2007, the Company entered into a lease agreement with Viking Investors — Barents Sea, LLC (Lessor) for a building with approximately 11,881 square feet of manufacturing and office space located at 20382 Barents Sea Circle, Lake Forest, CA, 92630. The lease agreement is for a period of two years with renewal options for three, one-year periods, beginning September 1, 2007. The lease required base lease payments of approximately $10,000 per month plus operating expenses. In connection with the lease agreement, the Company issued to the lessor a warrant to purchase 1,000 shares of common stock at an exercise price of $15.50 per share for a period of two years, valued at $15,486 as calculated using the Black Scholes option pricing model. The assumptions used

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
under the Black-Scholes pricing model included: a risk free rate of 4.75%; volatility of 293%; an expected exercise term of 5 years; and no annual dividend rate. The Company capitalized and amortized the value of the warrant over the life of the lease and recorded the unamortized value of the warrant in other long-term assets. For the years ended March 31, 2010 and 2009, the Company amortized $2,970 and $7,104, respectively. As of March 31, 2010 the fair value of the warrant has been fully amortized. On August 24, 2009, the Company entered into the second amendment to the lease for its manufacturing and office space. The amendment extended the lease for twelve months from the end of the existing lease term with a right to cancel the lease with a minimum of 120 day written notice at anytime as of November 30, 2009. In June 2010, Company entered into the third amendment to the lease for its manufacturing and office space. The amendment extended the lease for sixty months commencing July 1, 2010 with a right to cancel the lease with a minimum of 120 day written notice at anytime as of December 31, 2012.
     In the event the Company does exercise its option to cancel the lease, the Company shall reimburse the Lessor for the unearned leasing commissions. Rent expense on the facilities and equipment during 2010 and 2009 was $144,728 and $182,765, respectively.
     Future annual minimum payments under operating leases are as follows:

Years Ending March 31:
2011	$89,812
2012	86,253
2013	90,177
2014	96,594
2015	104,793
Thereafter	26,733

$494,362

     The above schedule of future annual minimum payments has been adjusted to reflect the lease amendment entered into with the Lessor subsequent to year end (see Note 15).
Litigation
     The Company may become a party to product litigation in the normal course of business. The Company accrues for open claims based on its historical experience and available insurance coverage. In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect upon the Company’s financial condition or results of operations.
Indemnities and Guarantees
     The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the States of California and Nevada. In connection with its facility lease, the Company has indemnified its lessor for certain claims arising from the use of the facility. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Note 13. Income Taxes
     Significant components of the Company’s deferred tax assets as of March 31, 2010 and 2009 are shown below:

	2010	2009
Deferred tax asset:
Net operating loss carryforward	$10,938,000	$5,031,000
Research credits	24,000	—
Expenses recognized for granting of options and warrants	800,000	862,000
Accrued expenses and reserves	104,000	178,000
Valuation allowance	(11,866,000)	(6,071,000)

	$—	$—

     Based on the weight of available evidence, the Company’s management has determined that it is not more likely than not that the net deferred tax assets will be realized. Therefore, the Company has recorded a full valuation allowance against the net deferred tax assets. The Company’s income tax provision consists of state minimum taxes.
     The income tax provision differs from that computed using the federal statutory rate applied to income before taxes as follows:

	2010	2009
Computed tax benefit at federal statutory rate	$(1,920,000)	$(5,679,000)
State tax, net of federal benefit	(645,000)	1,000
Non deductible extinguishment of debt	—	3,688,000
Permanent items and other	(3,226,400)	1,036,600
Valuation allowance	5,793,000	955,000

	$1,600	$1,600

     At March 31, 2010, the Company has federal and state net operating loss carry forwards of approximately $27,463,000 and $27,421, 000 which will begin to expire in 2019 and 2013, respectively, unless previously utilized. At March 31, 2010, the Company has federal and California research and development tax credits of approximately $14,000 and $13,000, respectively. The federal research tax credit begins to expire in 2026 unless previously utilized and the California research tax credit has no expiration date.
     Utilization of the net operating loss and research and development carry forwards might be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as similar state and foreign provisions. These ownership changes may limit the amount of NOL and R&D credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups. Since the Company’s formation, the Company has raised capital through the issuance of capital stock on several occasions which, combined with the purchasing stockholders’ subsequent disposition of those shares, may have resulted in such an ownership change, or could result in an ownership change in the future upon subsequent disposition.
     The Company has not completed a study to assess whether an ownership change has occurred. If the Company has experienced an ownership change, utilization of the NOL or R&D credit carryforwards would be subject to an annual limitation under Section 382 of the Code, which is determined by first multiplying the value of the Company’s stock at the time of the ownership change by the applicable long-term, tax-exempt rate, and then could be subject to additional adjustments, as required. Any limitation may result in expiration of a portion of the NOL or R&D credit carryforwards before utilization. Further, until a study is completed and any limitation is known, no amounts are being considered as an uncertain tax position or disclosed as an unrecognized tax benefit under FIN 48. Due to the existence of the valuation allowance, future changes in the Company’s unrecognized tax benefits will not impact its effective tax rate. Any carryforwards that will expire prior to utilization as a result of such limitations will be removed from deferred tax assets with a corresponding reduction of the valuation allowance.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     In June 2006, the Financial Accounting Standards Board (“FASB”) issued Financial Interpretation (“FIN”) 48, “Accounting for Uncertainty in Income Taxes,” (codified primarily in FASB ASC Topic 740, Income Taxes) which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with Statement of Financial Accounting Standards (“SFAS”) 109, “Accounting for Income Taxes,” (codified primarily in FASB ASC Topic 740, Income Taxes). FIN 48 provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more likely than not recognition threshold. The Company did not record any unrecognized tax benefits upon adoption of Accounting for Uncertainty in Income Taxes. The Company’s policy is to recognize interest and penalties that would be assessed in relation to the settlement value of unrecognized tax benefits as a component of income tax expense.
     The Company does not have any unrecognized tax benefits that will significantly decrease or increase within 12 months of March 31, 2010. The Company is subject taxation in the US and the state of California.
     As of March 31, 2010, the Company is no longer subject to U.S. federal examinations for year before 2006; and for California franchise and income tax examinations before 2005. However, to the extent allowed by law, the taxing authorities may have the right to examine prior periods where net operating losses were generated and carried forward, and make adjustments up to the amount of the net operating loss carry forward amount. The Company is not currently under examination by U.S. federal or state jurisdictions.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Note 14. Quarterly Results of Operations (unaudited)
     The following table sets forth a summary of our unaudited quarterly operating results for each of the last eight quarters in the period ended March 31, 2010. This data has been derived from our unaudited consolidated interim financial statements which, in our opinion, have been prepared on substantially the same basis as the audited financial statements contained elsewhere in this report and include all normal recurring adjustments necessary for a fair presentation of the financial information for the periods presented. These unaudited quarterly results should be read in conjunction with our financial statements and notes thereto included elsewhere in this report. The operating results in any quarter are not necessarily indicative of the results that may be expected for any future period (in thousands except earnings per share).

	Quarter Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2010	2009	2009	2009	2009	2008	2008	2008
	(Unaudited)
Revenues:	$75	$21	$8	$14	$7	$9	$6	$13

Cost of revenues	259	133	177	149	127	166	135	118

Gross loss	(184)	(112)	(169)	(135)	(120)	(157)	(129)	(105)

Research and development	15	89	93	88	68	13	105	111
Selling, general and administrative	1,114	690	779	729	497	551	780	560

Total costs and expenses	1,129	779	872	817	(565)	564	885	671

Loss from operations	(1,313)	(891)	(1,041)	(952)	(685)	(721)	(1,014)	(776)
Other income (expense), net	747	3,342	(6,144)	602	(4,774)	(733)	(555)	(7,446)

Income (loss) before income taxes	$(566)	$2,451	$(7,185)	$(350)	$(5,459)	$(1,454)	$(1,569)	$(8,222)
Income taxes	—	—	2	—	1	—	—	1

Net income (loss)	$(566)	$2,451	$(7,187)	$(350)	$(5,460)	$(1,454)	$(1,569)	$(8,223)

Net income (loss) per common share:
Basic	(0.09)	0.50	(1.56)	(0.08)	(1.32)	(0.35)	(0.38)	(2.00)

Weighted average common shares outstanding:
Basic	6,242	4,912	4,615	4,294	4,149	4,121	4,117	4,102

Diluted	6,242	6,577	4,615	4,294	4,149	4,121	4,117	4,102

Note 15. Subsequent Events
     On April 1, 2010 the Company granted to Chris Campbell, Vice President of Sales a stock option to purchase 15,000 shares of the Company’s common stock at an exercise price of $2.00 per share valued at $27,963 as calculated using the Black Scholes option pricing model. The assumptions used under the Black-Scholes pricing model included: a risk free rate of 2.59%; volatility of 193%; an expected exercise term of 3.5 years; and no annual dividend rate. These options vest beginning April 1, 2011 over 5 years.
     On April 15, 2010, the Company entered into office service agreements with Regus Management Group, LLC (Lessor) for five (5) executive offices located at 402 West Broadway, San Diego, CA 92101. The office service agreements are for periods ranging from 3 to 7 months ending October 31, 2010. The office service agreements require base lease payments of approximately $5,100 per month.
     In April 2010, the Company issued 13,636 shares of unrestricted common stock in lieu of fees paid to various consultants for services incurred in fiscal year 2010 pursuant to the Company’s Form S-8 filed on April 27, 2010. These shares were issued at a value of $1.76 per share for a total cost of $24,000 which is included in accounts payable and selling, general and administrative as of and for the year ended March 31, 2010.

CRYOPORT, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     On May 11, 2010 the Company granted to Bret Bollinger, Vice President of Operations a fully vested stock option to purchase 20,000 shares of the company’s common stock at an exercise price of $1.89 per share for fiscal year 2010 annual incentive. This option is valued at $34,034 as calculated using the Black Scholes option pricing model. The assumptions used under the Black-Scholes pricing model included: a risk free rate of 2.26%; volatility of 174%; an expected exercise term of 3.5 years; and no annual dividend rate. This cost is included in selling, general and administrative for the year ended March 31, 2010.
     In May 2010, the Company granted a warrant to a consultant to purchase 40,000 shares of common stock with an exercise price of $1.89 valued at $68,068 as calculated using the Black Scholes option pricing model. The assumptions used under the Black-Scholes pricing model included: a risk free rate of 2.26%; volatility of 174%; an expected exercise term of 3.5 years; and no annual dividend rate. With 20,000 shares vesting upon issuance and the remaining 20,000 shares vesting upon completion of certain key milestones to be developed by the CEO.
     In May 2010, we obtained a key man life insurance policies on the Company’s Chief Executive Officer. Annual premiums on this policy total approximately $33,000.
     In June 2010, Company entered into the third amendment to the lease for its manufacturing and office space. The amendment extended the lease for sixty months commencing July 1, 2010 with a right to cancel the lease with a minimum of 120 day written notice at anytime as of December 31, 2012

PART I — FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS
CRYOPORT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2010	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,710,976	$3,629,886
Restricted cash	91,024	90,404
Accounts receivable, net of allowances of $3,200 at December 31, 2010 and $1,600 at March 31, 2010	35,924	81,036
Inventories	59,863	—
Other current assets	213,303	104,014

Total current assets	3,111,090	3,905,340
Property and equipment, net	679,487	559,241
Intangible assets, net	346,232	311,965

Total assets	$4,136,809	$4,776,546

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$407,498	$823,653
Accrued compensation and related expenses	253,017	312,002
Current portion of convertible debentures payable, net of discount	1,704,065	200,000
Line of credit and accrued interest	90,388	90,388
Current portion of related party notes payable	140,000	150,000
Derivative liabilities	57,503	334,363

Total current liabilities	2,652,471	1,910,406
Related party notes payable and accrued interest, net of current portion	1,441,968	1,478,256
Convertible debentures payable, net of current portion and discount	1,184,146	2,302,459

Total liabilities	5,278,585	5,691,121

Commitments and Contingencies
Stockholders’ deficit:
Common stock, $0.001 par value; 250,000,000 shares authorized; 13,682,673 and 8,136,619 shares issued and outstanding at December 31, 2010 and March 31, 2010, respectively	13,683	8,137
Additional paid-in capital	49,083,611	45,021,097
Accumulated deficit	(50,239,070)	(45,943,809)

Total stockholders’ deficit	(1,141,776)	(914,575)

Total liabilities and stockholders’ deficit	$4,136,809	$4,776,546

See accompanying notes to unaudited condensed consolidated financial statements

CRYOPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For The Three Months Ended		For The Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues	$99,569	$20,707	$375,438	$42,888
Cost of revenues	256,523	132,418	1,029,275	458,862

Gross loss	(156,954)	(111,711)	(653,837)	(415,974)

Operating expenses:
Selling, general and administrative	1,080,768	690,043	3,138,337	2,197,545
Research and development	105,020	89,426	341,655	270,217

Total operating expenses	1,185,788	779,469	3,479,992	2,467,762

Loss from operations	(1,342,742)	(891,180)	(4,133,829)	(2,883,736)
Other income (expense):
Interest income	3,547	2,834	10,896	6,548
Interest expense	(151,428)	(1,169,337)	(447,588)	(5,312,593)
Loss on sale of property and equipment	—	—	—	(797)
Change in fair value of derivative liabilities	33,987	4,508,352	276,860	3,106,802

Total other income (expense), net	(113,894)	3,341,849	(159,832)	(2,200,040)

Income (loss) before income taxes	(1,456,636)	2,450,669	(4,293,661)	(5,083,776)
Income taxes	—	—	1,600	1,600

Net income (loss)	$(1,456,636)	$2,450,669	$(4,295,261)	$(5,085,376)

Net income (loss) per common share:
Basic	$(0.11)	$0.50	$(0.40)	$(1.10)

Diluted	$(0.11)	$0.26	$(0.40)	$(1.10)

Weighted average common shares outstanding:
Basic	13,564,985	4,911,756	10,669,173	4,608,211

Diluted	13,564,985	6,577,322	10,669,173	4,608,211

See accompanying notes to unaudited condensed consolidated financial statements

CRYOPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For The Nine Months Ended
	December 31,
	2010	2009
Operating Activities
Net loss	$(4,295,261)	$(5,085,376)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	176,295	101,488
Amortization of deferred financing costs	—	81,756
Amortization of debt discount	385,752	4,806,547
Fair value of stock issued to consultants	—	166,094
Share-based compensation related to stock options and warrants issued to consultants, employees and directors	391,315	558,294
Change in fair value of derivative instruments	(276,860)	(3,106,802)
Loss on sale of assets	—	797
Loss on disposal of cryogenic shippers	3,510	7,611
Interest accrued on restricted cash	(620)	(1,062)
Changes in operating assets and liabilities:
Accounts receivable	45,112	(7,484)
Inventories	365	81,012
Other current assets	(109,289)	(6,567)
Accounts payable and accrued expenses	(160,252)	135,938
Accrued warranty costs	—	(18,743)
Accrued compensation and related expenses	157,015	20,653
Accrued interest	43,712	324,151

Net cash used in operating activities	(3,639,206)	(1,941,693)

Investing Activities
Purchases of intangible assets	(95,479)	(24,372)
Decrease in restricted cash	—	12,085
Purchases of property and equipment	(299,067)	(17,968)

Net cash used in investing activities	(394,546)	(30,255)

Financing Activities
Proceeds from issuance of common stock, net of cash paid for issuance costs	3,480,541	—
Proceeds from borrowings under convertible notes	—	1,321,500
Payment of deferred financing costs	(275,699)	(202,470)
Payment of related party notes payable	(90,000)	(80,000)
Repayments of note payable to officer	—	(30,000)
Payment of fees associated with exercise of warrants	—	(76,632)
Proceeds from exercise of options and warrants	—	1,437,100

Net cash provided by financing activities	3,114,842	2,369,498

Net change in cash and cash equivalents	(918,910)	397,550
Cash and cash equivalents, beginning of period	3,629,886	249,758

Cash and cash equivalents, end of period	$2,710,976	$647.308

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$16,841	$5,699

Income taxes	$1,600	$1,600

See accompanying notes to unaudited condensed consolidated financial statements

CRYOPORT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For The Nine Months Ended
	December 31,
	2010	2009
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Deferred financing costs in connection with equity financings	$—	$33,937

Deferred financing costs offset against proceeds in additional paid in capital	$72,862	$—

Fair value of options issued to employee in lieu of cash bonus	$216,000	$—

Reduction of accrued offering costs in connection with February 2010 financing	$29,067	$—

Deferred financing costs in connection with convertible debt financing and debt modifications	$—	$11,944

Warrants issued as deferred financing costs in connection with convertible debt financing	$—	$63,396

Estimated fair value of shares issued for services	$23,999	$—

Debt discount in connection with convertible debt financing	$—	$1,483,415

Conversion of debt and accrued interest to common stock	$—	$1,354,254

Reclassification of embedded conversion feature to equity	$—	$801,695

Accrued interest added to principal amount of debentures	$—	$79,582

Cashless exercise of warrants and stock options	$—	$157

Cumulative effect of accounting change to debt discount for derivative liabilities	$—	$2,595,095

Cumulative effect of accounting change to accumulated deficit for derivative liabilities	$—	$9,657,893

Cumulative effect of accounting change to additional paid-in capital for derivative liabilities	$—	$4,217,730

Reclassification of property and equipment to inventory	$60,228	$—

Reclassification of inventory to property and equipment	$—	$449,229

See accompanying notes to unaudited condensed consolidated financial statements

CRYOPORT, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
For the Three and Nine Months Ended December 31, 2010 and 2009
Note 1. Management’s Representation and Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared by CryoPort, Inc. (the “Company”) in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and pursuant to the instructions to Form 10-Q and Article 8 of Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statement presentation. However, the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (consisting primarily of normal recurring accruals) considered necessary for a fair presentation have been included.
Operating results for the nine months ended December 31, 2010 are not necessarily indicative of the results that may be expected for the year ending March 31, 2011. The unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010.
The Company has evaluated subsequent events through the date of this filing, and determined that no subsequent events have occurred that would require recognition in the unaudited condensed consolidated financial statements or disclosure in the notes thereto other than as disclosed in the accompanying notes.
Note 2. Organization and Summary of Significant Accounting Policies
The Company
CryoPort, Inc. (the “Company” or “we”) is a provider of an innovative cold chain frozen shipping system dedicated to providing superior, affordable cryogenic shipping solutions that ensure the safety, status and temperature of high value, temperature sensitive materials. The Company has developed cost-effective reusable cryogenic transport containers (referred to as a “shipper”) capable of transporting biological, environmental and other temperature sensitive materials at temperatures below minus 150° Celsius. These dry vapor shippers are one of the first significant alternatives to dry ice shipping and achieve 10-plus day holding times compared to one to two day holding times with dry ice (assuming no re-icing during transit). The Company’s value proposition comes from both providing safe transportation and an environmentally friendly, long lasting shipper, and through its value-added services that offer a simple hassle-free solution for its customers. These value-added services include an internet-based web portal that enables the customer to conveniently initiate scheduling, shipping and tracking of the progress and status of a shipment, and provides in-transit temperature and custody transfer monitoring services of the shipper. The CryoPort service also provides a fully ready charged shipper containing all freight bills, customs documents and regulatory paperwork for the entire journey of the shipper to its customers at their pick up location.
The Company’s principal focus has been the further development and commercial launch of CryoPort Express(R) Portal, an innovative IT solution for shipping and tracking high-value specimens through overnight shipping companies, and its CryoPort Express(R) Shipper, a dry vapor cryogenic shipper for the transport of biological and pharmaceutical materials. A dry vapor cryogenic shipper is a container that uses liquid nitrogen in dry vapor form, which is suspended inside a vacuum insulated bottle as a refrigerant, to provide storage temperatures below minus 150° Celsius. The dry vapor shipper is designed using innovative, proprietary, and patented technology which prevents spillage of liquid nitrogen and pressure build up as the liquid nitrogen evaporates. A proprietary foam retention system is employed to ensure that liquid nitrogen stays inside the vacuum container, even when placed upside-down or on its side as is often the case when in the custody of a shipping company. Biological specimens are stored in a specimen chamber, referred to as a “well,” inside the container and refrigeration is provided by harmless cold nitrogen gas evolving from the liquid nitrogen entrapped within the foam retention system surrounding the well. Biological specimens transported using our cryogenic shipper can include clinical samples, diagnostics, live cell pharmaceutical products (such as cancer vaccines, semen and embryos, and infectious substances) and other items that require and/or are protected through continuous exposure to frozen or cryogenic temperatures (less than minus 150 ° Celsius).

The Company recently entered into its first strategic relationship with a global courier on January 13, 2010 when it signed an agreement with Federal Express Corporation (“FedEx”) pursuant to which the Company will lease to FedEx such number of its cryogenic shippers that FedEx will, from time to time, order for FedEx’s customers. Under this agreement, FedEx has the right to and shall, on a non-exclusive basis, promote market and sell transportation of the Company’s shippers and its related value-added goods and services, such as its data logger, web portal and planned CryoPort Express(R) Smart Pak System. On January 24, 2011 we announced that FedEx had launched its deep frozen shipping solution using our CryoPort Express® Dry Shipper. On September 2, 2010, the Company entered into an agreement with DHL Express (USA), Inc. (“DHL”) that will give DHL life science customers direct access to the Company’s web-based order entry and tracking portal to order the CryoPort Express(R) Shipper and receive preferred DHL shipping rates. The agreement covers DHL shipping discounts that may be used to support the Company’s customers using the CryoPort Express(R) shipping solution. In connection with the agreement, the Company is integrating its proprietary web portal to DHL’s tracking and billing systems. Once this integration is completed, DHL life science customers will have a seamless way of shipping their critical biological material worldwide. The IT integration with DHL is expected to be completed in the Company’s fourth quarter of fiscal year 2011.
Reverse Stock Split
On February 5, 2010, we effected a 10-for-1 reverse stock split of all of our issued and outstanding shares of common stock (the “Reverse Stock Split”) by filing a Certificate of Amendment to Amended and Restated Articles of Incorporation with the Secretary of State of Nevada. The par value and number of authorized shares of our common stock remained unchanged. The number of shares and per share amounts included in the unaudited condensed consolidated financial statements and the accompanying notes have been adjusted to reflect the Reverse Stock Split retroactively. Unless otherwise indicated, all references to number of shares, per share amounts and earnings per share information contained in this report give effect to the Reverse Stock Split.

Principles of Consolidation
The unaudited condensed consolidated financial statements include the accounts of CryoPort, Inc. and its wholly owned subsidiary, CryoPort Systems, Inc. All intercompany accounts and transactions have been eliminated.
Use of Estimates
The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from estimated amounts. The Company’s significant estimates include allowances for doubtful accounts and sales returns, recoverability of long-lived assets, deferred tax assets and their accompanying valuations, valuation of derivative liabilities and valuation of common stock, warrants and stock options issued for products or services.
Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents, restricted cash, accounts receivable, related-party notes payable, a line of credit, convertible notes payable, accounts payable and accrued expenses. The carrying value for all such instruments approximates fair value at December 31, 2010 and March 31, 2010. The Company’s restricted cash is carried at amortized cost which approximates fair value. The difference between the fair value and recorded values of the related party notes payable is not significant.
Cash and Cash Equivalents
The Company considers highly liquid investments with original maturities of 90 days or less to be cash equivalents.
Concentration of Credit Risk
Cash and cash equivalents
The Company maintains its cash accounts in financial institutions. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) with basic deposit coverage limits up to $250,000 per owner. In addition to the basic insurance deposit coverage, the FDIC is providing temporary unlimited coverage for noninterest-bearing transaction accounts from December 31, 2010 through December 31, 2012. At December 31, 2010, the Company had approximately $2,511,000 of cash balances, including restricted cash, which exceeded the FDIC insurance limit. The Company performs ongoing evaluations of these institutions to limit its concentration risk exposure.
Restricted cash
The Company has invested cash in a one year restricted certificate of deposit bearing interest at 1% which serves as collateral for borrowings under a line of credit agreement (see Note 3). At December 31, 2010 and March 31, 2010, the balance in the certificate of deposit was $91,024 and $90,404, respectively.
Customers
The Company grants credit to customers within the United States of America and to a limited number of international customers and does not require collateral. Revenues from international customers are generally secured by advance payments except for a limited number of established foreign customers. The Company generally requires advance or credit card payments for initial revenues from new customers. The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by the Company. Reserves for uncollectible amounts are provided based on past experience and a specific analysis of the accounts which management believes is sufficient. Accounts receivable at December 31, 2010 and March 31, 2010 are net of reserves for doubtful accounts of approximately $3,200 and $1,600, respectively. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.
The Company has foreign revenues primarily in Europe, Israel and Australia. During the three and nine month periods ended December 31, 2010, the Company had foreign revenues of approximately $18,000 and $114,000, respectively, which constituted approximately 18% and 30% of revenues, respectively. During the three and nine months ended December 31, 2009, the Company had foreign sales of approximately $17,100 and $27,800 respectively, which constituted approximately 83% and 65% of revenues, respectively.

The majority of the Company’s customers are in the biotechnology, pharmaceutical and life science industries. Consequently, there is a concentration of receivables within these industries, which is subject to normal credit risk. Net revenues for the three and nine months ended December 31, 2010 from three customers accounted for 58% and 71% respectively, of our total net revenues. At December 31, 2009, there were no significant customer concentrations. The Company maintains reserves for bad debt and such losses, in the aggregate, historically have not exceeded our estimates.
Inventory
The Company’s inventory consists of accessories that are sold and shipped to customers along with pay-per-use containers and are not returned to the Company along with the containers at the culmination of the customer’s shipping cycle. Inventories are stated at the lower of standard cost or current estimated market value. Cost is determined using the standard cost method which approximates the first-in, first-to-expire method. Inventory consists of $53,998 in raw material and $5,865 in finished goods.
In fiscal year 2010, the Company changed its operations and now provides shipping containers to its customers and charges a fee in exchange for the use of the container. The Company’s arrangements are similar to the accounting standard for leases since they convey the right to use the containers over a period of time. The Company retains title to the containers and provides its customers the use of the container for a specified shipping cycle. At the culmination of the customer’s shipping cycle, the container is returned to the Company. As a result of the Company’s change in business strategy, during the quarter ended December 31, 2009, the Company reclassified the containers from inventory to fixed assets upon commencement of the per-use container program.
Property and Equipment
Property and equipment are recorded at cost. Cryogenic Shippers, which comprise 83% of the Company’s net property and equipment balance at December 31, 2010 are depreciated using the straight-line method over their estimated useful lives of three years. Equipment and furniture are depreciated using the straight-line method over their estimated useful lives (generally three to seven years) and leasehold improvements are amortized using the straight-line method over the estimated useful life of the asset or the lease term, whichever is shorter. Equipment acquired under capital leases is amortized over the estimated useful life of the assets or term of the lease, whichever is shorter and included in depreciation expense.
Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.
Depreciation and amortization expense for property and equipment for the three and nine months ended December 31, 2010 was $44,739 and $115,083 respectively, and $23,251 and $56,996 for the three and nine months ended December 31, 2009, respectively.
Intangible Assets
Intangible assets are comprised of patents and trademarks and software development costs. The Company capitalizes costs of obtaining patents and trademarks which are amortized, using the straight-line method over their estimated useful life of five years. The Company capitalizes certain costs related to software developed for internal use. Software development costs incurred during the preliminary or maintenance project stages are expensed as incurred, while costs incurred during the application development stage are capitalized and amortized using the straight-line method over the estimated useful life of the software, which is five years. Capitalized costs include purchased materials and costs of services including the valuation of warrants issued to consultants.
Amortization expense for intangible assets for the three and nine months ended December 31, 2010 was $21,860 and $61,212, respectively, and $15,372 and $44,492 for the three and nine months ended December 31, 2009, respectively. All of the Company’s intangible assets are subject to amortization.
Long-lived Assets
If indicators of impairment exist, the Company assesses the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through undiscounted future operating cash flows. If impairment is indicated, the Company measures the amount of such impairment by comparing the fair value of the asset to its carrying value. The Company believes the future cash flows to be received from the long-lived assets will exceed the assets’ carrying value, and accordingly, the Company has not recognized any impairment losses at December 31, 2010 or March 31, 2010.

Deferred Financing Costs
Deferred financing costs represent costs incurred in connection with the issuance of the convertible notes payable and private equity financing. Deferred financing costs are being amortized over the term of the financing instrument on a straight-line basis, which approximates the effective interest method, or netted against the gross proceeds received from equity financing. During the nine month period ended December 31, 2010, the Company incurred $159,171 of offering costs which were charged to paid-in capital and netted against the proceeds from the private placement that closed in August 2010 and October of 2010. Amortization of deferred financing costs was $0 for the three and nine months ended December 31, 2010. Amortization of deferred financing costs was $56,177 and $81,756 for the three and nine months ended December 31, 2009, respectively.
Additionally, during the nine months ended December 31, 2010, the Company made payments of $275,699 in connection with deferred financing fees related to the February 2010 public offering, which were included in accounts payable in the condensed consolidated balance sheet at March 31, 2010.
Convertible Debentures
If a conversion feature of conventional convertible debt is not accounted for as a derivative instrument and provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount. The convertible debt is recorded net of the discount related to the BCF. The Company amortizes the discount to interest expense over the life of the debt using the effective interest rate method.
Derivative Liabilities
Effective April 1, 2009, certain of the Company’s issued and outstanding common stock purchase warrants and embedded conversion features previously treated as equity pursuant to the derivative treatment exemption were no longer afforded equity treatment, and the fair value of these common stock purchase warrants and embedded conversion features, some of which have exercise price reset features and some that were issued with convertible debt, was reclassified from equity to liability status as if treated as derivative liabilities since their dates of issue. The common stock purchase warrants were not issued with the intent of effectively hedging any future cash flow, fair value of any asset, liability or any net investment in a foreign operation. The warrants do not qualify for hedge accounting, and as such, all future changes in the fair value of these warrants are recognized currently in earnings until such time as the warrants are exercised, expire or the related rights have been waived. These common stock purchase warrants do not trade in an active securities market, and as such, the Company estimates the fair value of these warrants using the Black-Scholes option pricing model (see Note 6).
Supply Concentration Risks
The component parts for the Company’s products are primarily manufactured at third party manufacturing facilities. The Company also has a warehouse at its corporate offices in Lake Forest, California, where the Company is capable of manufacturing certain parts and fully assembles its products. Most of the components that the Company uses in the manufacture of its products are available from more than one qualified supplier. For some components, however, there are relatively few alternate sources of supply and the establishment of additional or replacement suppliers may not be accomplished immediately; however, the Company has identified alternate qualified suppliers which the Company believes could replace existing suppliers. Should this occur, the Company believes that with its current level of shippers and production rate the Company has enough components to cover a maximum four to nine week disruption gap in production.
There are no specific agreements with any manufacturer nor are there any long term commitments to any manufacturer. The Company believes that any of the manufactures currently used by it could be replaced within a short period of time as none have a proprietary component or a substantial capital investment specific to its products.
Revenue Recognition
The Company provides shipping containers to their customers and charges a fee in exchange for the use of the shipper. The Company’s arrangements are similar to the accounting standard for leases since they convey the right to use the shippers over a period of time. The Company retains title to the shippers and provides its customers the use of the shipper for a specified shipping cycle. At the culmination of the customer’s shipping cycle, the shipper is returned to the Company.

The Company recognizes revenue for the use of the shipper at the time of the delivery of the shipper to the end user of the enclosed materials and at the time that collectability is reasonably certain.
Accounting for Shipping and Handling Revenue, Fees and Costs
The Company classifies amounts billed for shipping and handling as revenue. Shipping and handling fees and costs are included in cost of revenues.
Research and Development Expenses
Expenditures relating to research and development are expensed in the period incurred. Research and development expenses to date have consisted primarily of costs associated with continually improving the features of the CryoPort Express(R) System including the web based customer service portal and the CryoPort Express(R) Shippers. Further, these efforts are expected to lead to the introduction of shippers of varying sizes based on market requirements, constructed of lower cost materials and utilizing high volume manufacturing methods that will make it practical to provide the cryogenic packages offered by the CryoPort Express(R) System. Other research and development effort has been directed toward improvements to the liquid nitrogen retention system to render it more reliable in the general shipping environment and to the design of the outer packaging. Alternative phase change materials in place of liquid nitrogen may be used to increase the potential markets these shippers can serve such as ambient and 2-8°C markets.
Stock-based Compensation
The Company accounts for share-based payments to employees and directors in accordance with share-based payment accounting guidance which requires all share-based payments to employees and directors, including grants of employee stock options and warrants, to be recognized based upon their fair values. The fair value of stock-based awards is estimated at grant date using the Black-Scholes option pricing model and the portion that is ultimately expected to vest is recognized as compensation cost over the requisite service period.
Since stock-based compensation is recognized only for those awards that are ultimately expected to vest, the Company has applied an estimated forfeiture rate to unvested awards for the purpose of calculating compensation cost. These estimates will be revised, if necessary, in future periods if actual forfeitures differ from estimates. Changes in forfeiture estimates impact compensation cost in the period in which the change in estimate occurs. The estimated forfeiture rates at December 31, 2010 and March 31, 2010 were zero as the Company has not had a significant history of forfeitures and does not expect forfeitures in the future.
Cash flows from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options or warrants are classified as financing cash flows. Due to the Company’s loss position, there were no such tax benefits during the nine months ended December 31, 2010 and 2009.
Plan Descriptions
The Company maintains two stock option plans, the 2002 Stock Incentive Plan (the “2002 Plan”) and the 2009 Stock Incentive Plan (the “2009 Plan”). The 2002 Plan provides for grants of incentive stock options and nonqualified options to employees, directors and consultants of the Company to purchase the Company’s shares at the fair value, as determined by management and the board of directors, of such shares on the grant date. The options are subject to various vesting conditions and generally vest over a three-year period beginning on the grant date and have seven to ten-year terms. The 2002 Plan also provides for the granting of restricted shares of common stock subject to vesting requirements. The Company is authorized to issue up to 500,000 shares under this plan and has 68,136 shares available for future option grants as of December 31, 2010.
On October 9, 2009, the Company’s stockholders approved and adopted the 2009 Plan, which had previously been approved by the Company’s Board of Directors on August 31, 2009. The 2009 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, stock appreciation rights, and stock grant awards (collectively, “Awards”) to employees, officers, non-employee directors, consultants and independent contractors of the Company. The 2009 Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the $1,000,000 limitation on the deduction of compensation imposed by Section 162(m) of the Internal Revenue Code. A total of 1,200,000 shares of the Company’s common stock are authorized for the granting of Awards under the 2009 Plan. The number of shares available for future Awards, as well as the terms of outstanding Awards, is subject to adjustment as provided in the 2009 Plan for stock splits, stock dividends, recapitalizations and other similar events. Awards may be granted under the 2009 Plan until the sooner of October 9, 2019 or until all shares available for Awards under the 2009 Plan have been purchased or acquired. As of December 31, 2010, the Company has 202,432 shares available for future Awards under the Plan.

In addition to the stock options issued pursuant to the Company’s two stock option plans, in prior years the Company has granted warrants to employees, officers, non-employee directors, consultants and independent contractors. The warrants are generally not subject to vesting requirements and have ten-year terms.
Summary of Assumptions and Activity
The Company uses the Black-Scholes option-pricing model to recognize the value of stock-based compensation expense for all share-based payment awards. Determining the appropriate fair-value model and calculating the fair value of stock-based awards at the grant date requires considerable judgment, including estimating stock price volatility, expected option life and forfeiture rates. The Company develops estimates based on historical data and market information, which can change significantly over time. The Company used the following assumptions for stock options granted during the nine months ended December 31, 2010 and 2009:

	December 31,	December 31,
	2010	2009
Stock options and warrants:
Expected term (in years)	3.50 – 6.48	3.50 – 5.00
Expected volatility	142% – 179%	182% – 197%
Risk-free interest rate	0.77% – 3.32%	1.43% – 2.58%
Expected dividends	N/A	N/A
A summary of employee and director options and warrant activity for the nine month period ended December 31, 2010 is presented below:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term (Yrs.)	Value
Outstanding at April 1, 2010	555,203	$6.22
Granted	1,296,832	$0.72
Exercised	—	$—
Forfeited	(164,253)	$1.57

Outstanding and expected to vest at December 31, 2010	1,687,782	$2.45	8.24	$3,859

Exercisable at December 31, 2010	965,532	$3.64	7.30	$3,859

For the nine months ended December 31, 2010 and 2009, the following represents the Company’s weighted-average fair value of options and warrants granted:

		Weighted
		Average
		Fair Value
		of
		Options and
Period Ended:	Granted	Warrants
December 31, 2010	1,296,832	$0.69
December 31, 2009	101,800	$4.70
There were no warrants and stock options granted to employees and directors during the three months ended December 31, 2010. During the nine months ended December 31, 2010, no warrants and 1,296,832 stock options were granted to employees and directors, of which 100,000 stock options vest upon achievement of performance based goals. Vesting of the performance based award is contingent upon achievement of certain cash-flow objectives. During the three months ended December 31, 2009, there were no warrants and 70,800 stock options granted to employees and directors and 21,000 warrants and 80,800 stock options granted to employees and directors during the nine months ended December 31, 2009. In connection with the warrants and options granted and the vesting of prior warrants issued, during the three and nine months ended December 31, 2010, the Company recorded total charges of $50,379 and $347,326, respectively, and during the three and nine months ended December 31, 2009, the Company recorded total charges of $176,399 and $366,861, respectively, all of which have been included in selling, general and administrative expenses in the accompanying unaudited condensed consolidated statements of operations. The Company issues new shares from its authorized shares upon exercise of warrants or options.

As of December 31, 2010, there was $523,660 of total unrecognized compensation cost related to non-vested stock options and warrants which is expected to be recognized over a remaining weighted average vesting period of 2.40 years.
There were no exercises of warrants and options during the nine months ended December 31, 2010. The aggregate intrinsic value of stock options and warrants exercised during the nine months ended December 31, 2009 was $79,964.
Equity Instruments Issued to Non-Employees for Acquiring Goods or Services
Issuances of the Company’s common stock for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. When it is appropriate for the Company to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods the equity instrument is measured at the then-current fair values at each of those interim financial reporting dates.
During the nine months ended December 31, 2010, the Company granted an aggregate of 40,000 warrants to purchase shares of the Company’s common stock at an exercise price of $1.89 to a consultant for services to be rendered through March 31, 2011. Of the total warrants, 20,000 warrants vested upon issuance with a fair value of $36,090 and 20,000 warrants will vest based upon attainment of certain deliverables throughout the year and will be valued accordingly at each interim reporting date until the deliverables are completed. The Company recognized an aggregate of $1,492 and $43,989 in expense related to these warrants for the three and nine month periods ended December 31, 2010, respectively.
Income Taxes
Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. The Company is a subchapter “C” corporation and files a federal income tax return. The Company files separate state income tax returns for California and Nevada. It is not anticipated that there will be a significant change in the unrecognized tax benefits over the next 12 months.
In June 2006, the Financial Accounting Standards Board (“FASB”) issued an interpretation which clarified the accounting for uncertainty in income taxes recognized in the financial statements in accordance with current guidance. The updated guidance provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Income tax positions must meet a more likely than not recognition threshold. The Company did not record any unrecognized tax benefits upon adoption of the accounting for uncertainty in income taxes. The Company’s policy is to recognize interest and penalties that would be assessed in relation to the settlement value of unrecognized tax benefits as a component of income tax expense.
Basic and Diluted Loss Per Share
Basic loss per common share is computed based on the weighted average number of shares outstanding during the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. In addition, in computing the dilutive effect of convertible securities, the numerator is adjusted to add back the after-tax amount of interest, if any, recognized in the period associated with any convertible debt. For the three months ended December 31, 2010 and the nine months ended December 31, 2010 and 2009, the Company was in a loss position and the basic and diluted loss per share are the same since the effect of stock options, warrants and convertible notes payable on loss per share was anti-dilutive and thus not included in the diluted loss per share calculation. The impact under the treasury stock method of dilutive stock options and warrants and the if-converted method of convertible debt would have resulted in weighted average common shares outstanding of 14,667,402 for the three month period ended December 31, 2010, and 12,755,902 and 6,722,413 for the nine month periods ended December 31, 2010 and 2009, respectively.
In addition, in computing the dilutive effect of convertible securities, the numerator is adjusted to add back the after-tax amount of interest, if any, recognized in the period associated with any convertible debt.

The calculation of basic net income per common share is as follows, for the three months ended December 31, 2009:

Three Months Ended
December 31,
2009
Numerator:
Net income	$2,450,669

Denominator:
Weighted average shares outstanding for basic net income per share	4,911,756

Basic net income per common share	$0.50
A reconciliation of the numerator and denominator used in the calculation of diluted net income per common share follows:

Three Months Ended
December 31,
2009

Numerator:
Net income	$2,450,669
Increase: Convertible notes — accrued interest expense and non-cash amortization	1,096,835
Decrease: Convertible notes — change in fair value of Derivative liabilities	(1,847,356)
Net income, adjusted	$1,700,148

Denominator:
Weighted average common shares outstanding	4,911,756
Plus: Incremental shares from assumed exercise of stock options and warrants	29,367
Incremental shares from assumed conversion of convertible notes	1,636,199

Adjusted weighted average common shares outstanding	6,577,322
Diluted net income per common share	$0.26

Segment Reporting
We currently operate in only one segment.
Recent Accounting Pronouncements
In August 2010, the FASB issued amended guidance on measuring liabilities at fair value, and provided clarification of a circumstance in which a quoted price in an active market for an identical liability is not available. A reporting entity is required to measure fair value using one or more of the following methods: 1) a valuation technique that uses a) the quoted price of the identical liability when traded as an asset or b) quoted prices for similar liabilities (or similar liabilities when traded as assets) and/or 2) a valuation technique that is consistent with the principles under current guidance for fair value measurement. The amended guidance also clarifies that when estimating the fair value of a liability, a reporting entity is not required to adjust to include inputs relating to the existence of transfer restrictions on that liability. The adoption did not have a material impact on our consolidated financial statements.
Fair Value Measurements
The Company determines the fair value of its derivative instruments using a three-level hierarchy for fair value measurements which these assets and liabilities must be grouped, based on significant levels of observable or unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. This hierarchy requires the use of observable market data when available. These two types of inputs have created the following fair-value hierarchy:
Level 1 — Valuations based on unadjusted quoted market prices in active markets for identical securities. Currently the Company does not have any items classified as Level 1.
Level 2 — Valuations based on observable inputs (other than Level 1 inputs), such as quoted prices for similar assets at the measurement date; quoted prices in markets that are not active; or other inputs that are observable, either directly or indirectly.
Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement, and involve management judgment. The Company uses the Black-Scholes option pricing model to determine the fair value of the instruments. If the inputs used to measure fair value fall in different levels of the fair value hierarchy, a financial security’s hierarchy level is based upon the lowest level of input that is significant to the fair value measurement.
The following table presents the Company’s derivative liabilities related to warrants measured at fair value on a recurring basis as of December 31, 2010 and March 31, 2010 classified using the valuation hierarchy:

	Level 3	Level 3
	Carrying Value	Carrying Value
	December 31, 2010	March 31, 2010
(audited)
Derivative liabilities	$57,503	$334,363

See Note 6 for additional information on the fair value of the Company’s derivative liabilities.
The following table provides a reconciliation of the beginning and ending balances for the Company’s derivative liabilities measured at fair value using Level 3 inputs:

Level 3
Carrying Value
December 31, 2010
Balance at April 1	$334,363
Change in fair value of derivative liabilities	(276,860)

Balance at December 31	$57,503

Note 3. Line of Credit
On November 5, 2007, the Company secured financing for a $200,000 one-year revolving line of credit (the “Line”) secured by a $200,000 Certificate of Deposit with Bank of the West. On November 6, 2008, the Company secured a one-year renewal of the Line for a reduced amount of $100,000 which is secured by a $100,000 Certificate of Deposit with Bank of the West. During October 2010, the Company secured a one-year renewal of the Line for a reduced amount of $90,000 which is secured by a $90,000 Certificate of Deposit with Bank of the West. All borrowings under the revolving line of credit bear variable interest based on either the prime rate plus 1.5% per annum (totaling 4.75% as of December 31, 2010) or 5.0%, whichever is higher. The Company utilizes the funds advanced from the Line for capital equipment purchases to support the commercialization of the Company’s CryoPort Express(R) One-Way Shipper. As of December 31, 2010 and March 31, 2010, the outstanding balance of the Line was $90,388 including accrued interest of $388. During the three and nine months ended December 31, 2010, the Company recorded interest expense of $1,150 and $3,438, respectively, and $1,108 and $2,948 for the three and nine months ended December 31, 2009, respectively, related to the Line. No funds were drawn against the Line during the nine months ended December 31, 2010 and 2009.
Note 4. Related Party Transactions
Related Party Notes Payable
As of December 31, 2010 and March 31, 2010, the Company had aggregate principal and interest balances of $1,581,968 and $1,628,256, respectively, in outstanding unsecured indebtedness owed to five related parties, including four former members of the board of directors, representing working capital advances made to the Company from February 2001 through March 2005. These notes bear interest at the rate of 6% per annum and provide for aggregate monthly principal payments which began April 1, 2006 of $2,500, and which increased by an aggregate of $2,500 every nine months to a maximum of $10,000 per month. As of December 31, 2010, the aggregate principal payments totaled $10,000 per month. Any remaining unpaid principal and accrued interest is due at maturity on various dates through March 1, 2015.
Related-party interest expense under these notes was $14,114 and $43,712 for the three and nine months ended December 31, 2010, respectively, and $15,785 and $48,923 for the three and nine months ended December 31, 2009, respectively. Accrued interest, which is included in related party notes payable in the accompanying unaudited condensed consolidated balance sheets, related to these notes amounted to $662,468 and $618,756 as of December 31, 2010 and March 31, 2010, respectively. As of December 31, 2010, the Company had not made the required payments under the related-party notes which were due on October 1, November 1, and December 1, 2010. However, pursuant to the note agreements, the Company has a 120-day grace period to pay missed payments before the notes are in default. On January 5, 2011, the Company paid the October 1 note payments due on these related party notes. Management expects to continue to pay all payments due prior to the expiration of the 120-day grace periods.

Note Payable to Former Officer
In August 2006, Peter Berry, the Company’s former Chief Executive Officer, agreed to convert his deferred salaries to a long-term note payable. Under the terms of this note, the Company began to make monthly payments of $3,000 to Mr. Berry in January 2007. Interest of 6% per annum on the outstanding principal balance of the note began to accrue on January 1, 2008. The note and a portion of the accrued interest were paid in March 2010 and the remaining accrued interest of $11,996 was paid in August 2010. Interest expense related to this note was $0 and $11,996 for the three and nine months ended December 31, 2010, respectively, and $1,997 and $6,785 for the three and nine months ended December 31, 2009, respectively. In February 2009, Mr. Berry resigned his position as Chief Executive Officer and on July 30, 2009 Mr. Berry resigned his position from the Board.
Consulting Agreement with Former Officer
On March 1, 2009, the Company entered into a Consulting Agreement with Peter Berry, the Company’s former Chief Executive Officer. Mr. Berry provided the Company with consulting services as an independent contractor, for a ten (10) month period from March 1, 2009 through December 31, 2009, as an advisor to the Chief Executive Officer and the Board of Directors. Related-party consulting fees for these services were $60,000 and $236,670 for the three and nine months ended December 31, 2009, respectively.
Related Party Legal Services
Since June 2005, the Company had retained the legal services of Gary C. Cannon, Attorney at Law, for a monthly retainer fee. From June 2005 to May 2009, Mr. Cannon also served as the Company’s Secretary and a member of the Company’s Board of Directors. Mr. Cannon continued to serve as Corporate Legal Counsel for the Company and served as a member of the Advisory Board. In December 2007, Mr. Cannon’s monthly retainer for legal services was increased from $6,500 per month to $9,000 per month. There were no amounts paid to Mr. Cannon during the three and nine months ended December 31, 2010. The total amount paid to Mr. Cannon for retainer fees and out-of-pocket expenses for the nine months ended December 31, 2009 was approximately $34,000. At December 31, 2010 and March 31, 2010, $0 and $7,788, respectively, of deferred board fees was included in accrued compensation and related expenses in the accompanying condensed consolidated balance sheets, respectively. During the nine months ended December 31, 2009, Mr. Cannon was granted a total of 2,578 warrants with an average exercise price of $5.91 per share. All warrants granted to Mr. Cannon were issued with an exercise price of greater than or equal to the stock price of the Company’s shares on the grant date. On May 4, 2009, Mr. Cannon resigned from the Company’s Board of Directors and in July 2009 Mr. Cannon was given 30 days notice that he was terminated as the general legal counsel and advisor to the Company.
Consulting Agreement with Officers
On July 29, 2009, the Board of Directors of the Company appointed Ms. Catherine M. Doll, a consultant, to the offices of Chief Financial Officer, Treasurer and Assistant Corporate Secretary, which became effective on August 20, 2009. Ms. Doll is the owner and chief executive officer of The Gilson Group, LLC. The Gilson Group, LLC provided the Company financial and accounting consulting services comprised of SEC and financial reporting including S-1 filings, budgeting and forecasting and finance and accounting systems implementations and conversions. Related-party consulting fees for all services provided by The Gilson Group, LLC, including a monthly retainer for the Chief Financial Officer, were approximately $129,000 and $358,000 for the three and nine months ended December 31, 2010, respectively, and approximately $86,000 and $149,000 for the three and nine months ended December 31, 2009, respectively.

Note 5. Convertible Notes Payable
The Company’s convertible debenture balances are shown below:

	December 31,	March 31,
	2010	2010
		(audited)
October 2007 Debentures	$3,150,975	$3,150,975
May 2008 Debentures	79,593	79,593

	3,230,568	3,230,568
Debt discount	(342,357)	(728,109)

Total convertible debentures, net	$2,888,211	$2,502,459

Short-term:
Current portion of convertible debentures payable, net of discount of $295,935 at December 31, 2010 and $0 at March 31, 2010	$1,704,065	$200,000
Long-term:
Convertible debentures payable, net of current portion and discount of $46,422 at December 31, 2010 and $728,109 at March 31, 2010	1,184,146	2,302,459

Total convertible debentures, net	$2,888,211	$2,502,459

The October 2007 and May 2008 debentures (together herein referred to as the “Debentures”) are convertible into shares of the Company’s common stock at a price of $3.00 per share. The Debentures bear interest at 8%. Future interest of $163,573 (in the aggregate) that accrues on the outstanding principal balance from July 1, 2010 (the date to which accrued interest was previously added to principal) to March 1, 2011 was added to the principal balance of the debentures in February 2010, with a corresponding increase to the debt discount which is amortized over the remaining life of the debt. The Company is not obligated to make any principal or additional interest payments until March 1, 2011 with respect to the outstanding balances of the Debentures, at which time the Company will be obligated to start making monthly principal payments of $200,000 plus accrued interest for a period of seventeen (17) months with a final balloon payment due on August 1, 2012.
During the three and nine months ended December 31, 2010, the Company recognized an aggregate of $135,271 and $385,752 in interest expense, respectively, due to amortization of debt discount related to the warrants, beneficial conversion features and implied interest associated with the Company’s outstanding convertible notes payable. During the three and nine months ended December 31, 2009, the Company recognized an aggregate of $1,068,978 and $4,806,547 in interest expense, respectively, due to amortization of debt discount related to the warrants and embedded conversion features associated with the Company’s outstanding convertible notes payable.
Note 6. Derivative Liabilities
In accordance with current accounting guidance, certain of the Company’s outstanding warrants to purchase shares of common stock and embedded conversion features in convertible notes payable are accounted for as derivative liabilities because these instruments have reset or ratchet provisions in the event the Company raises additional capital at a lower price, among other adjustments. Changes in fair value are recorded as non-operating, non-cash income or expense at each reporting date. If the fair value of the derivatives is higher at the subsequent balance sheet date, the Company will record a non-operating, non-cash charge. If the fair value of the derivatives is lower at the subsequent balance sheet date, the Company will record non-operating, non-cash income. As of December 31, 2010 and March 31, 2010 the Company had derivative warrant liabilities of $57,503 and $334,363, respectively.
During the three and nine months ended December 31, 2010, the Company recognized aggregate gains of $33,987 and $276,860, respectively, and aggregate gains of $4,508,352 and $3,106,802 for the three and nine months ended December 31, 2009, respectively, due to the change in fair value of its derivative instruments. See Note 2 — Organization and Summary of Significant Accounting Policies — Fair Value Measurements, for the components of changes in derivative liabilities.

The Company’s common stock purchase warrants do not trade in an active securities market, and as such, the Company estimated the fair value of these warrants using the Black-Scholes option pricing model using the following assumptions:

	December 31,	March 31,
	2010	2010
Expected term (in years)	3.25 – 4.22	3.50 – 5.00
Expected volatility	128% – 189%	178% – 204%
Risk-free interest rate	0.64% – 1.79%	1.42% – 2.69%
Expected dividends	—	—
Historical volatility was computed using daily pricing observations for recent periods that correspond to the remaining term of the warrants, which had an original term of five years from the date of issuance. The expected life is based on the remaining term of the warrants. The risk-free interest rate is based on U.S. Treasury securities with a maturity corresponding to the remaining term of the warrants.
Note 7. Commitments and Contingencies
Lease Commitments
On July 2, 2007, the Company entered into a lease agreement with Viking Investors — Barents Sea, LLC (Lessor) for a building with approximately 11,881 square feet of manufacturing and office space located at 20382 Barents Sea Circle, Lake Forest, CA, 92630. The lease agreement is for a period of two years with renewal options for three, one-year periods, beginning September 1, 2007. The lease required base lease payments of approximately $10,000 per month plus operating expenses. In connection with the lease agreement, the Company issued to the lessor a warrant to purchase 1,000 shares of common stock at an exercise price of $15.50 per share for a period of two years, valued at $15,486 as calculated using the Black Scholes option pricing model. The assumptions used under the Black-Scholes pricing model included: a risk free rate of 4.75%; volatility of 293%; an expected exercise term of 5 years; and no annual dividend rate. The Company capitalized and amortized the value of the warrant over the life of the lease and recorded the unamortized value of the warrant in other long-term assets. For the three and nine months ended December 31, 2009 the Company recognized warrant amortization of $0 and $2,970, respectively. On August 24, 2009, the Company entered into the second amendment to the lease for its manufacturing and office space. The amendment extended the lease for twelve months from the end of the existing lease term with a right to cancel the lease with a minimum of 120 day written notice at anytime as of November 30, 2009. In June 2010, Company entered into the third amendment to the lease for its manufacturing and office space. The amendment extended the lease for ninety months commencing July 1, 2010 with a right to cancel the lease with a minimum of 120 day written notice at anytime as of December 31, 2012 and adjusted the base lease payments to a range over the life of the agreement of $7,010 per month to $8,911 per month plus operating expenses.
On April 15, 2010, the Company entered into office service agreements with Regus Management Group, LLC (Lessor) for five (5) executive offices located at 402 West Broadway, San Diego, CA 92101. The office service agreements are for periods ranging from 3 to 7 months ending April 30, 2011 and subject to automatic renewal unless terminated with 90 days prior notice. The office service agreements require aggregate base lease payments of approximately $5,100 per month.
Total rental expense was approximately $43,000 and $121,000 for the three and nine months ended December 31, 2010 and $30,000 and $115,000 for the three and nine months ended December 31, 2009, respectively.
Consulting and Engineering Services
Effective November 1, 2010, the Company entered into a Second Amendment to Master Consulting and Engineering Services Agreement (the “Second Amendment”) with KLATU Networks, LLC (“KLATU”), which amends the Master Consulting and Engineering Services Agreement between the parties dated as of October 9, 2007 (the “Agreement”), as amended by the First Amendment to Master Consulting and Engineering Services Agreement between the parties dated as of April 23, 2009. The parties entered into the Second Amendment to clarify their mutual intent and understanding that all license rights granted to the Company under the Agreement, as amended, shall survive any termination or expiration of the Agreement. In addition, in recognition that the Company has paid KLATU less than the market rate for comparable services, the Second Amendment provides that if the Company terminates the Agreement without cause, which the Company has no intention of doing, or liquidates, KLATU shall be entitled to receive additional consideration for its services provided from the commencement of the Agreement through such date of termination, which additional compensation shall not be less than $2 million plus two times the “cost of work” (as defined in the Agreement). Any such additional compensation would be payable in three equal installments within 12 months following the date the amount of such additional compensation is determined.

Litigation
The Company may become a party to product litigation in the normal course of business. The Company accrues for open claims based on its historical experience and available insurance coverage. In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect upon the Company’s financial condition or results of operations.
Indemnities and Guarantees
The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying condensed consolidated balance sheets.
The Company indemnifies its directors, officers, employees and agents, as permitted under the laws of the States of California and Nevada. In connection with its facility lease, the Company has indemnified its lessor for certain claims arising from the use of the facility. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement.
In connection with the Company’s agreement with FedEx pursuant to which the Company leases to FedEx its cryogenic shippers, the Company has agreed to indemnify and hold harmless FedEx, its directors, officers, employees and agents from and against any and all claims, demands, causes of action, losses, damages, judgments, injuries and liabilities, including payment of attorney’s fees. In addition, the Company has agreed to indemnify, defend and hold harmless FedEx, its Affiliates (including the corporate patent company), directors, officers, employees and agents from and against any and all Claims by third parties based on an allegation that the use of the Company’s shippers infringes on any United States or foreign intellectual property right of such third parties, including any potential royalty payments and other costs and damages, reasonable attorneys’ fees and out-of-pocket expenses reasonably incurred by FedEx. The duration of these indemnities survive the termination or expiration of the agreement.
Note 8. Equity
Common Stock
In April 2010, the Company issued 13,636 shares of unrestricted common stock in lieu of fees paid to a consultant for services incurred in fiscal year 2010 pursuant to the Company’s Form S-8 filed on April 27, 2010. These shares were issued at a value of $1.76 per share for a total cost of $23,999 which was included in accounts payable and selling, general and administrative expenses as of and for the year ended March 31, 2010.
During August 2010, the Company closed its first round of a private placement financing to institutional and accredited investors resulting in the issuance of units consisting of 4,699,550 shares of common stock and warrants to purchase 4,699,550 shares of common stock at an exercise price of $0.77 per share, for gross cash proceeds of $3,289,701 and net cash proceeds of $2,990,953. Each unit consisting of one share, together with one warrant to purchase one share, was priced at $0.70. Certain investors that had invested in the Company’s public offering that was completed on February 25, 2010 were issued additional warrants with the same terms to purchase an aggregate of 448,333 shares of common stock in connection with this private placement. The fair market value of the warrants issued to prior investors of $307,794 was based on the Black-Scholes pricing model and recorded to paid-in capital and offset against the proceeds of the financing with no net effect on equity. In connection with the closing of this first round of financing, the Company paid a 7% fee to the placement agents of $230,279 and issued warrants to purchase 657,940 shares of the Company’s common stock, at an exercise price of $0.77, which are immediately exercisable and have a term of five years. The fair market value of the warrants issued to the placement agents of $449,938 was based on the Black-Scholes pricing model and was recorded to paid-in capital and offset against the proceeds of the financing with no net effect on equity. The Company incurred additional legal and accounting fees of $36,207 in connection with the first round of financing.
During September 2010, the Company received a $29,067 credit for certain deferred financing fees which were reclassed to additional paid in capital during the year ended March 31, 2010, and offset against the proceeds related to the February 2010 public offering.

On October 14, 2010, the Company closed on its second round of a private placement financing of its securities to certain institutional and accredited investors that commenced in August 2010. In connection with the second closing of the private placement financing, the Company received aggregate gross proceeds of $583,001 and net cash proceeds of $416,726. The investors purchased an aggregate of 832,868 units, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $0.77 per share. The warrants are immediately exercisable and have a term of five years. In connection with this second round of financing, the Company paid a 7% fee to the placement agents of $40,811 and issued a warrant to purchase 116,602 shares of Common Stock at an exercise price of $0.77 per share, which are immediately exercisable and have a term of five years. The fair market value of the warrants issued to the placement agents of $85,719 was based on the Black-Scholes pricing model and was recorded to paid-in capital and offset against the proceeds of the financing with no net effect on equity. The Company incurred additional legal and accounting fees of $122,964 in connection with the second round of financing, of which $72,862 is included in accounts payable in the accompanying unaudited condensed consolidated balance sheets.
Pursuant to the Registration Rights Agreement, on October 19, 2010, the Company filed a registration statement on Form S-1 with the Securities and Exchange Commission (“SEC”) registering the resale of the 12,287,711 shares of common stock issued to the investors that participated in both the first closing of the private placement during August 2010 and the second closing of the private placement during October 2010, and the shares of common stock underlying the warrants issued to the investors and placement agents in both closings. The registration statement was declared effective by the SEC on December 29, 2010.
Warrants and Options
In May 2010, the Company granted 40,000 warrants to a consultant to purchase shares of the Company’s common stock with an exercise price of $1.89. Of the 40,000 warrants, 20,000 warrants with a fair value of $36,030 vested upon issuance and the remaining 20,000 shares vest upon completion of certain key milestones throughout the year (see Note 2).
During the nine months ended December 31, 2010, stock options to purchase a total of 1,296,832 shares of the Company’s common stock with a weighted average fair value of $0.69 per share were granted to employees and directors (see Note 2). Included in this amount were stock options to purchase 362,232 shares of the Company’s common stock issued to the Company’s Chief Executive Officer in lieu of a cash bonus for fiscal year 2010. As of and for the year ended March 31, 2010, this bonus was included in accrued compensation and related expenses and selling, general and administrative expenses.
Note 9. Subsequent Events
On February 4, 2011, the Company consummated the first closing of a private placement to accredited investors resulting in the issuance of units consisting of 6,335,318 shares of common stock and warrants to purchase 6,335,318 shares of common stock at an exercise price of $0.77, for gross cash proceeds of $4,434,722 and net cash proceeds of $3,851,811. On February 17, 2011, the Company completed the second closing of this same private placement resulting in the issuance of units consisting of 7,026,771 shares of common stock and warrants to purchase 7,026,771 shares of common stock at an exercise price of $0.77, for gross cash proceeds of $4,918,740, of which $4,647,139 had been funded as of the date of this filing and net cash proceeds of $4,344,308, of which $4,108,015 had been disbursed to the Company as of the date of this filing. In both closings, each unit consisting of one share, together with one warrant to purchase one share, was priced at $0.70. In addition, as part of the compensation to the selling agents, warrants to purchase 2,393,825 shares of common stock were issued to the agents. The warrants issued to the investors and selling agents are immediately exercisable and have a term of five years. The Company is obligated to file a registration statement with the SEC registering the resale of the shares of common stock issued to the investors and the shares of common stock underlying the warrants issued to the investors within ninety (90) days following the close of the transaction.
On January 19, 2011, the Company issued 66,666 shares of Common Stock to BridgePointe Master Fund, LTD in connection with the conversion of $200,000 of convertible debentures into Common Stock.

40,943,178 Shares
CRYOPORT, INC.

PROSPECTUS

      Until [                       ] (25 days after the commencement of this offering), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
     You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.
The date of this prospectus is [                       ].

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table sets forth an estimate of the costs and expenses payable by us in connection with the offering described in this registration statement. All of the amounts shown are estimates except the SEC registration fee:

SEC Registration Fee	$4,767.00
Accounting Fees and Expenses	$7,000.00	*
Printing and Engraving Expenses	$20,000.00	*
Blue Sky Filing Fees	$20,000.00	*
Legal Fees and Expenses	$50,000.00	*
Miscellaneous	$15,000.00	*

Total	$116,767.00

*	Estimated
ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS
     Under the Nevada General Corporation Law and our Amended and Restated Articles of Incorporation, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care.” This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES
     The following is a summary of transactions by CryoPort during the past three years involving the issuance and sale of CryoPort’s securities that were not registered under the Securities Act. Unless otherwise indicated, the issuance of the securities in the transactions below were deemed to be exempt from registration under the Securities Act by virtue of the exemption under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering, or by virtue of the exemption under Rule 506 of the Securities Act and Regulation D promulgated thereunder.
     In February 2011, the Company conducted a private placement pursuant to which the Company sold and issued an aggregate of 13,362,089 shares of common stock at a price of $0.70 per share and common stock purchase warrants to acquire 15,755,915 shares if common stock for gross proceeds of $9,353,462.
     From August 2010 to October 2010, the Company conducted a private placement pursuant to which the Company sold and issued an aggregate of 5,532,418 shares of common stock at a price of $0.70 and common stock purchase warrants to acquire 6,755,293 shares of common stock, for gross proceeds of $3,872,702.
     In May 2010, the Company granted 40,000 warrants to a consultant to purchase shares of the Company’s common stock with an exercise price of $1.89. Of the 40,000 warrants, 20,000 warrants vested upon issuance and the remaining 20,000 shares vest upon completion of certain key milestones throughout the year.
     On March 23, 2010, the Company issued fully vested warrants to purchase 15,000 shares of common stock to Emergent Financial for continued shareholder support services. The exercise price of the warrants was $1.91 per share.
     On February 25, 2010, as a result of the Company’s public offering of units, the exercise price of certain outstanding warrants held by a former investment banker was reduced to $3.30 per share which resulted in a proportionate increase the number of shares of common stock that may be purchased upon the exercise of such warrants of 55,644 shares of common stock. In addition, the Company issued fully vested warrants to purchase 17,500 shares of common stock representing 7% of the warrants issued to Enable and BridgePointe in the public offering.
     During fiscal 2010, CryoPort issued fully vested warrants to purchase a total of 20,000 shares of common stock to various consultants in lieu of fees paid for services performed by consultants to purchase shares of CryoPort’s common stock.
     During fiscal 2010, CryoPort issued fully vested warrants to purchase 9,680 shares of common stock to members of the Board of Directors to purchase shares of CryoPort’s common stock.
     On November 3, 2009, CryoPort issued 2,456 shares of common stock upon the cashless exercises of a total of 6,500 warrants at an average exercise price of $2.80 per share.
     On October 30, 2009, CryoPort issued 5,880 shares of common stock in lieu of fees paid for services performed by the Board of Directors. These shares of common stock were issued at a value of $4.30 per share.
     On October 30, 2009, the Company issued warrants to purchase 23,951 shares of the Company’s common stock with an exercise price of $5.10 per share for commissions due in connection with an agreement to solicit the holders of certain warrants to exercise their rights to purchase shares of the Company’s common stock.
     On October 15, 2009, CryoPort issued 2,262 shares of common stock upon the cashless exercises of a total of 5,140 warrants at an average exercise price of $2.80 per share.
     On July 22, 2009, CryoPort issued a fully vested warrant to purchase 600 shares of common stock to Gary C. Cannon, who then served as CryoPort’s Corporate Legal Counsel and as a member of the Advisory Board. The exercise price of the warrant was $5.10 per share.
     On May 5, 2009, CryoPort issued 11,035 shares of common stock resulting from the cashless exercises of warrants for 11,900 shares of common stock.
     During the period July 1, 2009 through December 31, 2009, CryoPort issued an aggregate of 479,033 shares of common stock upon the exercise of outstanding warrants. The average exercise price of the warrants was $3.00 per share and CryoPort received aggregate proceeds of $1,437,100.
     During fiscal 2009, CryoPort issued 8,269 shares of common stock resulting from the cashless exercise of warrants at an average exercise price of $0.40 per share resulting in proceeds of $3,307.

     During fiscal 2009, CryoPort issued 15,002 shares of common stock resulting from the cashless exercises of options for 15,700 shares of common stock at an average market price of approximately $0.40 per share resulting in options for 698 shares of common stock used for the cashless conversion.
     During fiscal 2009, CryoPort issued 40,224 shares of common stock in lieu of fees paid to a consultant. These shares of common stock were issued at an average value of $6.10 per share for a total cost of $249,102 which has been included in selling general and administrative expenses for the year ended March 31, 2009.
     During fiscal 2009, CryoPort issued 40,000 shares of common stock for extinguishment of debt. These shares of common stock were issued at a value of $4.10 per share (based on the stock price on the agreement date) for a total cost of $164,000 which has been included in the loss on extinguishment of debt.
     During fiscal 2008, 365,272 shares of CryoPort’s common stock were sold to investors at an average price of $2.16 per share resulting in gross proceeds of $789,501.
     During fiscal 2008, CryoPort issued 15,625 shares of common stock resulting from the cashless exercises of warrants at an average exercise price of $6.90 per share resulting in proceeds of $107,500.
     During fiscal 2008, CryoPort issued 38,673 shares of common stock resulting from the cashless exercise of warrants for 46,547 shares of common stock converted using an average market price of approximately $11.90 per share resulting in 7,874 warrants used for the cashless conversion.
     During fiscal 2008, CryoPort issued 37,500 shares of common stock in lieu of fees paid to a consultant. These shares of common stock were issued at a value of $10.20 per share (based on the stock price on the agreement dates after a 15% deduction as the shares of common stock are restricted) for a total cost of $382,500 which has been included in selling general and administrative expenses for the year ended March 31, 2008.

     The following table lists the sales of shares of common stock net of offering costs (excluding exercises of options and warrants) and issuances of options and warrants during the 2010, 2009 and 2008 fiscal years.

	Fiscal 2010
	Common Stock			Warrants
			Avg.		Ex.
	$	Shares	Price	Issued	Price
Qtr 1	$—	—	$—	66,014	$4.71
Qtr 2	$—	—	$—	779,864	$4.82
Qtr 3	$—	—	$—	40,204	$5.10
Qtr 4	$—	—	$—	88,144	$3.06

	$—	—		974,226

	Fiscal 2009
	Common Stock			Warrants
			Avg.		Ex.
	$	Shares	Price	Issued	Price
Qtr 1	$—	—	$—	920,654	$6.10
Qtr 2	$—	—	$—	45,976	$8.50
Qtr 3	$—	—	$—	100,614	$8.40
Qtr 4	$—	—	$—	584,690	$5.90

	$—	—		1,651,934

	Fiscal 2008
	Common Stock			Warrants
			Avg.		Ex.
	$	Shares	Price	Issued	Price
Qtr 1	$554,140	344,334	$1.60	605,200	$3.50
Qtr 2	$145,726	20,938	$7.00	111,527	$5.50
Qtr 3	$—	—	$—	921,698	$10.30
Qtr 4	$—	—	$—	79,055	$13.80

	$699,866	365,272		1,717,480

     The issuances of the securities of CryoPort in the above transactions were deemed to be exempt from The issuances of the securities of CryoPort in the above transactions were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. With respect to each transaction listed above, no general solicitation was made by either CryoPort or any person acting on CryoPort’s behalf; and the certificates for the shares of common stock contained an appropriate legend stating such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

ITEM 16. EXHIBITS

Exhibit
No.	Description
3.1	Corporate Charter for G.T.5-Limited issued by the State of Nevada on March 15, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.2	Articles of Incorporation for G.T.5-Limited filed with the State of Nevada in May 25, 1990. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.3	Amendment to Articles of Incorporation of G.T.5-Limited increasing the authorized shares of common stock from 5,000,000 to 100,000,000 shares of common stock filed with the State of Nevada on October 12, 2004. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.4	Amendment to Articles of Incorporation changing the name of the corporation from G.T.5-Limited to CryoPort, Inc. filed with the State of Nevada on March 16, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.4.1	Amended and Restated Articles of Incorporation dated October 19, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K filed October 19, 2007.

3.4.2	Certificate of Amendment to Articles of Incorporation filed with the State of Nevada on November 2, 2009. Incorporated by reference to CryoPort’s Amendment No. 1 to Form S-1/A Registration Statement dated January 12, 2010.

3.4.3	Certificate of Amendment to Amended and Restated Articles of Incorporation filed with the State of Nevada on February 3, 2010. Incorporated by reference to CryoPort’s Current Report on Form 8-K filed on February 5, 2010.

3.5	Amended and Restated By-Laws of CryoPort, Inc. adopted by the Board of Directors on June 22, 2005 and amended by the Certificate of Amendment of Amended and Restated Bylaws of CryoPort, Inc. adopted by the Board of Directors on October 9, 2009. Incorporated by reference to CryoPort’s Amendment No. 1 to Form S-1/A Registration Statement dated January 12, 2010.

3.6	Articles of Incorporation of CryoPort Systems, Inc. filed with the State of California on December 11, 2000, including Corporate Charter for CryoPort Systems, Inc. issued by the State of California on December 13, 2000. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.7	By-Laws of CryoPort Systems, Inc. adopted by the Board of Directors on December 11, 2000. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.8	CryoPort, Inc. Stock Certificate Specimen. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.9	Code of Conduct for CryoPort, Inc. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.10	Code of Ethics for Senior Officers of CryoPort, Inc. and subsidiaries. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.11	Statement of Policy on Insider Trading. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.12	CryoPort, Inc. Audit Committee Charter, under which the Audit Committee will operate, adopted by the Board of Directors on August 19, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.13	CryoPort Systems, Inc. 2002 Stock Incentive Plan adopted by the Board of Directors on October 1, 2002. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.14	Stock Option Agreement ISO — Specimen adopted by the Board of Directors on October 1, 2002. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

Exhibit
No.	Description
3.15	Stock Option Agreement NSO — Specimen adopted by Board of Directors on October 1, 2002. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.16	Warrant Agreement — Specimen adopted by the Board of Directors on October 1, 2002. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

3.17	Patents and Trademarks

3.17.1	CryoPort Systems, Inc. Patent #6,467,642 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

3.17.2	CryoPort Systems, Inc. Patent #6,119,465 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

3.17.3	CryoPort Systems, Inc. Patent #6,539,726 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

3.17.4	CryoPort Systems, Inc. Trademark #7,583,478,7 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

3.17.5	CryoPort Systems, Inc. Trademark #7,586,797,8 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

3.17.6	CryoPort Systems, Inc. Trademark #7,748,667,3 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

3.17.7	CryoPort Systems, Inc. Trademark #7,737,454,1 information sheet and Assignment to CryoPort Systems, Inc. document. On File with CryoPort.

4.1	Form of Debenture — Original Issue Discount 8% Secured Convertible Debenture dated September 28, 2007. Incorporated by reference to CryoPort’s Registration Statement on Form SB-2 dated November 9, 2007.

4.1.1	Amendment to Convertible Debenture dated February 19, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated March 7, 2008 and referred to as Exhibit 10.1.10.

4.1.2	Amendment to Convertible Debenture dated April 30, 2008. CryoPort’s Current Report on Form 8-K dated April 30, 2008 and referred to as Exhibit 10.1.11.

4.1.2.1	Annex to Amendment to Convertible Debenture dated April 30, 2008. CryoPort’s Current Report on Form 8-K dated April 30, 2008 and referred to as Exhibit 10.1.11.1.

4.1.3	Amendment to Convertible Debenture dated August 29, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated August 29, 2008.

4.1.4	Amendment to Convertible Debenture effective January 27, 2009 and dated February 20, 2009. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated February 19, 2009.

4.1.5	Amendment to Debentures and Warrants with Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, BridgePointe Master Fund Ltd. and CryoPort Inc. dated September 1, 2009. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated September 17, 2009.

4.1.6	Amendment to Debentures and Warrants, Agreement and Waiver with Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, BridgePointe Master Fund Ltd. and CryoPort Inc. dated January 12, 2010. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated January 15, 2010.

4.1.7	Amendment Agreement with Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, BridgePointe Master Fund Ltd. and CryoPort Inc. dated February 1, 2010. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated February 3, 2010.

4.1.8	Amended and Restated Amendment Agreements with Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, BridgePointe Master Fund Ltd. and CryoPort Inc. dated February 19, 2010. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated February 26, 2010.

Exhibit
No.	Description
4.1.9	First Amendment to Amended and Restated Amendment Agreements with Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, BridgePointe Master Fund Ltd. and CryoPort Inc. dated February 23, 2010. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated February 26, 2010.

4.2	Form of Common Stock Purchase Warrant dated September 28, 2007. Incorporated by reference to CryoPort’s Registration Statement on Form SB-2 dated November 9, 2007.

4.3	Original Issue Discount 8% Secured Convertible Debenture dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008.

4.4	Common Stock Purchase Warrant dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008

4.5	Common Stock Purchase Warrant dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008

4.6	Form of Warrant and Warrant Certificate in connection with the February 25, 2010 public offering. Incorporated by reference to CryoPort’s Amendment No. 5 to Form S-1/A Registration Statement dated February 9, 2010.

4.7	Form of Securities Purchase Agreement in connection with the August to October 2010 private placement. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

4.8	Form of First Amendment to Security Purchase Agreement in connection with the August to October 2010 private placement. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

4.9	Form of Securities Purchase Agreement (Continuation of the Placement) in connection with the August to October 2010 private placement. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

4.10	Registration Rights Agreement in connection with the August to October 2010 private placement. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

4.11	Form of Joinder to Registration Rights Agreement in connection with the August to October 2010 private placement. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

4.12	Form of Securities Purchase Agreement in connection with the February 2011 private placement.*

4.13	Form of Registration Rights Agreement in connection with the February 2011 private placement.*

5.1	Legal Opinion of Snell & Wilmer L.L.P.**

10.1.1	Stock Exchange Agreement associated with the merger of G.T.5-Limited and CryoPort Systems, Inc. signed on March 15, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.2	Commercial Promissory Note between CryoPort, Inc. and D. Petreccia executed on August 26, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.3	Commercial Promissory Note between CryoPort, Inc. and J. Dell executed on September 1, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.4	Commercial Promissory Note between CryoPort, Inc. and M. Grossman executed on August 25, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.5	Commercial Promissory Note between CryoPort, Inc. and P. Mullens executed on September 2, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.6	Commercial Promissory Note between CryoPort, Inc. and R. Takahashi executed on August 25, 2005. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006.

10.1.7	Exclusive and Representation Agreement between CryoPort Systems, Inc. and CryoPort Systems, Ltda. executed on August 9, 2001. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006 and referred to as Exhibit 10.1.8.

10.1.8	Secured Promissory Note and Loan Agreement between Ventana Group, LLC and CryoPort, Inc. dated May 12, 2006. Incorporated by reference to CryoPort’s Registration Statement on Form 10-SB/A4 dated February 23, 2006 and referred to as Exhibit 10.1.9.

Exhibit
No.	Description
10.2	Business Alliance Agreement dated April 27, 2007, by CryoPort, Inc. and American Biologistics Company LLC. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated April 27, 2007 and referred to as Exhibit 10.3.

10.2.1	Corrected Business Alliance Agreement dated April 27, 2007, by CryoPort, Inc. and American Biologistics Company LLC. Incorporated by reference to CryoPort’s Current Report on Form 8-K/A dated May 2, 2007 and referred to as Exhibit 10.3.1.

10.3	Consultant Agreement dated April 18, 2007 between CryoPort, Inc. and Malone and Associates, LLC. Incorporated by reference to CryoPort’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007 and referred to as Exhibit 10.4.

10.4	Lease Agreement dated June 26, 2007 between CryoPort, Inc. and Viking Investors — Barents Sea LLC. Incorporated by reference to CryoPort’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007 and referred to as Exhibit 10.5.

10.4.1	Second Amendment To Lease: Renewal dated August 24, 2009, between CryoPort, Inc. and Viking Inventors-Barents Sea LLC. Incorporated by reference to CryoPort’s Amendment No. 1 to Form S-1/A Registration Statement dated January 12, 2010.

10.5	Securities Purchase Agreement dated September 27, 2007. Incorporated by reference to CryoPort’s Registration Statement on Form SB-2 dated November 9, 2007 and referred to as Exhibit 10.6.

10.6	Registration Rights Agreement dated September 27, 2007. Incorporated by reference to CryoPort’s Registration Statement on Form SB-2 dated November 9, 2007 and referred to as Exhibit 10.7.

10.7	Security Agreement dated September 27, 2007. Incorporated by reference to CryoPort’s Registration Statement on Form SB-2 dated November 9, 2007 and referred to as Exhibit 10.8.

10.8	Sitelet Agreement between FedEx Corporate Services, Inc. and CryoPort Systems, Inc. dated January 23, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated February 1, 2008 and referred to as Exhibit 10.9.

10.9	Securities Purchase Agreement dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008 and referred to as Exhibit 10.10.

10.10	Registration Rights Agreement dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008 and referred to as Exhibit 10.11.

10.11	Waiver dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008 and referred to as Exhibit 10.12.

10.12	Security Agreement dated May 30, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated June 9, 2008 and referred to as Exhibit 10.13.

10.13	Board of Directors Agreement between Larry G. Stambaugh and CryoPort, Inc. dated December 10, 2008. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated December 5, 2008 and referred to as Exhibit 10.15.

10.14	Rental Agreement with FedEx Corporate Services and CryoPort, Inc. dated May 15, 2009 (CryoPort has filed a Confidential Treatment Request under Rule 24b-5 of the Exchange Act, for parts of this document). Incorporated by reference to CryoPort’s Annual Report on Form 10-K for the year ended March 31, 2009 and referred to as Exhibit 10.16.

10.15	Settlement Agreement and Mutual Release with Dee Kelly and CryoPort, Inc. dated July 24, 2009. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated July 20, 2009 and referred to as Exhibit 10.14.

10.16	Consent, Waiver and Agreement with Enable Growth Partners LP, Enable Opportunity Partners LP, Pierce Diversified Strategy Master Fund LLC, Ena, BridgePointe Master Fund Ltd. and CryoPort Inc. and its subsidiary dated July 30, 2009. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated July 29, 2009 and referred to as Exhibit 10.15.

10.17	Employment Agreement with Larry G. Stambaugh and CryoPort, Inc. dated August 1, 2009. Incorporated by reference to CryoPort’s Current Report dated August 21, 2009 and referred to as Exhibit 10.19.

Exhibit
No.	Description
10.18	Letter Accepting Consulting Agreement dated October 1, 2007 with Carpe DM, Inc. and CryoPort, Inc. Incorporated by reference to CryoPort, Inc.’s Registration Statement on Form S-8 dated March 25, 2009 and referred to as Exhibit 10.1.

10.19	Master Consulting and Engineering Services Agreement dated October 9, 2007 with KLATU Networks, LLC and CryoPort, Inc. Incorporated by reference to CryoPort, Inc.’s Registration Statement on Form S-8 dated March 25, 2009 and referred to as Exhibit 10.2.

10.20	Investment Banker Termination Agreement dated April 6, 2009 with Bradley Woods & Co. Ltd., SEPA Capital Corp., Edward Fine, and CryoPort, Inc. Incorporated by reference to CryoPort, Inc.’s Registration Statement on Form S-8 dated April 13, 2009 and referred to as Exhibit 10.1.

10.21	Attorney-Client Retainer Agreement with Gary Curtis Cannon and CryoPort, Inc. dated December 1, 2007. Incorporated by reference to CryoPort, Inc.’s Registration Statement on Form S-8 dated June 11, 2009 and referred to as Exhibit 10.3.

10.22	CryoPort, Inc., 2009 Stock Incentive Plan. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated October 9, 2009 and referred to as Exhibit 10.21.

10.23	CryoPort, Inc., Form Incentive Stock Option Award Agreement under the CryoPort, Inc., 2009 Stock Incentive Plan. Incorporated by reference to CryoPort’s Current Report on Form 8-K dated October 9, 2009 and referred to as Exhibit 10.22.

10.24	Warrant issued to Rodman & Renshaw, LLC in connection with the February 25, 2010 public offering. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

10.25	Form of Non-Qualified Stock Option Award Agreement under the CryoPort, Inc. 2009 Stock Incentive Plan. Incorporated by reference to CryoPort’s Registration Statement on Form S-8 dated April 27, 2010.

10.26	Underwriting Agreement with Rodman & Renshaw, LLC and CryoPort in connection with the February 25, 2010 public offering. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

10.27	Letter of Engagement with Maxim Group, LLC and CryoPort dated as of June 16, 2010. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

10.28	Second Amendment to Engagement Agreement with Maxim Group, LLC. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

10.29	Selling Agency Agreement for CryoPort, Inc. Stock and Warrants with Emergent Financial Group, Inc. and CryoPort dated as of July 27, 2010. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

10.30	Addendum to Selling Agency Agreement for CryoPort, Inc. Stock and Warrants with Emergent Financial Group, Inc. and CryoPort dated as of August 31, 2010. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

10.31	Agreement dated as of January 13, 2010, between CryoPort, Inc. and Federal Express Corporation. Incorporated by reference to CryoPort’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

10.32	First Amendment to Master Consulting and Engineering Services Agreement dated as of April 23, 2009, between CryoPort, Inc. and KLATU Networks, LLC. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

10.33	Second Amendment to Master Consulting and Engineering Services Agreement dated as of November 1, 2010, between CryoPort, Inc. and KLATU Networks, LLC. Incorporated by reference to CryoPort’s Registration Statement on Form S-1 dated October 19, 2010.

10.34	Selling Agency Agreement between CryoPort, Inc. and Emergent Financial Group, Inc. dated as of February 4, 2011.*

10.35	Consent to Appointment of Co-Agent Agreement between CryoPort, Inc. and Emergent Financial Group, Inc. dated as of February 10, 2011.*

10.36	Letter Agreement between CryoPort, Inc. and Maxim Group LLC dated February 11, 2011.*

23.1	Consent of Independent Registered Public Accounting Firm — KMJ Corbin & Company LLP.*

23.2	Consent by Snell & Wilmer L.L.P. (included in Exhibit 5.1)*

24	Power of Attorney*

*	Filed herewith

**	Previously filed

ITEM 17. UNDERTAKINGS
     *(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.
     (6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to this offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in this offering made by the undersigned registrant to the purchaser.
     *(f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     *(i) The undersigned registrant hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     *Paragraph references correspond to those of Regulation S-K, Item 512.

SIGNATURES
     Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Forest, California, on this April 1, 2011.

CRYOPORT, INC.
By:	/s/ Larry G. Stambaugh
Larry G. Stambaugh
Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry G. Stambaugh his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Larry G. Stambaugh Larry G. Stambaugh	Director and Chief Executive Officer (Principal Executive Officer)	April 1, 2011

/s/ Catherine Doll Catherine Doll	Chief Financial Officer (Principal Financial and Accounting Officer)	April 1, 2011

/s/ Carlton M. Johnson, Jr. Carlton M. Johnson, Jr.	Director	April 1, 2011

/s/ Adam M. Michelin Adam M. Michelin	Director	April 1, 2011